                                                                        EX-99.1

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                          SHARE PURCHASE AGREEMENT



                             ------------------



                                    among

                           SECURITY SERVICES PLC,

                      SECURICOR COMMUNICATIONS LIMITED,

                           3 NET HOLDINGS LIMITED,

                           SECURICOR 3 NET LIMITED

                                     and

                                TELTREND INC.



                             ------------------




                            DATED AUGUST 28, 1997


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





                              TABLE OF CONTENTS



SECTION                                                                  PAGE
-------                                                                  ----

                                  ARTICLE I
                            DEFINITIONS AND TERMS
1.1   Specific Definitions                                                 2
1.2   Other Terms                                                         15
1.3   Other Definitional Provisions                                       15

                                 ARTICLE II
                         PURCHASE AND SALE OF SHARES

2.1   Purchase and Sale of Shares                                         16
2.2   Purchase Price and Adjustment                                       16
      (a) Purchase Price                                                  16
      (b) Preparation of Closing and Pro Forma Closing
           Balance Sheets                                                 16
      (c) Review of and Resolution of Disputes Relating to
          Closing and Pro Forma Closing Balance Sheets                    17
      (d) Access to Information and Participation in Audit                18
      (e) Purchase Price Adjustment                                       18
      (f) Purchase Price Allocation                                       19
2.3   Closing                                                             19
      (a) Closing Date and Location                                       19
      (b) Closing Deliveries by Sellers                                   19
      (c) Closing Deliveries by Teltrend                                  21
2.4   Certain Transfer Costs                                              22

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1   Organization of Sellers                                             22
3.2   Authorization                                                       22
3.3   Consents and Approvals                                              23
3.4   Noncontravention                                                    23
3.5   Binding Effect                                                      23
3.6   Brokers' Fees                                                       23
3.7   Organization and Qualification of Company and
      Subsidiaries                                                        24
3.8   Capitalization of Company and Subsidiaries                          24
3.9   Title to Shares and Capital of Subsidiaries                         25
3.10  Financial Statements                                                25
3.11  Borrowing and Bank Facilities                                       27
3.12  Absence of Certain Changes                                          28
3.13  Litigation                                                          29


3.14  Personal Property                                                   30
3.15  Intellectual Property                                               30
3.16  Real Property                                                       32
3.17  General Tax Matters                                                 34
3.18  U.K. Tax Matters                                                    37
3.19  Compliance with Laws                                                44
3.20  Licenses and Permits                                                45
3.21  Suppliers                                                           45
3.22  Customers                                                           45
3.23  Environmental Matters                                               46
3.24  Inventory                                                           47
3.25  Insurance                                                           47
3.26  Material Contracts                                                  48
3.27  U.K. Pension Schemes                                                49
3.28  Other Employee Benefits and Related Matters                         50
3.29  Labor Matters                                                       51
3.30  Guarantees                                                          52
3.31  Powers of Attorney                                                  52
3.32  Title Deeds                                                         52
3.33  Intercompany Agreements                                             52
3.34  Accounts and Notes Receivable                                       53
3.35  Restrictions                                                        53
3.36  Certain Business Practices                                          53
3.37  Miscellaneous                                                       53

                                 ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF TELTREND

4.1   Organization                                                        53
4.2   Corporate Authorization                                             54
4.3   Binding Effect                                                      54
4.4   Brokers' Fees                                                       54

                                  ARTICLE V
                                  COVENANTS

5.1   Access Prior to Closing                                             54
5.2   Conduct of Business; Other Specific Covenants                       55
5.3   Best Efforts                                                        57
5.4   Continued Effectiveness of Representations and
      Warranties/Covenants                                                57
5.5   Confidentiality                                                     58
5.6   Public Announcements                                                58
5.7   Employee Benefit Plans                                              59
      (a) Liability Under Seller Plans                                    59
      (b) Transitional Access to Seller Plans                             59
5.8   Further Assurances                                                  60
5.9   Covenant Not to Compete                                             61




5.10  No Shop Clause                                                      61
5.11  Assignment of Certain Agreement                                     62
5.12  Securicor Name                                                      62
5.13  Purchaser Names                                                     62
5.14  Books and Records                                                   62
5.15  Certain Covenants Regarding Representations and
      Warranties                                                          63
5.16  Set Off                                                             64
5.17  Preparation of Financial Statements                                 64
5.18  Guarantees                                                          64
5.19  Restrictive Trade Practices Act of 1976                             65
5.20  Commercial Filings                                                  65
5.21  Elimination of Certain Encumbrances                                 65
5.22  Baker Tilly Financial Statements                                    65
5.23  Tax Elections for Purposes of U.S. Code Section 338                 66
5.24  Settlement of Matters with Respect to Ringway House                 66
5.25  Certain Actions with Respect to NDL                                 66
5.26  Regulatory Fillings                                                 66
5.27  3Net Australia Lease Arrangements                                   66
5.28  Certain Outstanding Powers and Arrangements                         67

                                 ARTICLE VI
                CONDITIONS TO OBLIGATION OF TELTREND TO CLOSE

6.1   Representations and Warranties                                      67
6.2   Performance                                                         67
6.3   Results of Operations; No Material Adverse Effect                   67
6.4   Delivery of Documents                                               67
6.5   Consents; No Legal Obstruction                                      68

                                 ARTICLE VII
                CONDITIONS TO OBLIGATION OF SELLERS TO CLOSE

7.1   Representations and Warranties                                      68
7.2   Performance                                                         69
7.3   Delivery of Documents                                               69
7.4   No Legal Obstruction                                                69




                                ARTICLE VIII
                                 TERMINATION
8.1   Termination                                                         69
8.2   Effect of Termination                                               70

                                 ARTICLE IX
                        INDEMNIFICATION AND SURVIVAL

9.1   Indemnification of Teltrend                                         70
9.2   Indemnification of Sellers                                          71
9.3   Foreign Currency Adjustments                                        72
9.4   Procedures for Indemnification                                      73
      (a) Notice of Third Party Claims                                    73
      (b) Legal Defense of Third Party Claims                             73
      (c) Settlement of Third Party Claims                                73
      (d) Other Claims                                                    74
9.5   Indemnification Payments                                            74
9.6   Obligations Absolute                                                74
9.7   Remedies Cumulative                                                 75
9.8   Exchange of Information                                             75
9.9   Contribution                                                        75
9.10  Survival                                                            76
9.11  Relationship to Tax Deed                                            76

                                  ARTICLE X
                                MISCELLANEOUS

10.1  Written Agreement to Govern                                         76
10.2  Severability                                                        77
10.3  Notices                                                             77
10.4  Counterparts                                                        78
10.5  Law to Govern                                                       78
10.6  Successors and Assigns                                              78
10.7  Gender and Headings                                                 78
10.8  Annexes                                                             79
10.9  Waiver of Provisions                                                79
10.10 Expenses                                                            79
10.11 Recitals                                                            79
10.12 No Third Party Beneficiaries                                        80
10.13 Sellers Actions Under the Transaction Documents                     80


                               LIST OF ANNEXES


ANNEX                       TITLE
-----                       -----
Annex 1.1                   Particulars of Sellers and the Company
Annex 1.2                   Particulars of Teltrend
Annex 1.3                   Form of Tax Deed
Annex 2.3(b)(xiii)          Intellectual Property to be Assigned


                          SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into this 28th day of August, 1997, by and among SECURITY SERVICES PLC, a company incorporated in England and Wales the particulars of which are set forth on Annex 1.1 hereto ("Securicor"), SECURICOR COMMUNICATIONS LIMITED, a company incorporated in England and Wales the particulars of which are set forth on Annex 1.1 hereto ("SECURICOR COMMUNICATIONS"), 3 NET HOLDINGS LIMITED, a company incorporated in England and Wales the particulars of which are set forth on Annex 1.1 hereto ("3Net HOLDINGS" and, together with Securicor and Securicor Communications, the "Sellers"), SECURICOR 3 NET LIMITED, a company incorporated in England and Wales the particulars of which are set forth on Annex 1.1 hereto (the "COMPANY"), and TELTREND INC., a Delaware corporation the particulars of which are set forth on Annex 1.2 hereto ("Teltrend").

                           PRELIMINARY STATEMENTS

     A. Securicor is the direct or indirect parent holding company of each of the other Sellers, the Company and each of the Subsidiaries (as defined below). 3Net Holdings is the direct owner of 100% of the issued shares in the capital of the Company and the direct owner of 100% of the issued capital stock of Securicor 3Net Inc. ("3NET DELAWARE").

     B. Securicor and the other Sellers desire to sell to Teltrend, and Teltrend desires to purchase from Securicor and the other Sellers, the Company and Subsidiaries (as defined below) by Securicor and Securicor Communications causing 3Net Holdings to sell to Teltrend all of the issued shares of capital stock of 3Net Delaware and all of the issued shares in the capital of the Company. Securicor Communications and Securicor, as the direct and indirect parent company, respectively, of 3Net Holdings have asked 3Net Holdings to enter into this Agreement and are themselves entering into this Agreement in consideration, among other things, of the execution and delivery hereof by 3Net Holdings.

     C. This Agreement and the Ancillary Agreements (as defined below) set forth the terms and conditions applicable to the aforementioned purchases and sales.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereto hereby agree as follows:

                                  ARTICLE I
                            DEFINITIONS AND TERMS

     1.1 SPECIFIC DEFINITIONS. As used in this Agreement and in the Ancillary Agreements, the following terms shall, except as otherwise expressly provided herein or therein, have the meanings set forth or referenced below:

         "3NET AUSTRALIA" means Securicor 3Net Pty Limited, a company organized under the laws of the state of Queensland, Australia, the particulars of which are set forth on Schedule 1.9 to the Disclosure Memorandum.

         "3NET CHINA" means Securicor 3Net (Beijing) Networking Co. Limited, a company organized under the laws of the People's Republic of China, the particulars of which are set forth on Schedule 1.9 to the Disclosure Memorandum.

         "3NET DELAWARE" means Securicor 3Net Inc., a Delaware corporation, the particulars of which are set forth on Schedule 1.9 to the Disclosure Memorandum.

         "3NET GROUP" collectively refers to the Company and the Subsidiaries.

         "3NET HOLDINGS" means 3 Net Holdings Limited, a corporation incorporated in England and Wales, the particulars of which are set forth on ANNEX 1.1 hereto.

         "ADJUSTMENT" has the meaning set forth in SECTION 2.2(e) hereof.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such first Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For the avoidance of doubt, a member of the board of directors of a Person is an Affiliate of that Person.

         "AGREEMENT" means this Share Purchase Agreement and the Annexes hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "ANCILLARY AGREEMENTS" means the Disclosure Memorandum, Tax Deed and each other agreement entered into by or among the parties hereto or any of their Affiliates in connection with the consummation of the transactions contemplated hereby, in each case as the same may be amended or supplemented from time to time in accordance with the terms hereof or thereof.

         "ANNUAL FINANCIAL STATEMENTS" means the unaudited special purpose consolidated combined balance sheet, combined profit and loss account and combined statement of total recognized gains and losses of the Company and the Subsidiaries as at and for the financial year ended September 30, 1996, together in each case with the related notes, previously delivered to Teltrend and included in
Schedule 1.1 to the Disclosure Memorandum.

         "ANTICOMPETITION ACTS" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as well as any other similar Law of any other jurisdiction.

         "APPLICABLE TAX LAW" means any applicable Law of any nation, state, region, province, locality, municipality or other jurisdiction relating to Taxation, including regulations and other official pronouncements of any governmental entity or political subdivision of such Jurisdiction charged with interpreting such Laws.

         "Approved" means approved by the U.K. Board of Inland Revenue and treated by them as an exempt approved scheme under Chapter I Part XIV of ICTA.

         "BAKER TILLY" means Baker Tilly, Chartered Accountants, independent public accountants.

         "BAKER TILLY FINANCIAL STATEMENTS" means the following financial statements and related documentation for the Company and the Subsidiaries, audited by Baker Tilly in accordance with generally accepted accounting principles in the United States: (i) an audited consolidated special purpose balance sheet as at September 30, 1995; (ii) an audited consolidated special purpose balance sheet as at September 30, 1996 and an audited consolidated special purpose income statement, statement of cash flows and statement of changes in shareholders' equity for the financial year ended September 30, 1996; (iii) an opinion of Baker Tilly to the effect that such firm has audited the financial statements identified in the foregoing clauses (i) and (ii) in accordance with generally accepted auditing standards in the United States and that such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, consistently applied, and give a true and fair view of the combined financial position of the Company and the Subsidiaries as at September 30, 1995 and September 30, 1996 and of the combined results of operations and cash flows of the Company and the Subsidiaries for the financial year ended September 30, 1996; and (iv) a consent to the reference to Baker Tilly and the inclusion of all or any of the items identified in the foregoing clauses (i), (ii) and (iii) in any filing made by Teltrend pursuant to the securities laws of the United States, in a form satisfactory to Teltrend and Baker Tilly.

         "BALANCE SHEET" means the unaudited consolidated combined balance sheet of the Company and the Subsidiaries as at June 30, 1997, together with the related notes, previously delivered to Teltrend and included in SCHEDULE 1.2 to the Disclosure Memorandum.

         "BOOKS AND RECORDS" means all lists, files and other documents of or relating to the Company, any Subsidiary or the Business, and all general ledgers and underlying books of original entry and other financial records of or relating to the

Company, any Subsidiary or the Business, including Taxation Returns and Taxation records.

         "Business" refers collectively to the businesses and operations that are or were at any time since September 30, 1995 conducted by the Company or any Subsidiary.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or any other day on which either (i) banks in New York City are authorized or obligated by Law or executive order to close or (ii) clearing banks in the City of London are not ordinarily open for business. "CLAIMS" has the meaning set forth in SECTION 3.13(I) hereof.

         "CLOSING" means the closing of the transactions contemplated by this Agreement.

         "CLOSING BALANCE SHEET" has the meaning set forth in SECTION 2.2(b) hereof.

         "CLOSING DATE" has the meaning set forth in SECTION 2.3(A) hereof.

         "CLOSING EXCHANGE RATE" means (a) with respect to amounts expressed in pounds, the official dollar-pound exchange rate published by The Financial Times on the second Business Day immediately preceding the Closing Date, and
(b) with respect to amounts expressed in any other currency denomination, the official dollar exchange rate for such currency denomination published by The Financial Times on the second Business Day immediately preceding the Closing Date.

         "COMPANIES ACT" means the U.K. Companies Act 1985, as amended by the U.K. Companies Act 1989.

         "COMPANY" means Securicor 3 Net Limited, a company incorporated in England and Wales, the particulars of which are set forth on ANNEX 1.1 hereto.

         "CONFIDENTIALITY AGREEMENT" means the Letter of Confidentiality executed by Teltrend on June 27, 1997 in favor of the Company.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in SECTION 5.5 hereof.

         "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

         "CONTRACTS" means, with respect to the Company or any Subsidiary, all agreements, contracts, Intellectual Property licenses, leases, purchase orders and other arrangements and commitments of a contractual nature, whether oral or in writing, (i) to which the Company or such Subsidiary is a party, (ii) by which the assets of the Company or such Subsidiary are bound or (iii) which otherwise relate to the Business (including any general terms and conditions of purchase or sale or product warranties included or incorporated by reference in any of the foregoing).

         "CONTROL" (including, with correlative meanings, "CONTROLLING" and under common "CONTROL" with) means the power to control, directly or indirectly, the management or policies of a Person, through the ownership of voting securities, by contract, as a general partner of a partnership or otherwise.

         "CPA Firm" has the meaning set forth in Section 2.2(c) hereof.

         "DISCLOSURE MEMORANDUM" means the Disclosure Memorandum, dated and signed by the parties hereto as of the date hereof, to which are attached the various Schedules referred to in various representations and warranties, covenants and indemnification and other provisions set forth herein.

         "EMPLOYEE BENEFIT PLAN" means any ERISA Plan and any pension, retirement, early retirement, welfare (e.g., life insurance, disability insurance or health insurance), bonus, profit sharing, incentive or deferred compensation, stock option, stock appreciation, phantom stock, severance, termination, reduction in force, retention, change of control, relocation, salary continuation, vacation, educational assistance or other employee or retiree benefit or compensation plan, program, agreement, policy, understanding or arrangement, whether written or unwritten, that provides or may provide benefits or compensation to any employee or former employee of the Company, any Subsidiary or the Business (in respect of such individual's service thereto) or such employee's or former employee's beneficiaries or dependents.

         "ENCUMBRANCES" means any liens, charges (fixed or floating), mortgages, suretyships, attachments, encumbrances, pledges, security interests, claims, depository receipts, pre-emptive rights, voting trusts or shareholder agreements, exceptions, usufructs, options, calls, title defects, licenses or any other restrictions or third-party rights of any kind or nature whatsoever now or hereafter attaching.

         "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, claim, demand, abatement or other order or directive (conditional or otherwise), judgment, lien or other assessment by any Governmental Authority or any other Person for personal injury
(including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental leaks or spills) of, or exposure to, any Hazardous Substances, odor or audible noise in, into or onto the environment (including the air, surface water, ground water, drinking water supply, surface or subsurface strata), at, in, by, from or related to, any of the

Company, any Subsidiary, any Prior Subsidiary or the Business, or any assets or former assets of any of the Company, any Subsidiary, any Prior Subsidiary or the Business, (ii) the transportation, storage, treatment or disposal of any Hazardous Substances in connection with the operation of the Business or any other current or former business or operations of the Company, any Subsidiary, any Prior Subsidiary, or otherwise, or (iii) the violation, or alleged violation, of any applicable Environmental Laws or any Environmental Permits by the Company, any Subsidiary or any Prior Subsidiary, or otherwise related to the Business.

         "ENVIRONMENTAL LAW" means any applicable Law in effect or pending on or prior to the Closing Date relating to (i) the protection of the environment (including air, surface water, ground water, drinking water supply, surface or subsurface strata), (ii) the exposure to, or the use, storage, recycling, treatment, generation, emission, discharge, transportation, processing, handling, holding, abatement, existence, labeling, protection, Release or disposal of, Hazardous Substances, or otherwise to pollution of the environment, nuisance or protection of human safety and health, or (iii) reporting, licensing, permitting, investigation or remediation of emissions, discharges, Releases or threatened Releases of Hazardous Substances into the air, surface water, ground water, drinking water supply, surface or subsurface strata, or relating to the manufacture, processing, distribution, storage, use, sale, treatment, receipt, disposal, transport or handling of Hazardous Substances.

         "ENVIRONMENTAL PERMITS" means any Governmental Authorization required under any Environmental Law.

         "ERNST & YOUNG" has the meaning set forth in SECTION 2.2(b) hereof.

         "ERNST & YOUNG CLOSING OPINION" has the meaning set forth m SECTION 2.2(b) hereof.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended.

         "ERISA PLAN" means an "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not such plan is subject to ERISA.

         "FINAL PRO FORMA CLOSING BALANCE SHEET" has the meaning set forth in
SECTION 2.2(c) hereof.

         "FINANCIAL DEBT" means, as of any date, the aggregate outstanding principal amount of (i) all indebtedness for borrowed money, whether short-term or long-term and whether from an Affiliate or from external sources, and (ii) all outstanding lease obligations under leases required by GAAP to be capitalized.

         "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.10(a) hereof.

         "FIXTURES AND EQUIPMENT" means all furniture, fixtures, furnishings, machinery, vehicles, equipment (including research and development equipment) and other tangible personal (movable) property owned by the Company or any Subsidiary or used in or otherwise related to the Business, all as determined in accordance with GAAP.

         "GAAP" means the generally accepted accounting principles in the United Kingdom.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States or any state thereof, the United Kingdom, Australia or any state thereof, China, New Zealand, the European Union or any political subdivision of any thereof, and any tribunal(s) or arbitrator(s) of competent jurisdiction, and any self-regulatory organization(s).

         "GOVERNMENTAL AUTHORIZATIONS" means all Consents required to carry on the Business or any other business or operations of, or transactions involving, the Company, any Subsidiary or any Prior Subsidiary under applicable Laws.

         "HAZARDOUS SUBSTANCES" means any: (a) chemicals, forms of energy, petroleum or petroleum products or derivative or fraction thereof, flammable materials, explosives, radioactive materials (including radon gas, other than that which is naturally occurring), asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls or related materials; (b) other material which contains substances defined as hazardous or toxic substances (or words of similar import), or requiring investigation, removal or remediation, under any Environmental Law; or (c) pollutant, contaminant, waste or other substance that is regulated by any Governmental Authority or under any Environmental Law.

         "ICTA" means the U.K Income and Corporation Taxes Act 1988.

         "INDEMNIFIABLE LOSSES" means, with respect to any Person, all Losses for which such Person would be entitled to indemnification pursuant to ARTICLE IX hereof.

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 9.4(a) hereof.

         "INDEMNITEE" has the meaning set forth in SECTION 9.4 (a) hereof.

         "INTANGIBLE RIGHTS" means, with respect to the Company or any Subsidiary, all rights to or in respect of claims, deposits, proceeds (including rights to or in respect of proceeds under any insurance contract or arrangement), prepayments, prepaid assets, refunds, credits, causes of action, rights of recovery, rights of set-off and recoupment, and all attorney-client, work product, and other legal privileges of the Business, the Company or any Subsidiary or of any Seller or Affiliate or any Seller with respect to the Company, any Subsidiary or the Business (or any of their respective assets) or otherwise relating to the Business.

         "INTELLECTUAL PROPERTY" means all intellectual property (and the rights and any goodwill associated therewith, whether such rights arise through ownership, license or otherwise) including the following:

         (a) trademarks, service marks, brand names, logos, certification marks, trade dress, assumed names, trade names, business and product names, slogans and other indications of origin, any goodwill associated with the foregoing, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, other than the Securicor Trademarks;

         (b) patents (including design patents, industrial designs and utility models), applications for patents (including divisions, continuations, continuations-in-part and renewal applications), patent disclosures awaiting filing determination, inventions and improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction;

         (c) technical information, manuals, instructions, know-how, processes, designs, drawings, formulae, product specifications, discoveries, improvements, methods, trade secrets and other confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person;

         (d) copyrights and design rights, including all registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof;

         (e) mask work and other semiconductor chip rights and registrations thereof;

         (f) all rights in computer software;

         (g) copies and tangible embodiments of any of the foregoing;

         (h) intellectual property rights similar to any of the foregoing; and

         (i) any claims or causes of action arising out of or related to any infringement or misappropriation by third parties of any of the foregoing.

         "INTERCOMPANY AGREEMENTS" has the meaning set forth in SECTION 3.33 hereof.

         "INTERIM FINANCIAL STATEMENTS" means the balance sheet and the unaudited consolidated combined profit and loss account and combined statement of total recognised gains and losses of the Company and the Subsidiaries for the nine-month period ended June 30, 1997, together in each case with the related notes, previously delivered to Teltrend and included in SCHEDULE 1.2 to the Disclosure Memorandum.

         "INVENTORY" means all inventory held for sale or resale by, and all raw materials, work in process, finished products, goods in transit, spares, wrapping, supply and packaging items owned by, the Company or any Subsidiary, including any consigned inventory or inventory in warehouses or other locations, all as determined in accordance with GAAP.

         "LAWS" includes all applicable provisions of all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, decrees, directives, codes, bylaws or orders of any Governmental Authority, whether federal, national, state, regional, provincial or local,
(ii) Governmental Authorizations and (iii) orders, decisions, injunctions, judgments, interpretations, awards and decrees of or agreements with any Governmental Authority.

         "LEASED REAL PROPERTY" has the meaning set forth in SECTION 3.16(a)(i) hereof.

         "LEASES" has the meaning set forth in Section 3.16(a)(i) hereof.

         "LIABILITIES" means any liabilities, obligations or commitments (pursuant to any Contract or otherwise), of any kind or nature whatsoever, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable.

         "LIBOR" has the meaning set forth in SECTION 2.2(e) hereof.

         "LICENSES" has the meaning set forth in SECTION 3.20 hereof.

         "LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 3.15(a) hereof.

         "LOSSES" means any damages, claims, losses, Liabilities, charges, actions, suits, proceedings, deficiencies, interest, penalties and costs and expenses (including reasonable attorneys' fees and reasonable accountants' fees, and removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring).

         "MATERIAL" means, depending on the context in which it is used, any item that (i) involves, could result in or does result in (a) any diminution or reduction in the value of the Company, the Business or any of the Subsidiaries or of the assets of any of the Company, the Business or any of the Subsidiaries of more than $25,000, (b) any reduction in revenues (i.e., turnover or sales), operating income or net income of any of the Company, the Subsidiaries or the Business, either individually or in the aggregate, of more than $25,000, or (c) any levy, charge or assessment against, or any accrual or incurrence by, any of the Company, the Business or any of the Subsidiaries, either individually or in the aggregate, of damages, fines, costs, expenses (including attorneys' and accountants' fees and other costs of investigation and/or litigation) or other Liabilities or Losses of any kind or nature whatsoever of more than $25,000 (in each case determined, if applicable and appropriate because the diminution, reduction, Liabilities or Losses are expressed or measured in a currency other than dollars, by reference to (1) the exchange rate for such currency into dollars as published in The Financial Times on the date of this Agreement for purposes of any statement made as of the date of this Agreement and (2) the Closing Exchange Rate for purposes of any other statement made or deemed to be made hereunder or under any other Transaction Document), or (ii) would otherwise have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means any event, occurrence, fact, condition, change or effect that is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), properties, assets, prospects, value or operations of the Company, any Subsidiary or the Business.

         "MARKED MATERIALS" has the meaning set forth in SECTION 5.12 hereof.

         "MATERIAL CONTRACTS" has the meaning set forth in SECTION 3.26 hereof.

         "MEMBER EMPLOYEES" means the employees of the Company who are active members of the Securicor Scheme on the Closing Date.

         "NDL" means Securicor 3Net (NDL) Limited, a company organized under the laws of New Zealand, the particulars of which are set forth on SCHEDULE 1.9 to the Disclosure Memorandum.

         "OBJECTION" has the meaning set forth in SECTION 2.2(c) hereof.

         "ORDINARY COURSE OF BUSINESS" means the ordinary and usual course of the Business, consistent with past custom and practice, including as to quantity, quality and frequency.

         "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property that is owned by the Company or any Subsidiary.

         "PARTICIPATION PERIOD" means the period beginning on the Closing Date and ending on November 1, 1997, or such earlier date or later date as the Sellers and Teltrend may agree.

         "PENSION SCHEMES" means the Securicor Scheme and the Save and Prosper Scheme.

         "PERMITTED ENCUMBRANCES" means: (i) Encumbrances set forth in SCHEDULE
1.3 to the Disclosure Memorandum; (ii) liens for Taxation, assessments and other governmental charges not yet due and payable or being contested in good faith by permissible proceedings; (iii) customary retention of title provisions in contracts with suppliers for the purchase of goods or equipment entered into in the Ordinary Course of Business pending payment for such goods and equipment in accordance with customary payment terms; (iv) planning, zoning, building and other similar governmental regulations; (v) unrecorded easements or rights-of-way for any utilities providing utility service to any Leased
Real Property; and (vi) encroachments that do not materially interfere with the use, occupancy or operation of any of the Leased Real Property.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

         "POST-CLOSING PERIOD" shall mean any Tax Period commencing after the Closing Date and the portion of any Straddle Period commencing after the Closing Date.

         "PRE-CLOSING PERIOD" shall mean any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing
Date.

         "PRIOR SUBSIDIARY" means any Person, 50% or more of the equity or other ownership interest of which the Company or any Subsidiary has at any time, either directly or indirectly, owned or which the Company or any Subsidiary at any time otherwise Controlled, but which Person is no longer so owned or Controlled by the Company or any Subsidiary.

         "PRO FORMA ADJUSTMENTS" means the adjustments listed on SCHEDULE 1.4 to the Disclosure Memorandum made to the Balance Sheet to arrive at the Pro Forma Balance Sheet and to the Closing Balance Sheet to arrive at the Pro Forma Closing Balance Sheet, to the extent such adjustments affect the Balance Sheet and as of the Closing continue to affect the Closing Balance Sheet.

         "PRO FORMA BALANCE SHEET" means the Balance Sheet as adjusted by the Pro Forma Adjustments, which Pro Forma Balance Sheet was previously delivered to Teltrend and is included in Schedule 1.5 to the Disclosure Memorandum.

         "PRO FORMA CLOSING BALANCE SHEET" has the meaning set forth in SECTION 2.2(b) hereof.

         "PURCHASE PRICE" has the meaning set forth in SECTION 2.2(a) hereof.

         "PURCHASER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 9.1(a) hereof.

         "PURCHASER TRANSACTION DOCUMENTS" has the meaning set forth in SECTION 2.3(c)(v) hereof.

         "PURCHASER'S WARRANTIES" has the meaning set forth in SECTION 5.15(a) hereof.

         "REAL PROPERTY" has the meaning set forth in SECTION 3.23(c) hereof.

         "RELEASE" means any release, spill, emission, abandonment of any container or receptacle containing any Hazardous Substance, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or into or out of any property owned, occupied, leased or used by the Company, any Subsidiary, any Prior Subsidiary or otherwise in connection with the Business, including the movement or migration, gradual or otherwise, of any Hazardous Substance through or in the air, soil, surface water, ground water, or land surface or subsurface strata or formation.

         "REQUIRED APPROVALS" means the Consents identified on SCHEDULE 1.6 to the Disclosure Memorandum, the receipt or completion of which shall be a condition to the consummation of Teltrend's obligations hereunder.

         "RETAINED LIABILITIES" means those Liabilities or Losses of the Company or any Subsidiary identified on SCHEDULE 1.7 to the Disclosure Memorandum, which Liabilities and Losses, to the extent that they affect the Balance Sheet, are included as a Pro Forma Adjustment to the Pro Forma Balance Sheet and shall, prior to or contemporaneously with the Closing, be assumed by a Person other than the Company or a Subsidiary.

         "RTPA" means the U.K. Restrictive Trade Practices Act 1976, as amended.

         "SAVE AND PROSPER SCHEME" means the 3 Net Save and Prosper Scheme.

         "SECURICOR" means Security Services plc, a company incorporated in England and Wales, the particulars of which are set forth on ANNEX 1.1 hereto.

         "SECURICOR COMMUNICATIONS" means Securicor Communications Limited, a company incorporated in England and Wales, the particulars of which are set forth on ANNEX 1.1 hereto.

         "SECURICOR SCHEME" means the Securicor Group Pension Scheme established by Trust Deed dated 19 December 1994 between Securicor Group Public Limited Company and Securicor Group Trustees Limited.

         "SECURICOR TRADEMARKS" means those trademarks, service marks and tradenames containing the word "SECURICOR", along with their respective registrations and applications wherever used or registered and all associated logos and goodwill.

         "SELLERS" means, collectively, Securicor, Securicor Communications and 3Net Holdings.

         "SELLER PLAN" has the meaning set forth in SECTION 5.7(a) hereof.

         "SELLER TRANSACTION DOCUMENTS" has the meaning set forth in SECTION 2.3(b)(xii) hereof.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 9.2(a) hereof.

         "SELLERS' WARRANTIES" has the meaning set forth in SECTION 5.15(a) hereof.

         "SHARES" means collectively the U.S. Shares and the U.K. Shares.

         "STATUTORY ACCOUNTS" means the (i) the financial statements of the Company as at and for the financial year ended September 30, 1996, together with the related directors' report, notes and auditors' report, and (ii) the financial statements of NDL as at and for the financial year ended September 30, 1996, together with the related directors' report and notes, each of which is included in SCHEDULE 1.8 to the Disclosure Memorandum.

         "STRADDLE PERIOD" shall mean any Tax Period that begins before and ends after the Closing Date.

         "SUBSIDIARY" means, with respect to the Company, (i) any other Person (A) which the Company, either directly or through or together with any other Subsidiary of the Company, owns 50% or more of the equity or other ownership interest of, or (B) which the Company otherwise Controls, and (ii) 3Net Delaware. A list of Subsidiaries, together with the particulars of each, is set forth as SCHEDULE 1.9 to the Disclosure Memorandum.

         "TAXATION" means (i) within the United Kingdom, corporation tax, advance corporation tax, amounts corresponding to advance corporation tax, capital gains tax, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment), the charge on payments to employers under Section 601 (1) ICTA, development land tax, inheritance tax, national insurance, capital duty, stamp duty, stamp duty reserve tax, value added tax, customs and other import or export duties and any other taxes, levies, duties, charges, imposts or withholdings corresponding to, similar to, replaced by or replacing any of them, and (ii) outside the United Kingdom, any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding, social security (including any social security charge or premium), unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) however imposed and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing, and including any transferee or secondary Liability in respect of any tax (whether by Law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

         "TAX AUTHORITY" means, with respect to any Taxation, the governmental entity or political subdivision thereof that imposes such Taxation, and the agency (if any) charged with the collection of such Taxation for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

         "TAX DEED" means the Tax Deed to be entered into by and among the Sellers, the members of the 3Net Group and Teltrend at the Closing in the form attached hereto as ANNEX 1.3.

         "TAX PERIOD" shall mean, with respect to any Taxation, the period for which the Taxation is reported as provided under Applicable Tax Laws.

         "TAX RETURN" means, with respect to any Taxation, any information return with respect to such Taxation, any report, statement, declaration or document required to be filed under the Applicable Tax Law in respect of such Taxation, any claims for refund of Taxation paid, and any amendments or supplements to any of the foregoing.

         "TELTREND" means Teltrend Inc., a Delaware corporation, the particulars of which are set forth on ANNEX 1.2 hereto.

         "THIRD PARTY CLAIM" has the meaning set forth in SECTION 9.4(a) hereof.

         "TRANSACTION DOCUMENTS" collectively refers to the Seller Transaction Documents and Purchaser Transaction Documents.

         "TRANSFER AGREEMENTS" collectively refers to the U.S. Transfer Agreement and U.K. Transfer Agreement.

         "U.K. COMPANIES" means the Company and those Subsidiaries that are incorporated under the laws of any jurisdiction of the United Kingdom.

         "U.K. LEASES" means the two Underleases dated 15 January 1996 between, in each case, Imperial Group Pension Trust Limited and Imperial Group Pension Investments Limited of the first part, the Company of the second part and Securicor of the third part, relating to, in one case, the Ground, First and Second Floors and, in the other case, the Third Floor of Block B, Ringway House, Daneshill East, Basingstoke, England.

         "U.K. SHARES" means all of the issued shares in the capital of the Company.

         "U.K. TRANSFER AGREEMENT" means a share transfer agreement with respect to the U.K. Shares in form and substance mutually agreeable to the parties.

         "U.S. CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

         "U.S. SHARES" means all of the issued shares of capital stock of 3Net Delaware.

         "U.S. TRANSFER AGREEMENT" means a share transfer agreement with respect to the U.S. Shares in form and substance mutually agreeable to the parties.

         "WARRANTIES" has the meaning set forth in SECTION 5.15(b) hereof.

         "WISDM" means Wisdm Limited, a company incorporated in England and Wales, the particulars of which are set forth on SCHEDULE 1.9 to the Disclosure Memorandum.

         1.2 OTHER TERMS. Other terms may be defined elsewhere in the preliminary statements or text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

         1.3 OTHER DEFINITIONAL PROVISIONS.

         (a) The words "HEREOF", "HEREIN", "HEREBY", and "HEREUNDER", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

         (c) The term "INCLUDING" means including, without limitation.

         (d) The terms "POUNDS" and "L" means pounds sterling.

         (e) The terms "DOLLARS" and "$" means United States dollars.

         (f) A reference to any statutory provision in this Agreement (i) includes any order, instrument, plan, regulation, permission and direction made or issued under such statutory provision or deriving validity from it, and (ii) shall also be construed as a reference to any statutory provision of which such statutory provision is a re-enactment or consolidation.

         (g) References to an article, section or paragraph are (unless otherwise stated) to an article, section or paragraph of this Agreement.

         (h) With respect to 3Net China, references to "GOVERNING DOCUMENTS" or "CONSTITUENT DOCUMENTS" shall include, without limitation, 3Net China's Approval Document, Approval Certificate, Business License, Articles of Association, Capital Verification Report, Tax Registration Certificate dated
22 July 1997 and Enterprise Legal Person Code Certificate dated 10 June 1997.

         (i) For purposes hereof, whenever a currency exchange rate is to be determined by reference to an exchange rate published in The Financial Times and The Financial Times does not include an exchange rate as of the relevant date for the currencies in question, such exchange rate shall be determined by reference to the official exchange rate of Lloyds Bank plc for such currencies as of such relevant date.

                                 ARTICLE II
                         PURCHASE AND SALE OF SHARES

         2.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions set forth herein, at the Closing 3Net Holdings shall (and the other Sellers shall cause it to) sell and transfer with full title guarantee to Teltrend, and Teltrend shall purchase from 3Net Holdings, all of the Shares, free and clear of any Encumbrances and together with all rights now or hereafter attaching to them. Teltrend shall not be obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously. 3Net Holdings waives all rights of pre-emption over any of the U.S. Shares or U.K. Shares conferred by the governing documents of 3Net Delaware or the Company or otherwise.

         2.2 PURCHASE PRICE AND ADJUSTMENT.

         (a) PURCHASE PRICE. The aggregate purchase price to be paid for the Shares (the "PURCHASE PRICE") shall be pound sterling 9,000,000, payable in dollars at the Closing (the amount of such dollar payment to be determined by applying the Closing Exchange Rate to pound sterling 9,000,000); provided, however, that (i) if the Closing Exchange Rate is greater than $1.722 per pound, the Purchase Price shall nonetheless be $15,498,000, and (ii) if the Closing Exchange Rate is less than $1.558 per pound, the Purchase Price shall nonetheless be $14,022,000. The Purchase Price shall be subject to adjustment as set forth in this SECTION 2.2.

         (b) PREPARATION OF CLOSING AND PRO FORMA CLOSING BALANCE Sheets. Within 60 days following the Closing, Teltrend shall prepare, or cause to be prepared, and deliver to Sellers (i) an audited consolidated special purpose balance sheet (the "CLOSING BALANCE SHEET") of the Company and the Subsidiaries, which shall set forth a true and fair view of the combined assets and liabilities of the Company and the Subsidiaries as of the Closing, all as determined in accordance with GAAP, consistently applied, and (ii) a pro forma closing balance sheet (the "PRO FORMA CLOSING BALANCE SHEET"), as of the Closing, consistent with the presentation of the Pro Forma Balance Sheet, and reflecting the application of the Pro Forma Adjustments to the Closing Balance Sheet (to the extent they affect the Closing Balance Sheet), the amounts of which shall be determined as of the Closing. The

Closing Balance Sheet shall be accompanied by an opinion (the "ERNST & YOUNG CLOSING OPINION") of Ernst & Young, Chartered Accountants ("ERNST & YOUNG"), to the effect that such firm has audited the Closing Balance Sheet in accordance with generally accepted auditing standards in the United Kingdom and that the Closing Balance Sheet has been prepared in accordance with GAAP, consistently applied, and gives a true and fair view of the combined financial position of the Company and the Subsidiaries as at the Closing in accordance with GAAP. The expenses of Ernst & Young in connection with their audit of the Closing Balance Sheet and preparation of the Pro Forma Closing Balance Sheet shall be shared equally by Teltrend, on the one hand, and Sellers, on the other hand.

         (c) REVIEW OF AND RESOLUTION OF DISPUTES RELATING TO CLOSING AND PRO FORMA CLOSING BALANCE SHEETS. Sellers and their accountants shall complete their review of the Closing Balance Sheet and Pro Forma Closing Balance
Sheet within 30 days after the later of (i) the date on which the Pro
Forma Closing Balance Sheet, Closing Balance Sheet and the Ernst & Young Closing Opinion are delivered to Sellers, and (ii) the date on which the Ernst & Young work papers supporting the Closing Balance Sheet and Pro
Forma Closing Balance Sheet are first made available to Sellers and their accountants. In the event that Sellers determine that any item reflected on the Pro Forma Closing Balance Sheet has not been determined on the basis set forth in this Agreement, Sellers shall so inform Teltrend in writing (the "OBJECTION"), on or before the last day of such 30-day period, setting forth a specific description of the basis or bases of the Objection and the adjustments to the Pro Forma Closing Balance Sheet which Sellers believe should be made. Teltrend shall have 30 days after its receipt of the Objection to review and respond to the Objection and the parties shall attempt in good faith to reach an agreement with respect to any matters in dispute. If Sellers and Teltrend are unable to resolve all of their differences within 45 days after delivery of the Objection, they shall refer their remaining differences to an internationally recognized firm of independent chartered accountants as to which Sellers and Teltrend shall mutually agree or, in the event that they are unable so to agree, to such a firm to be selected by the President for the time being of the Institute of Chartered Accountants in England and Wales (the "CPA FIRM").
the CPA Firm shall, acting as binding experts and not as arbitrators, determine, on the basis of the standards set forth in this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the items reflected on the Pro Forma Closing
Balance Sheet require adjustment. The CPA Firm's determination shall be conclusive and binding upon Sellers and Teltrend and shall be set forth in a written determination of the CPA Firm. The fees and disbursements of the CPA Firm shall be shared equally by Sellers, on the one hand, and Teltrend, on the other hand. Teltrend and Sellers shall each make readily available to the CPA Firm all relevant books and records and any work papers (including those of their respective accountants) relating to the Balance Sheet, Pro Forma Closing Balance Sheet and Closing Balance Sheet, and all other items reasonably requested by the CPA Firm. As used herein, the term "FINAL PRO FORMA CLOSING BALANCE SHEET" means (i) the Pro Forma Closing Balance Sheet in the event that no Objection is delivered to Sellers during the 30-day period specified above, (ii) the Pro Forma
Closing Balance Sheet, adjusted in accordance with the Objection in the event that Teltrend does not respond to the Objection within the 30-day period following receipt by Teltrend of the Objection, (iii) the Pro Forma Closing Balance Sheet, as adjusted by the mutual agreement of Sellers and Teltrend, or
(iv) the Pro Forma Closing Balance Sheet as determined by the CPA Firm in accordance with the terms hereof if Sellers and Teltrend are unable to reach any mutual agreement regarding their differences concerning the Pro Forma Closing Balance Sheet and, pursuant to the terms of this SECTION 2.2(C), refer their remaining differences to the CPA Firm.

         (d) Access TO INFORMATION AND PARTICIPATION IN AUDIT. Sellers shall, to the extent they remain in possession or control thereof at or after the Closing Date, provide (or cause to be provided) to Teltrend and its accountants all Books and Records and any other information or data relating to the pre-Closing operation of the Business and shall otherwise reasonably cooperate with Teltrend and, to the extent necessary for Teltrend's preparation of the Closing Balance Sheet and Pro Forma Closing Balance Sheet, grant Teltrend access to their personnel familiar with the pre-Closing operation of the Business. Teltrend shall provide Sellers and their accountants reasonable access to the Books and Records and any other information relating to the pre-Closing operation of the Business in accordance with SECTION 5.14(b) hereof to the extent necessary for Sellers and their accountants to review the Closing Balance Sheet and Pro Forma Closing Balance Sheet. In connection with their review of the Closing Balance Sheet and Pro Forma Closing Balance Sheet, Sellers and their accountants shall have full access to all information used by Ernst & Young and/or Teltrend in preparing or causing to be prepared the Closing Balance Sheet and Pro Forma Closing Balance Sheet. Upon completion of the audit by Ernst & Young of the Closing Balance Sheet and preparation of the Pro Forma Closing Balance Sheet, Sellers and their accountants shall have the opportunity to review Ernst & Young's work papers and to discuss proposed adjustments and other matters related to the audit with Ernst & Young.

         (e) PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be adjusted on a pound-for-pound basis (the "ADJUSTMENT") to the extent that the "Net Assets" reflected on the Final Pro Forma Closing Balance Sheet have decreased by more than pound sterling 100,000 from the amount of "Net Assets" reflected on the Pro Forma Balance Sheet. Sellers shall pay to Teltrend within five Business Days following the determination of the Final Pro Forma Closing Balance Sheet an amount in cash equal to the Adjustment, if any, plus interest thereon from the date of delivery of the Ernst & Young Closing Opinion to the date of payment at an annual rate equal to the London Interbank Offer Rate in effect on the Closing Date as reflected in The Financial Times ("LIBOR"), by wire transfer of immediately available funds to an account or accounts designated by Teltrend; provided, however, that if such payment is not made within the aforesaid five Business Days, interest thereon shall accrue thereafter at an annual rate equal to LIBOR plus 100 basis points to the date of payment. The Adjustment and interest payment shall be payable in dollars, the amount of such dollar payment to be determined by applying the Closing Exchange Rate to the amount of the Adjustment and interest payment as denominated in pounds.

         (f) Purchase Price Allocation. The Purchase Price shall be allocated between the U.S. Shares and the U.K. Shares as set forth on SCHEDULE 2.2(f) to the Disclosure Memorandum. Teltrend and each Seller shall prepare or cause to be prepared any Tax Return required to be filed in connection with or reflecting the transactions contemplated hereby on a basis consistent with the allocation of the Purchase Price as set forth in this Section 2.2(f).

         2.3 CLOSING.

         (a) CLOSING DATE AND LOCATION. The Closing shall take place at the offices of Barlow Lyde & Gilbert located at Beaufort House, 15 St Botolph Street, London EC3A 7NJ England at 9:00 a.m., local time, on September 18, 1997 (subject to SECTION 5.7(b)(iii) hereof), or at such other time or location as the parties may mutually agree. The date on which the Closing occurs shall be referred to herein as the "CLOSING DATE."

         (b) CLOSING DELIVERIES BY SELLERS. At the Closing, Sellers shall deliver, or cause to be delivered, to Teltrend, in form and substance satisfactory to Teltrend, the following:

         (i)   the Transfer Agreements, duly executed by 3Net Holdings;

         (ii) duly executed transfers of the Shares by the registered holders in favor of Teltrend (or such other Persons nominated by Teltrend) as contemplated by SECTION 2.1 hereof and the share certificates and any additional documentation necessary to establish the transferor's title to the Shares, to authorize the executions of such transfers and to allow the transferees (subject to due stamping) to be registered in the register of members of the Company and the stockholders' ledger of 3Net Delaware as holders of the U.K. Shares and U.S. Shares, respectively;

         (iii) the Tax Deed duly executed by the Sellers and the members of the 3Net Group;

         (iv) the common seal (if applicable), statutory books and other record books of the Company and each Subsidiary written-up to Closing;

         (v) the certificates in respect of all issued shares in the capital or capital stock of the Subsidiaries duly registered in the name of the Company or another Subsidiary, or, to the extent that certificates have not been and are not required to be issued in respect of the share capital of any Subsidiary, a true and complete copy of the share register of that Subsidiary showing the Company or another Subsidiary as the registered owner of all of that Subsidiary's issued share capital;


         (vi) all current cheque books relating to all bank accounts of the Company and each Subsidiary;

         (vii) resignation letters from all secretaries, directors and managing directors or members of the supervisory boards or boards of directors of the Company and the Subsidiaries who are not expected to continue to serve in such capacity or capacities after the Closing (as determined in the sole discretion of Teltrend) and resolutions or other evidence of corporate action appointing such individuals as may be designated by Teltrend in replacement thereof;

         (viii) an unqualified letter of resignation from the auditors of the Company and each Subsidiary, in the form prescribed by Section 394 of the Companies Act or as otherwise provided by Teltrend, accompanied by written confirmation that such auditors have no claims for unpaid fees or expenses;

         (ix)   [intentionally omitted];

         (x) the opinion of Messrs. Herbert Smith, dated the Closing Date, as to, among other things, the due organization of Sellers and the Company, the due authorization, execution and delivery of the Agreement and the applicable Ancillary Agreements by Sellers and the Company and the binding effect thereof (the form of which shall be agreed upon by the parties prior to Closing);

         (xi)   evidence that all Required Approvals have been obtained;

         (xii) certificates, duly executed by each Seller and dated the Closing Date, to the effect that (A) all representations and warranties of such Seller contained in this Agreement, the Disclosure Memorandum, any other Ancillary Agreement or any schedule, annex, exhibit, certificate or other document delivered to Teltrend (or its representatives) by or on behalf of such Seller pursuant to this Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby or thereby (collectively, for all Sellers, the

                "SELLER TRANSACTION DOCUMENTS") are true and accurate as of the Closing as if made as of the Closing, and (B) all agreements and covenants of such Seller and the Company to be performed or complied with on or prior to the Closing have been duly performed or complied with;

         (xiii) a duly executed instrument of assignment, transferring the Intellectual Property identified on Annex 2.3(b)(xiii) to or at the direction of Teltrend;

         (xiv)  the Deeds relating to the Leased Real Property as set forth in
                SCHEDULE 3.16(a)(i) to the Disclosure Memorandum; and

         (xv) such other instruments, documents and releases as Teltrend may reasonably request in connection with the Closing or relating to others with whom Teltrend, the Company or any Subsidiary may be dealing with respect to the Business after the Closing.

         (c) CLOSING DELIVERIES BY TELTREND. At the Closing, Teltrend shall deliver, or cause to be delivered, to Sellers the following:

         (i) the Purchase Price (determined in accordance with Section 2.2(a) hereof) in immediately available funds by wire transfer to the account or accounts designated by Sellers not less than two Business Days prior to the Closing;

         (ii)   the Tax Deed duly executed by Teltrend;

         (iii) a duly executed instrument of assignment, in form and substance mutually agreeable to the parties, transferring the trademark "Securinet" and all associated goodwill to or at the direction of Securicor;

         (iv)   the opinion of Barlow Lyde & Gilbert, dated the Closing
                Date, as to, among other things, the due authorization, execution and delivery of the Agreement and the applicable Ancillary Agreements by Teltrend and the binding effect thereof (the form of which shall be agreed upon the parties prior to Closing);

         (v) a certificate, duly executed by Teltrend and dated the Closing Date, to the effect that (A) all representations and warranties of Teltrend contained in this Agreement, any Ancillary Agreement or any annex, certificate or other document delivered to any Seller (or its representatives) by or on behalf of Teltrend pursuant to this Agreement or any Ancillary Agreement or in connection with the transactions contemplated hereby or thereby (collectively, the "PURCHASER TRANSACTION DOCUMENTS") are true and correct as of the Closing as if made as of the Closing, and (B) all agreements and covenants of Teltrend to be performed or complied with on or prior to the Closing have been duly performed or complied with; and

         (vi) such other instruments, documents and releases as Sellers may reasonably request in connection with the Closing.

         2.4 CERTAIN TRANSFER COSTS. Teltrend shall pay and be responsible for any stamp duty or similar transfer tax imposed on the transfer of the Shares to or at the direction of Teltrend pursuant hereto.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Each of the Sellers hereby represents and warrants to Teltrend, its successors and assigns, jointly and severally, as follows:

         3.1 ORGANIZATION OF SELLERS. Each Seller is duly incorporated, validly existing and in good standing under the laws of England and Wales, with the requisite power and authority to own, lease and operate its assets and to carry on its business as now being and as heretofore conducted. No proceedings for the liquidation, dissolution, merger or disposition of all or substantially all the assets of, or bankruptcy, reorganization, moratorium, assignment for the benefit of creditors or other similar transaction or arrangement with respect to, any Seller are pending or, to the best knowledge of Sellers, threatened, and no corporate action in view of any such transaction or arrangement has been taken. No Seller has stopped payment to any of its creditors, is unable to pay its debts as they fall due or is insolvent.

         3.2 AUTHORIZATION. Each Seller and the Company has the requisite power and authority to enter into, execute and deliver this Agreement and the Disclosure Memorandum, and at Closing each Seller and the Company will have the requisite power and authority to enter into, execute and deliver each other Ancillary Agreement and Transaction Document to which it will be a party, and in each case to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller and the Company of this Agreement and the Disclosure Memorandum and the consummation of the transactions contemplated hereby and thereby has been, and at Closing the execution, delivery and performance by each Seller and the Company of each other Ancillary Agreement and Transaction Document to which it will be party will be, duly and validly authorized, and no further corporate authorization or consent will be required.

     3.3 CONSENTS AND APPROVALS. Except as set forth on SCHEDULE 3.3 to the Disclosure Memorandum, no Governmental Approval or other Consent is required to be obtained or made by any Seller, the Company or any Subsidiary in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the other Transaction Documents, or the consummation of the transactions contemplated hereby and thereby.

     3.4 NONCONTRAVENTION. The execution, delivery and performance by each Seller and the Company of this Agreement and each Ancillary Agreement and other Transaction Document to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provisions of the charter, bylaws or other governing documents of any Seller, the Company or any Subsidiary, (ii) conflict with, or result in the breach of, or constitute a default under, any agreement, instrument or arrangement to which any Seller is a party or by which any Seller or its assets are bound, (iii) subject to obtaining the Required Approvals, conflict with, or result in a breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Company or any Subsidiary under, or a loss of any benefit to which the Company or any Subsidiary is entitled under, any Contract or other arrangement to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective assets is bound, or result in the creation of any Encumbrance upon the shares in the capital or capital stock (or other ownership interests) or any assets of the Company or any Subsidiary, or (iv) violate, or result in a breach of, or constitute a default under, any Law or other restriction of any Governmental Authority to which any Seller, the Company or any Subsidiary is subject (including any Governmental Authorization) or the rules or requirements of any professional body or trade association of which any Seller, the Company or any Subsidiary is a member or by which any Seller, the Company or any Subsidiary is bound.

     3.5 BINDING EFFECT. Each of this Agreement and the Disclosure Memorandum has been duly executed and delivered by each Seller and the Company and on the Closing Date each other Ancillary Agreement and Transaction Document will have been duly executed and delivered by each Seller and the Company to the extent it will be a party thereto. Each of this Agreement and the Disclosure Memorandum constitutes a valid and legally binding obligation of each Seller and the Company, and each other Ancillary Agreement, when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of each Seller and the Company to the extent it is a party thereto, in each case enforceable against each of them in accordance with its terms.

     3.6 BROKERS' FEES. None of the Sellers, the Company or the Subsidiaries has any Liability to pay any fees or commissions to any broker, finder or agent with respect to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements or other Transaction Documents for which Teltrend could become liable or obligated, or the Company or any Subsidiary could become or remain liable or obligated, after the Closing.

     3.7 ORGANIZATION AND OUALIFICATION OF COMPANY AND SUBSIDIARIES. The Company and each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing, in each case under the Laws of the jurisdiction of its incorporation or organization. The Company and each Subsidiary has all requisite power and authority, corporate or otherwise, to own and operate its assets and to carry on its business and operations (including the Business) as now being and as heretofore been conducted. 3Net Delaware is duly qualified to do business and is in good standing as a foreign corporation in the State of New Jersey, and there are no other foreign jurisdictions in which the conduct of its business or activities or its ownership of assets as currently carried out requires any other qualification under applicable Law. No proceedings for the liquidation, dissolution, merger or disposition of all or substantially all the assets of, or bankruptcy, reorganization, moratorium, assignment for the benefit of creditors or other similar transaction or arrangement with respect to, the Company or any Subsidiary is pending or threatened, and no corporate action in view of any such transaction or arrangement has been taken. Neither the Company nor any of the Subsidiaries has stopped payment to its creditors, is unable to pay its debts as they fall due or is insolvent. Due compliance has been made with all requirements of Law in connection with the formation of the Company and each Subsidiary, the allotment, issue, purchase and redemption of shares, debentures, capital and other securities in the Company and each Subsidiary, the reduction of the authorized and issued share capital of the Company and each Subsidiary, any amendment to the memorandum or articles of association, certificate of incorporation, bylaws, constitution or other governing documents of the Company and each Subsidiary and the passing of resolutions and the payment of dividends by the Company and each Subsidiary. The Company and each Subsidiary has at all times conducted its business intra vires, has not entered into any transaction ultra vires the Company or such Subsidiary, as applicable, or outside of the authority or powers of the directors of the Company or such Subsidiary, as applicable, and has at all times operated in accordance with the provisions of its governing documents. Except as set forth on SCHEDULE 3.7 to the Disclosure Memorandum, the statutory and minute books of the Company and each Subsidiary have been properly kept and contain an accurate and complete record of the matters which should be dealt with in those books and no notice or allegation that any of them is incorrect or should be rectified has been received.

     3.8 CAPITALIZATION OF COMPANY AND SUBSIDIARIES. SCHEDULE 3.8 to the Disclosure Memorandum sets forth the entire authorized share capital or capital stock (or other form of ownership interest, in the case of 3Net China) of the Company and each Subsidiary, indicating in each case which shares in the capital or of capital stock (or other form of ownership interest, in the case of 3Net China) are issued (allotted) and the owners thereof. Neither the Company nor any Subsidiary has any direct or indirect equity or other ownership interest in any corporation, company, joint venture, partnership, business association, entity, enterprise or other Person other than another Subsidiary as identified on SCHEDULE 3.8 to the Disclosure Memorandum. All of such issued shares in the capital or of capital stock (or other ownership interests) have been duly authorized and are validly issued, fully paid and non-assessable (i.e., the holders of such shares or other ownership interests have no liability to the issuer thereof arising out of the ownership thereof). There are no outstanding or authorized options, warrants, rights, Contracts, calls, puts, rights to subscribe, conversion rights or other agreements, arrangements or commitments to which the Company or any Subsidiary is a party or which are binding upon or otherwise affect the Company or any Subsidiary providing for the issuance, disposition, transfer, conversion or acquisition of any of the share or loan capital or other equity or ownership interests of such entity, or giving any Person (other than Teltrend) any rights with respect thereto. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company or any Subsidiary.

     3.9 TITLE TO SHARES AND CAPITAL OF SUBSIDIARIES. 3Net Holdings is the legal and beneficial owner of all the Shares, and has good and marketable title to the Shares free and clear of any Encumbrances. Upon consummation of the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, Teltrend will be vested with good and marketable title to the Shares, free and clear of any Encumbrances. Each owner of the shares in the capital or of the capital stock (or other form of ownership interest, in the case of 3Net China) of any Subsidiary has good and marketable title to such shares (or other ownership interests), free and clear of any Encumbrances. Each of the memorandum and articles of association, certificate of incorporation and bylaws, constitution or similar governing documents of the Company and each Subsidiary is true and complete and, to the extent applicable, has embodied in it or annexed to it a copy of every such resolution or agreement as is referred to in Section 380(1) Companies Act, and sets out in full the rights and restrictions attaching to each class of the share capital (or other form of ownership interest, in the case of 3Net China) of the Company and each Subsidiary.

     3.10 FINANCIAL STATEMENTS.

     (a) Included as SCHEDULES l.1 and 1.2 to the Disclosure Memorandum is a true, complete and correct copy of the Annual Financial Statements and the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS").

     (b) Save that the Balance Sheet includes no provision (reserve) for corporate income Taxation, all of the Financial Statements (i) have been prepared from the Books and Records (which Books and Records are true and accurate in all material respects), (ii) have been prepared in accordance with GAAP, comply with all relevant statements of standard accounting practice and all pronouncements issued or adopted by the Accounting Standards Board, and
(iii) show a true and fair view of the state of affairs and financial position of the Company and the Subsidiaries as of the dates thereof and of the profit or losses of the Company and the Subsidiaries for the periods then ended (subject only to normal year-end adjustments and any other adjustments described in the notes thereto, in the case of the Interim Financial Statements).

     (c) Without prejudice to the generality of the foregoing, in the Financial Statements:

         (i) depreciation of the fixed assets of the Company and the Subsidiaries has been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives and no fixed asset has attributed to it a value exceeding its current market value at the date of the Financial Statement;

         (ii) the value attributed to stock and work-in-progress does not exceed the lower of cost and net realizable value at the date of the Financial Statement;

         (iii) proper provision or reserve (as appropriate) has been made for all bad and doubtful debts, all liabilities and obligations (actual, contingent or disputed) and all capital commitments;

         (iv) save that the Balance Sheet includes no provision (reserve) for corporate income Taxation, provision or reserve (as appropriate) has been made for all Taxation liable to be assessed on the Company or any Subsidiary or for which the Company or any Subsidiary is accountable (whether primarily or otherwise) in respect of income, profits or gains earned, accrued or received on or before the date of the Financial Statement or deemed to have been or treated as earned, accrued or received for Taxation purposes and/or for any event on or before the Financial Statement, including distributions made down to the date of the Financial Statement or provided for in the Financial Statement; and

         (v) proper provision or reserve (as appropriate) has been made in the Financial Statements for all deferred Taxation of the Company and the Subsidiaries.

     (d) Except as set forth on SCHEDULE 3.10(d) to the Disclosure Memorandum, the profits and losses of the Company and the Subsidiaries shown by the Financial Statements and the trend of profits and losses thereby shown have not (except as therein disclosed) been affected to a Material extent by any non-recurring, exceptional, extraordinary or short-term item (including, but not limited to, any pension contribution holiday or any rental or other outgoing at below market rates) or by any other matter which has rendered such profits or losses unusually high or low.

     (e) All books of account and other accounting records of the Company and each Subsidiary have been kept on a consistent basis, are in its possession and made up to date and contain the information required by Law and applicable generally accepted accounting principles.

     (f) Attached hereto as SCHEDULE 1.5 to the Disclosure Memorandum is the Pro Forma Balance Sheet.

     (g) The Statutory Accounts for the Company have been prepared in accordance with generally accepted auditing standards in the United Kingdom, comply with the requirements of the Companies Act and of all relevant statements of standard accounting practice and with all pronouncements issued or adopted by the Accounting Standards Board, properly show all assets and liabilities (whether actual or contingent) of the Company as at the dates specified therein and show a true and fair view of the state of affairs and the financial position of the Company as at and for the financial years ended on the dates specified therein and of the profits and losses of the Company, for the financial years ended on the dates specified therein. The Statutory Accounts for NDL have been prepared in accordance with generally accepted auditing standards in New Zealand, comply with the requirements of the New Zealand Companies Act 1955 and 1993 and the New Zealand Financial Reporting Act 1993 and of all relevant statements of standard accounting practice and with all pronouncements issued or adopted by the New Zealand Society of Accountants, properly show all assets and liabilities (whether actual or contingent) of NDL as at the date specified therein and show a true and fair view of the state of affairs and the financial position of NDL as at and for the financial years ended on the dates specified therein and of the profits and losses of NDL for the financial years ended on the dates specified therein.

     3.11 BORROWINGS AND BANK FACILITIES. Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company and/or Subsidiaries are contained in SCHEDULE 3.11 to the Disclosure Memorandum and neither the Sellers nor the Company nor any of the Subsidiaries has done or omitted to do anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced. The Company and the Subsidiaries are not in breach of the terms of any of such financial facilities.

          A list of all the bank accounts (and the names of all Persons authorized to draw thereon) of the Company and each Subsidiary is included in
SCHEDULE 3.11 to the Disclosure Memorandum, together with a statement of the credit or debit balances on such accounts as at a date not more than fourteen days before the date of this Agreement. Since such statement there have been no payments out of any such accounts except for routine payments in the Ordinary Course of Business and, save for such routine payments, the balances on current account are not now substantially different from the balances shown on such statement.

     3.12 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3.12 to the Disclosure Memorandum, since June 30, 1997, the Company and each Subsidiary has conducted its business only in the Ordinary Course of Business without any Material interruption or alteration in the nature, scope or manner of the Business and has incurred no Liabilities other than current Liabilities incurred in connection with or for services rendered or goods supplied in the Ordinary Course of Business, Liabilities on account of Taxation and governmental charges but not penalties, interest or fines in respect thereof, and Liabilities incurred by virtue of the execution of this Agreement and the Disclosure Memorandum. Except as set forth on SCHEDULE 3.12 to the Disclosure Memorandum, since June 30, 1997, there has not been any:

     (i)    Material Adverse Effect;

     (ii) damage, destruction or loss of any Material property owned by any member of the 3Net Group or used in the operation of the Business, whether or not covered by insurance;

     (iii) voluntary or involuntary sale, lease, transfer, surrender, release, abandonment or other disposition of any kind (or agreement regarding the same) by any member of the 3Net Group of any Material assets, property or rights (including Intellectual Property and Intangible Rights), except in each case the sale of Inventory and collection of accounts in the Ordinary Course of Business;

     (iv) loan or advance by the Company or any Subsidiary to any party other than sales to customers on credit in the Ordinary Course of Business;

     (v) declaration, setting aside or payment of any dividend or other distribution in respect of the shares in the capital or capital stock or other equity or other ownership interests of any member of the 3Net Group or any direct or indirect redemption, purchase or other acquisition of such shares;

     (vi) amendment or termination of any Material Contract (as hereinafter defined), other than expiration of Material Contracts in accordance with their terms;

     (vii) loss or, to the best knowledge of Sellers, threatened loss of any customer who (together with any Affiliated customers) accounted for sales during the last full fiscal year, or was prior to such loss or threatened loss anticipated to have accounted for sales during the current fiscal year, in excess of L.100,000 or change in the relationship of any member of the 3Net Group with any customer, supplier or contractor that might reasonably be expected to have a Material Adverse Effect;

     (viii) change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by any member of the 3Net Group;

     (ix) discharge or satisfaction of any Liability or Encumbrance which is Material or payment of any Liability which is Material, other than current Liabilities paid in the Ordinary Course of Business or cancellation of any debts of or claims against the Company or any Subsidiary;

     (x) increase in the compensation or benefits payable or to become payable by the Company or any Subsidiary to any employee or former employee other than in the Ordinary Course of Business;

     (xi) acquisition of or agreement to acquire any asset by any member of the 3Net Group for consideration exceeding the fair market value at the time of the acquisition, or disposition or agreement to dispose of any asset by any member of the 3Net Group for consideration lower than the fair market value and book value at the time of disposition; or

     (xii) unusual increases or decreases in stock levels for the Company or any Subsidiary.

     3.13 LITIGATION. Except as set forth in SCHEDULE 3.13 to the Disclosure Memorandum (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed):

     (i) there is no suit, action, proceeding, investigation' claim or order pending or, to the best knowledge of the Sellers, threatened against either the Company, any Subsidiary or any of their respective Employee Benefit Plans, or any fiduciary of any such plan (or, to the best knowledge of the Sellers, pending or threatened against any of the officers, directors, employees or agents of the Company or any Subsidiary with respect to the Business), or to which the Company or any Subsidiary is otherwise a party or which may affect either the Company, any Subsidiary or the Business before any Governmental Authority (collectively, "CLAIMS"), nor is there any basis for any such Claims to be asserted in the future;

     (ii) the Company and the Subsidiaries are not subject to any outstanding judgment, writ, award, ruling, injunction, order, stipulation or decree of, award by or undertaking or assurance given to, any Governmental Authority;

     (iii) the current insurance maintained by or on behalf of the Company and Subsidiaries is adequate to cover all pending or threatened Claims, the Company has or the Subsidiaries have given all required notice of such Claims to its or their appropriate insurance carrier(s) and/or all such Claims have been fully reserved for on the Balance Sheet; and

     (iv) no litigation or arbitration matters involving the Company or any Subsidiary have been settled or compromised during the past three years for an amount exceeding pound sterling .50,000 in the aggregate.

     3.14 PERSONAL PROPERTY. The Company and each Subsidiary has good and marketable title to the Fixtures and Equipment and other tangible or intangible personal property owned by it (including all assets reflected on the Balance Sheet as owned by it, other than personal property disposed of in the Ordinary Course of Business after the date thereof, and all assets that will be reflected on the Closing Balance Sheet as owned by it), and the Company and each Subsidiary has valid leasehold or licensee interests in all tangible or intangible personal property leased or licensed to it, in each case free and clear of all Encumbrances other than Permitted Encumbrances. All such property is in good working condition and repair, is not dangerous, inefficient, obsolete or in need of replacement and constitutes all tangible and intangible personal property necessary for the operation of the Business as historically and as presently contemplated by Sellers and/or the Company to be conducted without any limitations or restrictions of any kind. Except as set forth in
SCHEDULE 3.14 to the Disclosure Memorandum, neither Company nor any Subsidiary holds any property on consignment, nor does the Company or any Subsidiary hold title to any property in the possession of others.

     3.l5 INTELLECTUAL PROPERTY.

     (a) SCHEDULE 3.15(a)(i) to the Disclosure Memorandum contains a complete and correct list of all Owned Intellectual Property other than any Owned Intellectual Property of the nature or type described in subsection (c) of the definition of Intellectual Property contained in SECTION 1.1 hereof which is not the subject of any registration or application for registration or patent disclosure awaiting filing determination. SCHEDULE 3.15(a)(ii) to the Disclosure Memorandum contains a complete list of all Intellectual Property that is licensed by the Company or any Subsidiary from any other Person (the "LICENSED INTELLECTUAL PROPERTY"). The Company and its Subsidiaries own the entire right, title and interest in and to the Owned Intellectual Property and have the unrestricted right to use the Licensed Intellectual Property in accordance with the relevant license terms, in each case free and clear of any Encumbrances. The Owned Intellectual Property and Licensed Intellectual Property comprise all of the Intellectual Property necessary for the conduct and operation of the Business as historically and as presently contemplated by Sellers and/or the Company to be conducted.

     (b) The Company, the Subsidiaries and the conduct of the Business have not in the past infringed and do not presently infringe or otherwise conflict with any rights of any Person in respect of any Intellectual Property or with respect to the Securicor Trademarks. To the best knowledge of the Sellers, none of the Owned Intellectual Property or Licensed Intellectual Property is being infringed, and none of the Owned Intellectual Property is otherwise used or available for use (except as set forth on SCHEDULE 3.15(c)(i) to the Disclosure Memorandum), by any other Person. That portion of the Owned Intellectual Property and the Licensed Intellectual Property which is confidential has been maintained as such and has not been disclosed to any Person in whole or in part (other than to employees of the Company and Subsidiaries in circumstances where the confidentially of such Intellectual Property has been drawn to their attention and steps have been taken to preserve such confidentiality).

     (c) SCHEDULE 3.15(c)(i) to the Disclosure Memorandum sets forth all agreements, arrangements or Laws (i) pursuant to which the Company or any Subsidiary has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person, and (ii) pursuant to which the Company or any Subsidiary has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property (through non-assertion, settlement or similar agreements or otherwise). Except as set forth on SCHEDULE 3.15(c)(ii) to the Disclosure Memorandum, all of the agreements or arrangements set forth on SCHEDULE 3.15(c)(i) to the Disclosure Memorandum (x) are in full force and effect in accordance with their terms and no default exists thereunder by the Company or any Subsidiary or, to the best knowledge of Sellers, by any other party thereto, (y) are free and clear of all Encumbrances, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. All royalties, license fees, charges and other amounts payable by, on behalf of, to or for the account of the Company or any Subsidiary in respect of any Intellectual Property are disclosed in the Financial Statements.

     (d) No claim or demand of any Person has been made nor is there any proceeding that is pending, or to the knowledge of Sellers, threatened, nor is there a reasonable basis therefor, which (i) challenges the rights or activities of the Company, any Subsidiary or the Business in respect of any Intellectual Property, (ii) asserts that the Company, any Subsidiary or the Business is infringing or otherwise in conflict with, or is, except as reflected in the agreements listed on SCHEDULE 3.15(c)(i) to the Disclosure Memorandum, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (iii) claims that any default exists under any agreement or arrangement listed on SCHEDULE 3.15(c)(i) to the Disclosure Memorandum. None of the Owned Intellectual Property or Licensed Intellectual Property is subject to any outstanding order, writ, award, ruling, decree, judgment or stipulation of, or undertaking or assurance given to, any Governmental Authority, or has been the subject of any litigation within the last five years, whether or not resolved in favor of the Company or a Subsidiary.

     3.16 REAL PROPERTY.

          (a) LEASE OBLIGATIONS.

              (i) SCHEDULE 3.16(a)(i) to the Disclosure Memorandum contains a true and complete list of (A) all real property used or occupied by the Company or any Subsidiary or otherwise in connection with the Business (the "LEASED REAL PROPERTY"), and (B) of all leases, together with any amendments, letter agreements and assignments relating thereto (the "LEASES"), with respect to the Leased Real Property.

              (ii) Each Lease is legal, valid, binding and enforceable, and in full force and effect. Neither the Company nor any Subsidiary and, to the best knowledge of the Sellers, no other party is in default, breach or violation in any respect under any Lease or any lease superior to such Lease, and no event, to the best knowledge of Sellers, has occurred and is continuing that constitutes, or with notice and/or the passage of time would constitute, a default, violation or breach in any respect under any Lease or any lease superior to such Lease; provided, however, that any warranties relating to any lease superior to the Leases of the Leased Real Property shall only be so far as the Sellers are liable to perform any obligations in such superior lease under the terms of the Leases of the Leased Real Property or so far as the Sellers have been given notice that there has been any default, breach or violation of any of the terms of any leases superior to the Leases of the Leased Real Property.

              (iii) Each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. The Company and each Subsidiary has good and valid title to the leasehold estate under each Lease to which it is a party, free and clear of all Encumbrances other than Permitted Encumbrances. The Company and each
                     Subsidiary enjoys peaceful and undisturbed possession under its respective Leases of the Leased Real Property.

              (iv) There are no forfeiture or other similar proceedings pending or, to the best knowledge of Sellers, threatened affecting any portion of the Leased Real Property. There is no writ, injunction, decree, order, award, ruling, stipulation or judgment outstanding, nor any action, claim, suit or proceeding pending or, to the best knowledge of the Sellers, threatened relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property; provided, however, that this warranty is given on the basis that the Sellers have not been notified of any such matters relating to any lease superior to the Leases of the Leased Real Property, have made no specific enquiry relating to such matters affecting any such superior lease and shall not be obliged to make any such enquiry.

              (v) Except as set forth on SCHEDULE 3.16(a)(v) to the Disclosure Memorandum, the use and operation of the Leased Real Property in the conduct of the Business does not violate in any Material respect any agreement to or of which the Company, any Subsidiary or any of their Affiliates is a party or is aware affecting the Leased Real Property. To the best knowledge of Sellers, there are no matters affecting the Leased Real Property which might curtail or interfere with the use of the Leased Real Property for the purposes for which it is used by the Company or any Subsidiary, as applicable.

              (vi) The Leased Real Property and the use thereof by the Company or any Subsidiary, as applicable, is in full compliance with all applicable building, zoning or planning, fire, water, health, environmental and other land use and similar Laws affecting the Leased Real Property.

              (vii) The Leased Real Property is in good operating condition and repair.

              (viii) The expenditure of substantial sums of money on the Leased
                     Real Property by the Company or any Subsidiary is not anticipated or necessary in the near future.

              (ix) The title of each lessor under any Lease to grant each Lease has been investigated and found to be satisfactory in all respects.

              (x) Any Consent required from any superior lessor and any Consent required from any mortgagee of any superior title for the grant or assignment of any Lease and/or the execution of any works of any nature to the Leased Real Property subsequent to the grant of such Lease has been duly obtained.

     (b) OTHER. The Leased Real Property constitutes all the interests in real property held for use in connection with or necessary for the conduct of the Business as now being or as contemplated by Sellers and/or the Company to be conducted. Neither the Company nor any Subsidiary has any interest in, or any right or obligation to acquire any interest in, or any residual Liability in respect of, any other real property.

     3.17 GENERAL TAX MATTERS.

     (a) The Company and each Subsidiary has duly and timely filed each Tax Return required to be filed with any Tax Authority and Sellers or Sellers' Affiliates have duly and timely filed each Tax Return required to be filed with any Tax Authority by Sellers or Sellers' Affiliates which include or are based upon the assets, operations, ownership or activities of the Company or any of the Subsidiaries, including any consolidated, combined, unitary, fiscal unity or similar Tax Return which includes or is based upon the assets, operations, ownership or activities of the Company or any of the Subsidiaries. All such Tax Returns are complete, true and accurate and give full disclosure of all material facts and circumstances and any other information required to be shown therein. There is no investigation or other proceeding pending or, to the best knowledge of Sellers, threatened or expected to be commenced by any Tax Authority for any jurisdiction where the Company and Subsidiaries do not file Tax Returns with respect to a given Taxation that may lead to an assertion by such Tax Authority that the Company or any Subsidiary is or may be subject to a given Taxation in a Material amount in such jurisdiction, and there is no meritorious basis for such an investigation or other proceeding that would result in any such assessment.

     (b) The Company and each Subsidiary has paid (or Sellers or Sellers' Affiliates on behalf of the Company and each Subsidiary has paid) all Taxation which it (or they) have become liable to pay with respect to the assets, ownership, operations and activities of the Company and the Subsidiaries (whether or not shown on any Tax Return) and have withheld and paid all Taxation required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party. Except as set forth on SCHEDULE 3.17(b) to the Disclosure Memorandum, neither the Company nor any Subsidiary has ever paid or become liable to pay any penalty, fine or surcharge in connection with Taxation.

     (c) There are no pending or, to the best knowledge of Sellers, threatened or proposed audits, assessments or claims from any Tax Authority for deficiencies, penalties or interest against the Company or any of the Subsidiaries or any of their assets, operations or activities and there is no basis for any such audit, assessment or claim. There are no pending claims for refund of any Taxation of the Company or any of the Subsidiaries (including refunds of Taxation allocable with respect to consolidated, combined, unitary, fiscal unity or similar Tax Returns).

     (d) Each asset with respect to which the Company or any Subsidiary claims depreciation, amortization or similar expense for Taxation purposes is owned for Taxation purposes by the Company or such Subsidiary under Applicable Tax Law.

     (e) There are no outstanding rulings of, or requests for rulings with, any Tax Authority expressly addressed to the Company or any Subsidiary (or to an Affiliate of the Company or any Subsidiary) and that are, or if issued would be, binding upon the Company or any Subsidiary or their respective assets, operations or activities for any Post-Closing Period.

     (f) Neither the Company nor any Subsidiary (nor Sellers or Sellers' Affiliates with respect to any of the Company or any of the Subsidiaries) has, in a manner that would be binding on the Company or any of the Subsidiaries for any Post-Closing Period, (i) executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the U.S. Code or any similar or predecessor provision thereof or other Applicable Tax Law, (ii) agreed to any extension of time with respect to the filing of any Tax Return of the Company or any of the Subsidiaries (including any Tax Return which includes or is based upon their respective assets, ownership, operations or activities), the payment of any Taxation of the Company or any of the Subsidiaries, or any limitation period regarding the assessment of any such Taxation, or (iii) received approval to make or agreed to a change in accounting method requiring the filing of any form or specific notice in a Tax Return or report required to be filed within the last five years and neither the Company nor any Subsidiary (nor Sellers or Sellers' Affiliates with respect to the Company or any Subsidiary) has any application pending with any Tax Authority requesting permission for any such change.

     (g) Except as disclosed on SCHEDULE 3.17(g) to the Disclosure Memorandum, as to each year or period for which the statute of limitations for assessments has not yet expired as to a given Taxation, neither the Company nor any of the Subsidiaries is (i) a member of an affiliated, consolidated, unitary, fiscal unity, combined or similar Taxation group which files a consolidated, unitary, combined or similar Tax Return for purposes of that Taxation or (ii) a party to any allocation, sharing or reimbursement agreement or arrangement regarding Taxation with any Person.

     (h) No item of income or gain reported for financial purposes in any Pre-Closing Period is required to be included in taxable income for a Post-Closing Period.

     (i) Neither the Company nor any Subsidiary has any taxable income or gain as a result of prior intercompany transactions that have been deferred and that will be taxed as a result of the changes in ownership contemplated by this Agreement and the Ancillary Agreements (for example, under the U.S. Code, income or gains attributable to deferred intercompany transactions as defined in U.S. Treasury Regulation Section 1.1502-13).

     (j) The transactions contemplated by this Agreement are carried out by the Sellers for bona fide commercial reasons and such transactions do not have as their main object, or one of their main objects, the obtaining of a Taxation advantage.

     (k) There are no facts or circumstances now in existence such that on or after Closing any Seller would be liable to the Company, any Subsidiary or Teltrend under the terms of the Tax Deed.

     (l) No charge to Taxation will arise on the Company, any Subsidiary or Teltrend merely as a result of entering into or the Closing of the transactions contemplated by this Agreement, other than stamp duty payable on the transfer of the U.K. Shares to Teltrend.

     (m) Neither the Company nor any Subsidiary has carried out or been engaged in any transaction or arrangement such that the Law provides that there may be substituted for the amount or value or the actual consideration given or received (or to be given or received) by the Company or Subsidiary any different amount or value for Taxation purposes.

     (n) Except as set forth on SCHEDULE 3.17(n) to the Disclosure Memorandum and except as contemplated by the Tax Deed, neither the Company nor any Subsidiary (whether alone or jointly with any other Person) has an outstanding entitlement or obligation:

     (i)   to make any claim (including a supplementary claim) for relief from
           Taxation:

     (ii) to make any election for one type of relief, or one basis, system or method of Taxation as opposed to another;

     (iii) to make any appeal (including a further appeal) against an assessment to Taxation;

     (iv)  to make any application for the postponement of payment of Taxation;
           or

     (v) to submit any Tax Return or provide particulars or information to any Tax Authority.

     (o) All payments by the Company or any Subsidiary to any Person which ought to have been made under deduction of Taxation have been so made and the Company or such Subsidiary has (if required by law to do so) accounted to the relevant Tax Authority for the Taxation so deducted.

     (p) Neither Company nor any Subsidiary is liable as agent or lessee for any Taxation Liability of another Person.

     (q) No Tax Authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict and detailed application of the relevant legislation, generally published statements of practice or generally published extra-statutory concessions) in relation to the affairs of the Company or any Subsidiary.

     (r) Except as set forth on SCHEDULE 3.17(r) to the Disclosure Memorandum, the Company and each Subsidiary has complied with all notices served on it by any Tax Authority and no such notice remains outstanding.

     (s) No member of the 3Net Group has at any time obtained or sought a Taxation advantage through any fraud or evasion or made or entered into a transaction or arrangement which was at the time it was made or entered into a sham or fiscal nullity.

     (t) NDL: (i) is a registered person for the purposes of the New Zealand Goods and Services Tax Act 1985; (ii) has complied in all respects with that Act; and (iii) is not in default of any obligation to make any payment or return or notification under that Act.

     3.18 U.K. TAX MATTERS.

     (a) GENERAL.

     (i) There has not been any transaction, arrangement, event or omission occurring after September 30, 1996: (A) which has caused or will cause any expenditure (including any payment of Taxation) incurred or deemed to have been incurred for Taxation purposes by any U.K. Company not to qualify for all or part of any relief, allowance, credit or deduction for Taxation purposes which might be expected by Teltrend to be available to such U.K. Company; or
(B) which has given rise or will give rise (1) to income or gains being deemed to arise to, or supplies being deemed to be made by, any U.K. Company for Taxation purposes, or (2) to any Taxation otherwise being assessable or chargeable on any U.K. Company when the relevant income or gains do not in fact accrue to or the relevant supplies are not in fact made by such U.K. Company; or (C) the Taxation treatment of which is or may become the subject of any dispute with any Tax Authority.

     (ii) In the three years prior to Closing there has not been a major change in the nature or conduct of any trade or business carried on by any U.K. Company (or a surrendering company) such that could affect the ability of any U.K.

Company to utilize advance corporation tax or trading losses under any of Sections 245, 245A, 768 or 768A ICTA. As at the date hereof, the Company had tax losses available for carry-forward against the profits of the same trade as currently conducted by the Business of at least 3,390,000 pounds.

     (iii) There have been no clearances obtained by or relating to any U.K. Company pursuant to any statutory provision or statement of practice relating to Taxation, or any press release issued by any Tax Authority.

     (b) DISTRIBUTIONS.

     (i) No U.K. Company has since September 30, 1996 made or agreed to make any distributions within the meaning of Section 209 ICTA (meaning of "distribution").

     (ii) No U.K. Company has been concerned in any exempt distribution within Sections 213 to 218 ICTA (demergers) within the period of five years preceding Closing.

     (iii) No U.K. Company has issued any security (as defined in Section 254(1) ICTA) which will be outstanding at Closing in circumstances such that any interest or other payment payable in respect of it constitutes a distribution under Section 209 ICTA (meaning of "distribution").

     (iv) No U.K. Company has made any repayment of share capital to which
Section 210(1) ICTA (bonus issue following repayment of share capital) might apply.

     (v) No U.K. Company has issued any share capital or securities as paid up other than by receipt of new consideration within the meaning of Section 254 ICTA.

     (c) CAPITAL ALLOWANCES.

     (i) The aggregate book value of each of the assets of each U.K. Company on which an entitlement to industrial building allowances or other allowances in respect of capital expenditure has arisen under the Capital Allowances Act 1968 or the Capital Allowances Act 1990, in or adopted for the purposes of its statutory accounts, does not exceed the aggregate residue of expenditure or written-down value attributable to such assets for the purposes of those Acts and the aggregate book value of plant and machinery allocated to a pool of plant and machinery on which an entitlement to capital allowances has arisen under Part II Capital Allowances Act 1990 (machinery and plant) does not exceed the written-down value of the qualifying expenditure in respect of each such pool under that Act.

     (ii) All expenditure incurred by each U.K. Company or which it may incur under any subsisting commitment for the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense of a trade carried on by the U.K. Company) for writing down allowances under Part II Capital Allowances Act 1990 (machinery and plant).

     (iii) Since September 30, 1996, nothing has happened as a result of which: there may be made against any U.K. Company a balancing charge under the Capital Allowances Act 1968 or under the Capital Allowances Act 1990; or any disposal value may be brought into account under Section 24 Capital Allowances Act 1990 (writing down allowances and balancing adjustments); or there may be any recovery of excess relief within Sections 46 or 47 Capital Allowances Act 1990 (recovery of excess relief); or a relevant event may occur within the meaning of Section 138 Capital Allowances Act 1990 (scientific research).

     (iv) There is not, and there are no circumstances which could give rise to, any dispute between any U.K. Company and any other Person as to the entitlement to capital allowances under Sections 51 to 59 Capital Allowances Act 1990 (fixtures).

     (v) No U.K. Company has made any election under Section 37 Capital Allowances Act 1990 (short life assets) nor has been taken to have made an election under sub-section (8)(c) of that Section.

     (d) CAPITAL GAINS.

     (i) The book value in or adopted for the purposes of its statutory accounts as the value of each of the assets of each U.K. Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount deductible under Section 38 Taxation of Chargeable Gains Act 1992 (acquisition and disposal costs etc.) (excluding any indexation allowance) in respect of each such asset.

     (ii) No debt owed to any U.K. Company would on its disposal give rise to a chargeable gain by reason of Section 251 Taxation of Chargeable Gains Act 1992 (debts-general provisions).

     (iii) No U.K. Company has any interest in any qualifying corporate bond to which Section 116 Taxation of Chargeable Gains Act 1992 (reorganizations, conversions and reconstructions) applies.

     (iv) No benefit under any policy of assurance or contract for a deferred annuity has been acquired by any U.K. Company which would on its disposal give rise to a chargeable gain by reason of Section 210 Taxation of Chargeable Gains Act 1992 (life assurance and deferred annuities).

     (v) Except as set forth on SCHEDULE 3.18(d)(v) to the Disclosure Memorandum, no U.K. Company has an interest in any assets which are wasting assets within the meaning of Section 44 Taxation of Chargeable Gains Act 1992 (meaning of "wasting asset") and which do not qualify for capital allowances.

     (vi) No U.K. Company has made nor is it entitled to make any claim or election under either of Section 24 Taxation of Chargeable Gains Act 1992

(disposals where assets lost or destroyed, or become of negligible value) or
Section 161(3) Taxation of Chargeable Gains Act 1992 (appropriations to and from stock) and no U.K. Company has since September 30, 1996 appropriated any asset forming part of its trading stock for any other purpose.

     (vii) No U.K. Company has since September 30, 1996 been a party to any depreciatory transaction for the purpose of Section 176 Taxation of Chargeable Gains Act 1992 (depreciatory transactions in a group) or which could be treated as a depreciatory transaction under Section 177 Taxation of Chargeable Gains Act 1992 (dividend stripping).

     (viii) No U.K. Company has made or is entitled to make any claim under
Section 280 Taxation of Chargeable Gains Act 1992 (consideration payable by installments) to pay by installments Taxation on chargeable gains.

     (ix) No election has been made under Section 35(5) Taxation of Chargeable Gains Tax 1992 (assets held on 31 March 1982) in respect of any of the assets of any U.K. Company.

     (x) There are no capital losses to be carried forward by any U.K. Company which are or might be affected by Taxation of Chargeable Gains Act 1992
Section 177(a) and Taxation of Chargeable Gains Act 1992 Schedule 7(a) (restriction of preemptory losses).

     (e)    GROUPS OF COMPANIES.

     (i) No U.K. Company is or has ever been treated for the purposes of Value Added Tax Act 1994 (groups of companies) as a member of a group.

     (ii) SCHEDULE 3.18(e)(ii) to the Disclosure Memorandum sets forth full details of all surrenders, claims and agreements for surrenders or claims (other than that contemplated by the Tax Deed) for (A) any amounts by way of group relief under the provisions of Sections 402 to 413 ICTA (group relief), and (B) any amounts of advance corporation tax under the provisions of Section 240 ICTA (surplus ACT), in each case where any payment for group relief (within the meaning of Section 402(6) ICTA) or for surrender of amounts of advance corporation tax (within the meaning of Section 240(8) ICTA) remains outstanding or could be reduced or increased or the claim or surrender has yet to be agreed by the Inland Revenue for a specific amount.

     (iii) All dividends and other payments referred to in Section 247 ICTA (group income) which have been paid by any U.K. Company have been paid under an election made under that Section and all such elections are now and will up to Closing remain valid and in force. No U.K. Company has since September 30, 1996 made and no U.K. Company will up to Closing make or receive any payment of any dividend in respect of which a notice under Section 247(3) ICTA has effect.

     (iv) Since September 30, 1996 no U.K. Company has ceased to be a member of a group of companies such that Section 178 or Section 179 Taxation of

Chargeable Gains Act 1992 (company ceasing to be member of group) has effect in relation to any asset or property of such U.K. Company. Neither Section 178 nor Section 179 Taxation of Chargeable Gains Act 1992 will have effect in relation to any asset or property of any U.K. Company as a result of this Agreement.

     (v) None of the assets of any U.K. Company have been acquired from another company which, at the time of acquisition, was a member of the same group as defined in Section 170 Taxation of Chargeable Gains Act 1992 (groups of companies - interpretation).

     (vi) No tax-free benefit has ever been conferred either upon any U.K. Company or upon any Person connected with any U.K. Company within the meaning of Section 30 Taxation of Chargeable Gains Act 1992 (tax-free benefits). No scheme or arrangement has been effected under which such a tax-free benefit could be so conferred.

     (vii) None of any U.K. Company's assets and no relevant asset has been materially reduced in value within the meaning of Section 30 Taxation of Chargeable Gains Act 1992 (tax-free benefits). No scheme or arrangement has been effected under which there could be such a reduction in value.

     (f)   VALUE ADDED TAX.

     (i) Each U.K. Company is a registered and taxable person for the purpose of the Value Added Tax Act 1994 and has complied with and observed in all respects the terms of all statutory provisions, directions, conditions, notices, and agreements with H.M. Customs and Excise relating to value added tax. Each U.K. Company has maintained and obtained accounts, records, invoices and other documents (as the case may be) appropriate or requisite for the purposes of value added tax which are complete, correct and up-to-date.

     (ii) Each U.K. Company: (A) is not, nor in the two years prior to Closing has been, in arrears with any payments or returns or notifications under any statutory provisions, directions, conditions or notices relating to value added tax, or liable to any forfeiture or penalty or interest or surcharge or to the operation of any penalty, interest or surcharge provision; (B) has not been required by H.M. Customs and Excise to give security other than as reflected on the Balance Sheet; (C) is not, and has not agreed to become, an agent, manager or factor for the purposes of Section 47 Value Added Tax Act 1994 (agents etc.) of any Person who is not resident in the United Kingdom; (D) has not made, and will not make prior to Closing, any supplies that are exempt supplies; and (E) has not received a notice under paragraphs 1 and 3 of
Schedule 6 Value Added Tax Act 1994 (valuation - special cases) directing that the value of goods supplied by such U.K. Company be taken to be their open market value.

     (iii) Each U.K. Company has not since September 30, 1996 been, and will not prior to Closing be, treated as having made any supply of goods or services for the purposes of value added tax where no supply has in fact been made by such U.K. Company.

     (iv) No U.K. Company uses any scheme made under any of the following regulations: Value Added Tax Regulations 1995 Sl 1995/2518 Part IX (Supplies by Retailers); Value Added Tax Regulations 1995 SI 1995/2518 Part VIII (Cash Accounting); or Value Added Tax Regulations 1995 SI 1995/2518 Part VII (Annual Accounting).

     (v) No U.K. Company is approved for the purposes of the Customs Duties (Deferred Payment) Regulations 1976 (deferral of duty on imports).

     (vi)   No U.K. Company has ever received a surcharge liability notice under
Section 59 Value Added Tax Act 1994 (default surcharge) or 59a Value Added Tax Act 1994 (default surcharge: payments on account) or a penalty liability notice under Section 64 Value Added Tax Act 1994 (persistent mis-declarations).

     (vii) No UK Company has ever received a notice under Section 5 Value Added Tax Act 1994 (Inaccuracies in EC sales statements) or under Section 66 Value Added Tax Act 1994 (Failure to submit EC sales statement).

     (viii) No U.K. Company is for the purpose of paragraph 5(5) of Schedule 10, Value Added Tax Act 1994 (developers of certain non-residential buildings etc.) the developer of any building or work in respect of which no election has been made under paragraph 2(1) of that Schedule by such U.K. Company.

     (ix) There are no assets of any U.K. Company to which Part 15 of the Value Added Tax (General) Regulations 1995 (adjustments to the deductions of input tax on capital items) applies or will apply.

     (x) There is no land, building or civil engineering work in which any U.K. Company has an interest: (A) for which an election to waive exemption under paragraph 2(1) of Schedule 10, Value Added Tax Act 1994 has been made;
(B) which is intended for use as a dwelling, for a relevant residential purpose or a relevant charitable purpose; (C) which is a freehold building or freehold civil engineering work that was completed for value added tax purposes less than three years prior to the date of this Agreement; (D) which is a building or work subject to a developmental tenancy, development lease or developmental license; or (E) which is freehold building or freehold civil engineering work that has not been completed for value added tax purposes.

     (xi) No U.K. Company is required to pay amounts on account of value added tax under any order made under Section 28 Value Added Tax Act 1994 (payments on accounts).

     (xii) No U.K. Company or its directors has ever been subject to a penalty under Sections 60 to 63 (inclusive) and Sections 67 to 69 (inclusive) of Value Added Tax Act 1994 or Value Added Tax Regulations 1995 SI 1995/2790. To the best knowledge of the Sellers, no enquiries have been undertaken by H.M. Customs and Excise which may lead to any such penalty.

     (xiii) No director or employee of any U.K. Company has been convicted under Section 72 Value Added Tax Act 1994 (offences) and, to the best knowledge of Sellers, no enquiries have been undertaken by H.M. Customs and Excise which may lead to any such conviction.

     (g)    CLOSE COMPANIES.

     (i) Each U.K. Company is not and has never been a close company within the meaning of Section 414 ICTA (close companies).

     (ii) No U.K. Company has ever made any transfer of value within the meaning of the Inheritance Tax Act 1984.

     (iii) No circumstances exist, or but for Section 204(b) Inheritance Tax Act 1984 would exist, such that a power of sale could be exercised in relation to any assets or shares of any U.K. Company pursuant to Section 212 Inheritance Tax Act 1984 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax).

     (iv) Neither the assets owned by nor the shares of any U.K. Company are subject to an outstanding Inland Revenue charge as defined in Section 237 Inheritance Tax Act 1984.

     (h)    EMPLOYEES.

     (i)    No U.K. Company has received any notifications or notices under
Section 166 ICTA (benefits in kind: notices of nil liability).

     (ii) Except as set forth on SCHEDULE 3.18(h) to the Disclosure Memorandum, no U.K. Company operates any scheme approved under Section 202 ICTA (charities: payroll deduction scheme) or registered under Chapter III of
Part V ICTA (profit-related pay) or any unapproved scheme.

     (iii) Except as set forth on SCHEDULE 3.18(h) to the Disclosure Memorandum, no officer or employee of any U.K. Company participates in any scheme approved under Schedule 9 ICTA (approved share option and profit sharing schemes) or is a beneficiary or potential beneficiary of a qualifying employee share ownership trust as defined in Schedule 5 Finance Act 1989 (employee share ownership trusts).

     (iv) Since September 30, 1996 no U.K. Company has received any payment to which Section 601 to 603 ICTA applies (pension scheme surpluses: payments to employers).

     (v) All sums payable under the existing arrangements for remunerating officers and employees and rewarding persons rendering services to each U K. Company are deductible for the purposes of Section 74 or 75 ICTA
(deductions).

     (i)    STAMP DUTIES.

     (i) There is no instrument which is necessary to establish any U.K. Company's title to any right or asset which is liable to stamp duty but which has not been duly stamped or which would attract stamp duty if brought within the relevant jurisdiction.

     (ii) Each U.K. Company has complied in all respects with the provisions of Part IV, Finance Act 1986 (stamp duty reserve tax) and with any regulations made under the same and each U.K. Company is not and will not become liable to pay stamp duty reserve tax by reference to any agreement which falls within the terms of Section 87(1) of that Act and is entered into prior to Closing.

     (j)    INTERNATIONAL.

     (i) Each U.K. Company is and always has been resident only in the United Kingdom for Taxation purposes. No U.K. Company is liable to Taxation in any jurisdiction other than the United Kingdom.

     (ii) No U.K. Company has, without the prior consent of the Treasury, entered into any of the transactions specified in Section 765 ICTA (migration etc. of companies).

     (iii) No income has arisen in a territory outside the United Kingdom in respect of which any claim under Section 584 ICTA (unremittable overseas income) has been or could be made by any U.K. Company.

     (iv) No U.K. Company has disposed of any asset or of any interest in any asset in a territory outside the United Kingdom in respect of which any claim under Section 279 Taxation of Chargeable Gains Act 1992 (foreign assets: delayed remittances) has been or could be made.

     (v) No U.K. Company has any interest in any controlled foreign company or in any offshore fund as defined respectively in Chapters IV and V of Part XVII of ICTA.

     (vi) No U.K. Company has any interest in any company which is not resident in the United Kingdom which would be a close company if it were resident in the United Kingdom (Section 13 Taxation of Chargeable Gains Act 1992 - attribution of gains to members of non-resident companies).

            (k) MISCELLANEOUS. No U.K. Company has any outstanding Liability to pay installments of development land tax.

      3.19 COMPLIANCE WITH LAWS. The Company and each Subsidiary and Prior Subsidiary (and its respective directors, officers, employees and agents with respect to its business and operations) has complied with all Laws applicable to it or its operation of the Business and has not received (and the Sellers are not aware of) any notice of any alleged claim or threatened claim under, violation of or Liability or potential responsibility under any such Law which has not been cured or for which there is remaining Liability. To the best knowledge of the Sellers there is no proposed, pending or threatened change in any Law which would constitute a Material Adverse Effect.

     3.20 LICENSES AND PERMITS. SCHEDULE 3.20 to the Disclosure Memorandum sets forth a true and complete list of all notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor (collectively, "LICENSES"), held by the Company or any Subsidiary and issued by, or submitted by the Company or any Subsidiary to, any Governmental Authority or other Person, which constitute all such Licenses used in the conduct of the Business. The Company and each Subsidiary owns or possesses all right, title and interest in and to all of the Licenses which are necessary or desirable to enable it to carry on the Business as presently conducted by it. All such Licenses are valid, binding and in full force and effect. The execution delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause a breach under, be contrary to the terms of or cause any member of the 3Net Group to lose the benefits of any such Licenses. The Company and each Subsidiary has taken all necessary action to maintain and is not in breach of any of such Licenses. To the best knowledge of the Sellers, no loss or expiration of any such License is threatened, pending or reasonably foreseeable (other than expiration upon the end of the term thereof if the Company or Subsidiary, as applicable, has complied with all of the terms thereof).

     3.21 SUPPLIERS. Except as set forth on SCHEDULE 3.21 to the Disclosure Memorandum, during the last year, no supplier to the Company, any Subsidiary or the Business has canceled or otherwise modified, or, to the Sellers' best knowledge, threatened to cancel or otherwise modify, its relationship with the Company, any Subsidiary or the Business. None of the Sellers, the Company or the Subsidiaries has received any notice or is aware that any such supplier intends to cancel or otherwise modify its relationship with the Company, any Subsidiary or the Business.

     3.22 CUSTOMERS. During the last year, none of the ten largest customers of the Business (as determined by reference to sales by all members of the 3Net Group to such customers during such period) has canceled or otherwise terminated, or, to the best knowledge of the Sellers, threatened to cancel or otherwise terminate, its relationship with the Company, any Subsidiary or the Business, or reduced or, to the best knowledge of the Sellers, threatened to reduce in a Material respect, its business with the Company, any Subsidiary or the Business. None of the Sellers, the Company or the Subsidiaries has received any notice or is aware that any such customer intends to cancel or otherwise modify its relationship with the Company or any Subsidiary.

     3.23   ENVIRONMENTAL MATTERS.

     (a) The Company and the Subsidiaries operate the Leased Real Property solely for the purpose of conducting the Business.

     (b) The Company and each Subsidiary and Prior Subsidiary has at all times been in compliance with all applicable Environmental Laws and there are no Liabilities under any Environmental Law with respect to the business and operations of the Company or any Subsidiary (including the Business) or any former business or operation of the Company or any Subsidiary or Prior Subsidiary (to the best knowledge of Sellers), or the ownership, occupation or use of its property or the ownership, occupation or use of previously owned, previously occupied or previously used property.

     (c) Neither the Company nor any Subsidiary nor (to the best of the knowledge of the Sellers) any previous owner, tenant, occupier or user of the Leased Real Property or any other real property at any time owned, leased, operated or otherwise used by the Company, any Subsidiary or Prior Subsidiary or the Business (the "REAL PROPERTY") has engaged in or permitted on the Real Property any of the uses or activities listed in Annex C to the consultation paper entitled "Public Registers of Land which may be Contaminated" issued by the Department of Environment dated May 1991.

     (d) There are no Hazardous Substances present on the Real Property and there are no used or disused underground storage tanks located on the Real Property.

     (e) There has been no Release into, on or from the Real Property which may cause harm to health or to the environment, give rise to any third party Liability or restrict or materially increase the cost of any re-development of the Real Property.

     (f) No Government Authority has exercised or, to the best knowledge of Sellers, threatened to exercise any powers to carry out works to remedy contamination on the Real Property, or required the Company or any Subsidiary or Prior Subsidiary to carry out such works.

     (g) No environmental survey, inspection, report or audit has been carried out for or on behalf of the Company, any Subsidiary or Prior Subsidiary or the Sellers and, so far as the Sellers are aware, no environmental survey, inspection, report or audit has been carried out for or on behalf of any third party involving the Company, any Subsidiary or Prior Subsidiary or the Business.

     (h) To the best knowledge of Sellers, no land use or activity, listed in Annex C to the consultation paper entitled "Public Registers of Land Which may be Contaminated" issued by the Department of the Environment dated May 1991 has taken place on any land adjoining the Real Property.

     (i) Neither the Company, any Subsidiary or Prior Subsidiary nor any Seller has received any Environmental Claim during the past three years, or prior thereto if the Environmental Claim has not been resolved, and none of the Sellers otherwise has knowledge of any such Environmental Claim.

     (j) There are no writs, injunctions, decrees, orders, stipulations, awards or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to the best knowledge of the Sellers, threatened, relating to any Environmental Claim or compliance with or Liability under any Environmental Law affecting the Company, any Subsidiary or Prior Subsidiary or the Business.

     3.24 INVENTORY. All Inventory is of good, usable and merchantable quality in all material respects and does not include obsolete or discontinued items, except to the extent of any provision (reserve) therefor reflected on the Balance Sheet. All Inventory is of such quality as to meet the quality control standards of the Company and the Subsidiaries and any applicable governmental quality control standards, all Inventory that are finished goods are saleable as current Inventory at the current prices thereof in the Ordinary Course of Business without any rebate, discount or allowance (other than rebates, discounts and allowances granted to customers in the Ordinary Course of Business), all Inventory is recorded on the books of the Business in accordance with GAAP and no write-down in Inventory has been made or should have been made pursuant to GAAP since September 30, 1995. SCHEDULE 3.24 to the Disclosure Memorandum lists the locations of all Inventory.

     3.25 INSURANCE. SCHEDULE 3.25(a) to the Disclosure Memorandum contains a true and complete list of all material insurance policies presently owned or maintained by the Company and each Subsidiary or by Sellers or any of their Affiliates with respect to the Company, any Subsidiary or the Business. All the assets of the Company and Subsidiaries which are of an insurable nature have at all material times been and are presently insured in amounts reasonably regarded as adequate against risks normally insured against by companies carrying on similar businesses or owning property of a similar nature and the Company and Subsidiaries have at all material times been and are now adequately covered against accident, third party Liability, injury, damage and other risks normally covered by insurance by such companies. All such insurance is in full force and effect, and is sufficient for compliance by the Company and each Subsidiary with all applicable requirements of Law and all Contracts which impose upon the Company or any Subsidiary any requirement to maintain insurance. Except as disclosed in SCHEDULE 3.25(b) to the Disclosure Memorandum, no member of the 3Net Group and no other person (with respect to the Company, any Subsidiary or the Business) has within the past three years,
(i) had any material application for insurance rejected or any insurance policy canceled or withdrawn, (ii) received any written notice from or on behalf of any insurance carrier that insurance rates will be substantially increased,
(iii) received any written notice of non-renewal of any material insurance policy then in effect, (iv) received written notice that material alterations to the business operations of the Company or any Subsidiary are required by such carrier or (v) made any claims for indemnity under any insurance policy.

     3.26 MATERIAL CONTRACTS. SCHEDULE 3.26(a) to the Disclosure Memorandum contains a true and complete list of all Contracts (such Contracts, or those which should have been listed on SCHEDULE 3.26(a), are the "MATERIAL CONTRACTS"), except for purchase and sales orders made in the Ordinary Course of Business and contracts terminable by the Company or a Subsidiary on 30 days' notice or less without penalty.

     Each Material Contract is a valid and binding obligation of the Company or the Subsidiary party thereto, and, to the best knowledge of the Sellers, each other party thereto, enforceable against each of them in accordance with its terms, and is in full force and effect. The Company and each Subsidiary has performed all obligations required to be performed by it under each Material Contract to which it is a party and neither the Company nor any Subsidiary nor, to the knowledge of the Sellers, any other party to any Material Contract, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any Material respect thereunder and there exists no condition which, to the knowledge of the Sellers, would constitute a breach or default thereunder. Neither the Company, the Sellers nor any Subsidiary has been notified or is aware that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     None of the Sellers, the Company or the Subsidiaries has released any of its rights under any Material Contract. No Contract requires from the Company or any Subsidiary the payment or performance of material obligations on or after the Closing Date without receipt by such company of consideration of commensurate value on or after the Closing Date. No advance payments have been made under any Material Contract. No Material Contract is currently of a loss-making nature after taking into account costs directly allocable thereto. There has been no offer given or made by the Company or any Subsidiary on or before the date of this Agreement and still outstanding which is capable of giving rise to a Material Contract merely by the unilateral act of another Person. Except as set forth on SCHEDULE 3.15(c)(ii) to the Disclosure Memorandum, no amounts shall become payable and no benefits shall accrue to any Person under any Contract as a result of the execution of this Agreement or any Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby. None of the Company or the Subsidiaries is or has been party to any agreement (as defined in the RTPA) which has been furnished to the Director General of Fair Trading as provided for in the RTPA or which was subject to registration under the RTPA and has not been so furnished. There is no pending warranty claim against any member of the 3Net Group, other than claims the burden of which the relevant member of the 3Net Group is able to pass on to the manufacturer of the product in question, nor is there any basis for any such claim to be asserted.

     3.27  U.K. PENSION SCHEMES.

     (a) The Pension Schemes are the only retirement benefit schemes (as defined in Section 611 of ICTA) in which any U.K. Company participates for the purpose of providing relevant benefits (as defined in Section 612(1) of ICTA) to or in respect of the employees of any U.K. Company. Other than pursuant to the Pension Schemes, there are no legal or moral obligations to pay any pension, gratuity, superannuation allowance, death benefit, retirement gratuity or like benefit or make any other payment after disability, retirement or death or contribute to any life assurance in respect of any current or former employee of any U.K. Company.

     (b) The Pension Schemes are approved as exempt approved schemes (within the meaning of Chapter I of Part XIV of ICTA) and the Sellers are not aware of any reason why the Inland Revenue might withdraw or vary such approval.

     (c) True and complete copies of all documents establishing and comprising the Pension Schemes and full particulars of the benefit entitlements under the Pension Schemes have been delivered to Teltrend as well as a list of the employees of the Company who participate in the Securicor Scheme and a list of employees and former employees of each U.K. Company who participate in the Save and Prosper Scheme and there is no obligation to provide benefits under the Pension Schemes other than is revealed in such documents and particulars.

     (d) There are no claims against the trustees or administrators of the Pension Schemes or any U.K. Company arising out of or in connection with the Pension Schemes save for the routine payment of benefits.

     (e) The Company has paid to the trustees of the Save and Prosper Scheme all contributions due and payable under the Save and Prosper Scheme.

     (f) The Save and Prosper Scheme is a fully insured paid up scheme with Save & Prosper Group Limited.

     (g) The Save and Prosper Scheme provides only money purchase benefits as defined in Section 181(1) of the U.K. Pension Schemes Act 1993.

     (h) Contributions have at all times been paid to the Securicor Scheme in accordance with the contribution rates recommended by the Actuary to the Securicor Scheme and a true and complete copy of the last actuarial valuation report and of the latest accounts relating to the Securicor Scheme has been delivered to Teltrend. The Securicor Scheme has sufficient assets to meet its current liabilities to its beneficiaries on the basis used in the last actuarial valuation. No circumstances or events have occurred since the last actuarial valuation that rendered any U.K. Company liable to pay increased contributions to the Securicor Scheme.

     3.28  OTHER EMPLOYEE BENEFITS AND RELATED MATTERS.

     (a) SCHEDULE 3.28(a) to the Disclosure Memorandum lists all Employee Benefit Plans other than those which are governmental or quasi-governmental social security plans or arrangements (including governmental or quasi-governmental medical and health insurance and similar plans or arrangements).

     (b)

     (i) All contributions required to be made under the terms of any Employee Benefit Plan have been timely made.

     (ii) The Company and each Subsidiary has made all required contributions under all Employee Benefit Plans which are in the nature of "defined-contribution" plans (i.e., plans under which a company's obligation is limited to the obligation to make specified contributions as opposed to providing specified benefits) with respect to all employees and former employees of the Company and the Subsidiaries and Prior Subsidiaries, whether managed by governmental or quasi-governmental entities or otherwise, other than contributions not yet payable for which (A) all provisions (reserves) required in accordance with GAAP have been made in the Balance Sheet, and (B) as of the Closing Date all provisions (reserves) required in accordance with GAAP shall have been made in the Closing Balance Sheet.

     (iii) The Company and each Subsidiary has funded its obligations with respect to all Employee Benefit Plans which are in the nature of "defined-benefit" plans (i.e., plans under which a company's obligation includes an obligation to provide specified benefits to employees or former employees) with respect to all employees and former employees of the Company and the Subsidiaries and Prior Subsidiaries, either (A) by transfers of sufficient funds to reputable insurance companies or other independent organizations which have undertaken to pay all such pensions, retirement benefits or indemnities (and to assume all financial and actuarial risks involved therewith), or (B) or through contributions to trusts or similar funds. To the extent that any such plan is funded through contributions to a trust or similar entity, the actuarial present value, determined in accordance with the actuarial assumptions specified for accounting purposes in such plan's most recent actuarial valuation report, of the accumulated plan benefit obligations does not exceed the amount of the fair market value of the assets of such trust or similar fund.

     (c)   Each Employee Benefit Plan which is intended to be qualified under
Section 401(a) of the U.S. Code has received a favorable determination letter from the United States Internal Revenue Service and, to the best knowledge of Sellers, there are no circumstances likely to result in revocation of any such favorable determination letter.

     (d) Each Employee Benefit Plan has at all relevant times been operated and administered in compliance with all applicable Laws.

     (e) Except pursuant to the terms and conditions of the Employee Benefit Plans which are not Seller Plans (as hereinafter defined), neither the Company nor any Subsidiary has any Liability to make any contributions to any individual pension scheme or any retirement annuity contract on behalf of, or to pay any pension, retirement, post-retirement or other benefits to, any employee or former employee or other Person.

     3.29 LABOR MATTERS.

     (a) SCHEDULE 3.29(a) to the Disclosure Memorandum sets forth a correct and complete list, as of a recent date or dates, of all directors, officers and other employees, and all consultants and contractors, of the Company and Subsidiaries. Such Schedule sets forth the respective position, job location, rate of compensation and date of hire, election or engagement of each such individual listed thereon. No person who is not listed as an employee on such Schedule (including any former employee) has the right to be an employee of the Company or any Subsidiary. No person is or has been a shadow director of the Company or any Subsidiary. No change in the remuneration, benefits and arrangements for any Person identified on such Schedule is due or expected within six months from the date of this Agreement (other than in the Ordinary Course of Business) and no request for any such change has been received.

     (b) There are no strikes, work stoppages, slowdowns, picketings, lockouts, unfair labor practice charges, arbitrations or grievances pending, or to the knowledge of Sellers, threatened against or involving the Company or any Subsidiary. There are no disputes between the Company or any Subsidiary and any trade union or similar labor organization.

     (c) There are no written complaints, charges, grievances, arbitrations or claims, whether they be statutory or contractual, against the Company or any Subsidiary pending or, to the knowledge of the Sellers, threatened to be brought or filed with any Governmental Authority based on or arising out of the employment or actual or constructive termination of employment of any individual or individuals by the Company or any Subsidiary.

     (d) The Company and each Subsidiary is in compliance with all Laws relating to the employment of labor and hiring of consultants and contractors, including all such Laws relating to wages, hours, time off work, collective bargaining, trade unions, labor relations, health and safety, recruitment, maternity, discrimination, civil rights, withholding of Taxation and workers' compensation.

     (e) SCHEDULE 3.29(e) to the Disclosure Memorandum sets forth a true and correct list of each collective bargaining or labor agreement, each standard form of individual employment agreement and each individual employment agreement for any employee whose annual compensation exceeds 80,000 pounds with respect to employees or former employees (including directors who are or were employees or who have a Contract with any member of the 3Net Group) of the

Company or any Subsidiary, indicating in each case the name of the entity to which such agreement relates.

     (f) Except as set forth on SCHEDULE 3.29(f) to the Disclosure Memorandum, there is not outstanding any contract of service between the Company or any Subsidiary and any of its respective directors, officers, employees, consultants or contractors which, subject to the statutory rights of such Person under applicable employment legislation, is not terminable by the Company or such Subsidiary without damages or compensation (other than any compensation payable by statute) on no more than four month's notice given at any time.

     (g) No employee of the Company or any Subsidiary (other than 3Net Australia) has given notice terminating his contract of employment or is under notice of dismissal and no account due to or in respect of any employee or former employee of the Company or any Subsidiary is in arrears and unpaid other than his salary for the current pay period.

     3.30 GUARANTEES. Neither the Company nor any Subsidiary is a guarantor (whether as financial guarantor or performance guarantor), surety or indemnitor or otherwise liable for or in respect of any Financial Debt or any contractual or other Liability of any Person (other than the Company or a Subsidiary), other than as an endorser of checks received by it and deposited in the Ordinary Course of Business. Except as set forth on SCHEDULE 3.30 to the Disclosure Memorandum, there is no outstanding guarantee, surety or indemnity given by any Person (other than the Company or any Subsidiary) for the benefit of the Company or any Subsidiary.

     3.31 POWERS OF ATTORNEY. Except as set forth on SCHEDULE 3.31 to the Disclosure Memorandum, there are no powers of attorney granted on behalf of the Company or any Subsidiary that will remain in effect after the Closing, other than powers of attorney which have been executed in the Ordinary Course of Business to permit employees or agents of the Company or any Subsidiary to accomplish administrative tasks or to permit persons expected to be employees of the Company or any Subsidiary after the Closing to enter into Contracts involving less than 20,000 pounds.

     3.32 TITLE DEEDS. All documents which in any way affect the right, title or interest of the Company or any Subsidiary in or to any of its property, undertaking or assets and all Contracts to which the Company or any Subsidiary is a party are in the possession of the Company or Subsidiary, as applicable, and are properly stamped.

     3.33 INTERCOMPANY AGREEMENTS. SCHEDULE 3.33 to the Disclosure Memorandum contains an accurate and complete list of all written agreements or material arrangements relating to all intercompany services and transactions (the "INTERCOMPANY AGREEMENTS") by and between any Seller or any of its Affiliates (other than the Company or any Subsidiary), on the one hand, and the Company or any Subsidiary, on the other hand, currently existing, other than contracts for the purchase or sale of goods or the supply of services in the Ordinary Course of Business on arms'-length terms. All Intercompany Agreements have been effected on terms equivalent to those which would have been established in arms'-length negotiations and in accordance with all applicable Laws and all applicable Governmental Authorizations for such Intercompany Agreements have been obtained or made.

          3.34 ACCOUNTS AND NOTES RECEIVABLE. All accounts receivable and notes receivable of the Company and the Subsidiaries existing on the Closing Date (net of the allowance for doubtful accounts which is reflected on the Closing Balance Sheet) shall be good and collectible in full on or before the date which is six months after the Closing Date. All such accounts receivable and notes receivable are owed to the Company or the Subsidiaries by current or former customers of the Company and its Subsidiaries and arose in the Ordinary Course of Business.

          3.35 RESTRICTIONS. The Company and Subsidiaries are not restricted by any written agreement or understanding with any other Person from carrying on business or competing anywhere in the world.

          3.36 CERTAIN BUSINESS PRACTICES. Neither the Company nor any Subsidiary nor any of their directors, officers, employees and agents has made, offered to make or authorized the unlawful payment or giving of anything of value to any Governmental Authority, political party or candidate for political office or any other Person for purposes of influencing or affecting any act, decision or omission of a Governmental Authority, political party or official or political candidate in order to assist the Company or any Subsidiary in obtaining or retaining business for or with, or directing business to, any Person.

          3.37 MISCELLANEOUS. The information contained in ANNEX 1.1 and in the Disclosure Memorandum is true and accurate in all respects and is not misleading. Sellers have delivered to Teltrend true, correct and complete copies of all documents and written agreements (including all amendments) listed in the Disclosure Memorandum.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF TELTREND

         Teltrend represents and warrants to each Seller as follows:

          4.1 ORGANIZATION. Teltrend is a coporation duly organized; validly existing and in good standing under the laws of the State of Delaware. No proceedings for the liquidation, dissolution, merger or disposition of all or substantially all of the assets of, or bankruptcy, reorganization, moratorium, assignment for the benefit of creditors or any similar transaction or arrangement with respect to, Teltrend are pending, and no corporate action with respect to any such transaction or arrangement has been taken. Teltrend has not stopped payment to any of its creditors, is not unable to pay its debts as they fall due and is not insolvent.

          4.2 CORPORATE AUTHORIZATION. Teltrend has full corporate power and authority to enter into, execute and deliver this Agreement and the Disclosure Memorandum, and at Closing Teltrend will have full corporate power and authority to enter into, execute and deliver each other Ancillary Agreement and Transaction Document to which it will be a party, and in each case to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Teltrend of this Agreement and the Disclosure Memorandum and the consummation by Teltrend of the transactions contemplated hereby and thereby has been, and at Closing the execution, delivery and performance by Teltrend of each other Ancillary Agreement and Tranactions Document to which it will be a party and the consummation by Teltrend of the transactions contemplated thereby will be, duly and validly authorized, and no further corporate authorization or consent will be required.

          4.3 BINDING EFFECT. Each of this Agreement and the Disclosure Memorandum has been duly executed and delivered by Teltrend and on the Closing Date each other Ancillary Agreement and Transaction Document will have been duly executed and delivered by Teltrend to the extent it will be a party thereto. Each of this Agreement and the Disclosure Memorandum constitutes a valid and legally binding obligation of Teltrend, and each other Ancillary Agreement, when executed and delivered by the parties thereto, will constitute a valid and legally binding obligation of Teltrend to the extent it is a party thereto, in each case enforceable against Teltrend in accordance with its terms, except in each case as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity limiting the availability of equitable remedies.

          4.4 BROKERS' FEES. Teltrend has no Liability to pay any fees or commissions to any broker, finder or agent with respect to any of the transactions contemplated by this Agreement or any of the Ancillary Agreements for which any Seller could become liable or obligated.

                                  ARTICLE V

                                  COVENANTS

          5.1 ACCESS PRIOR TO THE CLOSING. Prior to the Closing, the Sellers shall permit, or cause the Company and the Subsidiaries to permit, Teltrend and its representatives to have access, during regular business hours and upon reasonable advance notice, to the Company and the Subsidiaries and their properties (including the right to conduct reasonable investigations in connection therewith), employees and customers, subject to reasonable rules and regulations of the Sellers, and shall furnish, or cause to be furnished, to Teltrend any financial and operating data and other information that is available with respect to the Company and Subsidiaries as Teltrend shall from time to time reasonably request. Teltrend shall abide by the terms of the Confidentiality Agreement with respect to such access and any information furnished to it or its representatives pursuant to this SECTION 5.1.

          5.2   CONDUCT OF BUSINESS; OTHER SPECIFIC COVENANTS.

          (a) From the date hereof to the Closing the Sellers and the Company shall regularly consult Teltrend about the conduct of the Business and, except as otherwise contemplated by this Agreement or consented to or approved by Teltrend in writing, each Seller and the Company shall, and shall cause each member of the 3Net Group over which it has legal or effective Control to, (i) operate the Business in the Ordinary Course of Business, (ii) use all reasonable efforts to preserve intact the respective business organizations and goodwill of the Company and each Subsidiary, (iii) use all reasonable efforts to keep available the services of the officers, key employees and consultants and employees as a group of the Company and each Subsidiary (other than 3Net Australia), and (iv) use all reasonable efforts to maintain satisfactory relationships with suppliers, distributors, customers, banks and others having business relationships with the Company and each Subsidiary.

          (b) Without prejudice to the generality of the foregoing, from and after the date hereof until the Closing, except as otherwise contemplated by this Agreement or consented to or approved by Teltrend in writing, each Seller (with respect to the Company and each Subsidiary) and the Company shall not, and shall not permit any member of the 3Net Group over which it has legal or effective Control to:

          (i) permit or allow any of the properties, assets or undertaking of the Company or any Subsidiary to be mortgaged, pledged or otherwise subjected to any Encumbrance, other than Permitted Encumbrances in the Ordinary Course of Business;

          (ii) sell, assign, transfer, lease or otherwise dispose of any of the properties or assets or undertaking of the Company or any Subsidiary, other than in the Ordinary Course of Business or pursuant to this Agreement or any Ancillary Agreement;

          (iii) borrow any money or incur or guarantee, whether by guarantee, suretyship or otherwise, any Financial Debt, other than short-term borrowings for working capital purposes in the Ordinary Course of Business;

          (iv) except in the Ordinary Course of Business, increase in any manner the compensation or benefits of any employees or consultants of the Company or any Subsidiary;

          (v) authorize, create, vary any rights attached to, issue or sell any shares in the capital or of capital stock or other equity or ownership interests in the Company or any Subsidiary or authorize, issue or sell any securities convertible into, options with respect to, warrants to purchase or rights to subscribe to any such shares in the capital or of capital stock or other equity or ownership interests or uncalled capital;

          (vi) make, declare or pay any dividend, or declare or make any distribution on, or redeem, purchase or otherwise acquire, any shares in the capital or of capital stock or other equity or ownership interests of the Company or any Subsidiary, except as expressly permitted by this Agreement;

          (vii) effect any merger, recapitalization (e.g., reorganization of share capital), reclassification, stock dividend, stock split, reverse stock split or like change in capitalization or total investment, or capitalize any amount standing to the credit of any reserves of the Company or any Subsidiary;


          (viii) amend the certificate of incorporation, bylaws, memorandum of association, articles of association, constitution, business license, approval certificate or other governing documents of the Company or any Subsidiary;

          (ix) permit the admission of any Person (other than Teltrend), whether by subscription, transfer or transmission, as a member or stockholder;

          (x) make any loans or advances to any Person, give any indemnity, or make any investments of a capital nature, either by purchase of shares or securities, contributions to capital, property transfer or otherwise, or by the purchase or lease of any property or assets of any other Person, other than in the Ordinary Course of Business;

          (xi) terminate, other than in accordance with normal expiration terms, or amend or rescind any Material Contract, or amend, modify or exercise any rights or options with respect to any Lease;

          (xii) cancel any existing Material insurance policies covering the Business or the properties or assets of the Company or any Subsidiary;

          (xiii) waive or release any Material rights or execute any cancellation, compromise, release or assignment of any indebtedness owed to the Company or any Subsidiary;

          (xiv) acquire the shares or other equity or ownership interests, assets or whole or part of the undertaking of any other Person, other than in the Ordinary Course of Business; or

          (xv) enter into any Contract regarding any of the foregoing, any joint venture, partnership, strategic alliance or other similar arrangement, any Contract with any Seller or an Affiliate of any Seller or any otherwise Material Contract.

          (c) Each Seller and the Company shall procure that the Company and each Subsidiary maintain all its material structures, equipment and other tangible personal (movable) property currently in use in current operating condition and repair, except for ordinary wear and tear.

          (d) Except as otherwise agreed to in writing by Teltrend, Sellers shall cause all intercompany accounts or obligations (other than trade accounts resulting from transactions effected on an arm's-length basis) between any Seller or any Affiliate of any Seller (other than the Company or a Subsidiary), on the one hand, and the Company or any Subsidiary, on the other hand, to be settled at or prior to the Closing; provided, however, that (i) any Liability for Taxation which arises out of or in connection with such settlement shall be a Retained Liability hereunder and Sellers shall indemnify Teltrend and the members of the 3Net Group against the loss of any Taxation Benefit (as defined in the Tax Deed) in connection therewith, and
(ii) Seller and each Affiliate of a Seller (other than the Company or any Subsidiary) shall repay in cash any such accounts or obligations owed to the Company or any Subsidiary.

          (e) Prior to the Closing Date, the Sellers shall cause all of the Retained Liabilities to be assumed in writing by a Person other than the Company or a Subsidiary, on terms and conditions reasonably satisfactory to Teltrend.

          (f) Sellers and the Company shall cause to be terminated prior to the Closing those intercompany agreements and arrangements listed on SCHEDULE 5.2(f)(i) to the Disclosure Memorandum (and from and after the Closing neither the Company nor any Subsidiary shall have any further obligations thereunder), and cause to be continued on the same terms and conditions those intercompany agreements and arrangements listed on SCHEDULE 5.2(f)(ii) to the Disclosure Memorandum, and terminate or continue, as Teltrend directs, any intercompany agreements or arrangements not listed on SCHEDULES 5.2(f)(i) and 5.2(f)(ii) to the Disclosure Memorandum, other than intercompany agreements entered into in connection with the transactions contemplated by this Agreement, any Ancillary Agreement or any other Transaction Document.

          5.3 BEST EFFORTS. Each of the Sellers and the Company and Teltrend will cooperate and use its respective reasonable best efforts to fulfill the conditions precedent to the other parties' obligations hereunder, including securing as promptly as practicable all Consents (in accordance with the terms hereof) required in connection with the transactions contemplated hereby or by any Ancillary Agreement.

          5.4   CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND
WARRANTIES/COVENANTS. From the date hereof through the Closing, each of the parties hereto shall use its best efforts to cause its business and affairs to be conducted in such a manner so that its representations and warranties contained herein and the

Disclosure Memorandum (or in any other Ancillary Agreement if it were executed at Closing) shall continue to be true and correct in all material respects on and as of the Closing as if made on and as of the Closing, and shall promptly give to the other parties written notice of (i) any fact, event, condition or circumstance that would constitute a violation or breach of this Agreement or any Ancillary Agreement by it or of any inaccuracy in its representations and warranties herein or in the Disclosure of any inaccuracy in its representations and warranties herein or in the Disclosure Memorandum (or in any other Ancillary Agreement if it were executed at Closing) or (ii) any fact, event, condition or circumstance that will or might give rise to a claim under the Tax Deed (if it were executed at Closing). No disclosure by a party hereto pursuant to the provisions of this SECTION 5.4 shall be deemed to amend or supplement this Agreement, the Disclosure Memorandum or any other Ancillary Agreement or to cure any misrepresentation or breach or to limit the remedies available to the party to which such disclosure is made.

          5.5 CONFIDENTIALITY. The Sellers shall not, and shall not permit any of their Affiliates, employees or agents to, use any of the Confidential Information (as defined below) or disclose any Confidential Information to any Person (except, for periods prior to the Closing only, in the Ordinary Course of the Business). As used herein, the term "CONFIDENTIAL INFORMATION" means all trade secrets and other confidential information of or about the Company, the Subsidiaries and/or the Business, including, without limitation, any such information regarding the business, methods of operation, products, financial data or customers of the Company, the Subsidiaries and/or the Business, exclusive of any such information which (a) is or becomes publicly known through no wrongful act of any of the Sellers or their respective Affiliates, employees or agents, (b) is rightfully received by any of the Sellers from a third party after the Closing without similar restrictions and without breach of its or a similar agreement, (c) is approved in advance for such use or disclosure in writing by Teltrend or (d) is required pursuant to Law. In the event any of the Sellers or any of their respective Affiliates, employees or agents becomes legally required to disclose any Confidential Information, such Seller shall provide Teltrend with prompt notice so that Teltrend may seek a protective order or other appropriate remedy. Such Seller will, or will cause its respective Affiliate, employee or agent to, cooperate with Teltrend, at the expense of Teltrend, in seeking any such order or other remedy. Such Seller shall not, and shall not permit its respective Affiliate, employee or agent to, disclose any more of the Confidential Information than in the opinion of its legal counsel it is legally required to disclose. If any confidentiality or nondisclosure agreements of Sellers or any of its Affiliates exist relating to the Company, any Subsidiary or the Business, Sellers shall, at the request and expense of Teltrend, take (or cause their Affiliates to take) all actions reasonably requested by Teltrend to enforce such agreements or assign such agreements to Teltrend.

          5.6 PUBLIC ANNOUNCEMENTS. Each of Sellers, on the one hand, and Teltrend, on the other hand, will consult with each other before issuing or permitting the issuance of any press releases or otherwise making or permitting the making of any public statements or statements to the trade with respect to this Agreement and the transactions contemplated hereby, and none of them shall issue or permit the issuance of any such press release or make or permit the making of any such public or trade


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


statement prior to such consultations, except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange or market.

          5.7   EMPLOYEE BENEFIT PLANS.

          (a) LIABILITY UNDER SELLER PLANS. Neither Teltrend, the Company nor any Subsidiary shall have any Liability with respect to any Employee Benefit Plan which is or in the Ordinary Course of Business has been maintained, sponsored, offered, insured, secured or provided by, on behalf of or as part of a general program maintained, offered, sponsored, insured, secured or provided by any Seller or any Affiliate of any Seller other than the Company or a Subsidiary (a "SELLER PLAN"), except to the extent expressly provided in this
SECTION 5.7, and all such Liabilities shall constitute Retained Liabilities hereunder.

          (b)   TRANSITIONAL ACCESS TO SELLER PLANS.

          (i)   PENSION SCHEME.

          (A) The Sellers shall use all reasonable commercial efforts to procure that any requisite Consent is obtained prior to Closing from the principal employer and trustees under the Securicor Scheme and from the Board of Inland Revenue to:-

                (1) the continued participation of the Company in the Securicor Scheme during the Participation Period; and

                (2) the continued participation of the Member Employees in the Securicor Scheme during the Participation Period.

          (B) The Seller shall, so long as the payment of contributions to the Securicor Scheme as set forth in SECTION (b)(i)(C) is being made:-

                (1) procure that prior to the Closing Date and during the Participation Period no action is taken or any announcement made by any Person (except as required by Law) which would cause the Securicor Scheme to be terminated or would alter any of its provisions or result in the exercise of any discretion thereunder, in each case to the detriment of Teltrend, the Company or the Member Employees, without the prior written consent of Teltrend (such consent not to be unreasonably delayed or withheld);

                (2) ensure that all lump sum death in-service benefits of the Member Employees under the Securicor Scheme are fully insured; and


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


                (3) use all reasonable endeavors to ensure that the Securicor Scheme remains Approved and contracted-out of the state earnings related pension scheme.

          (C) During the Participation Period Teltrend will use all reasonable endeavors to procure that the Company will:-

                (1) while the Member Employees remain active members of the Securicor Scheme deduct from the pay of such Member Employees any contributions payable by them under the Securicor Scheme (including any additional voluntary contributions) and promptly pay to the Securicor Scheme such contributions together with employer contributions in relation to such Member Employees (but the Company shall not be required to pay contributions determined on a basis inconsistent with the determination of those payable by other employers participating in the Securicor Scheme); and

                (2) perform in all other material respects its obligations under the Securicor Scheme.

          (D) Teltrend shall use its reasonable endeavors to procure that the Company will give any necessary withdrawal notice at the requisite time under the Securicor Scheme in relation to the termination of the Company's participation in the Securicor Scheme at the end of the Participation Period.

          (ii) OTHER SELLER PLANS. Until November 1, 1997 (other than in the case of the Western Provident Association health care scheme, which shall be until September 30, 1997), Sellers shall, and shall cause their respective Affiliates to, permit employees of the Company or any Subsidiary to continue to participate in those Seller Plans not identified in clause (i) above which Teltrend may request on the same terms and conditions as such employees participate in such Seller Plans as of the date hereof. Teltrend shall reimburse each Seller and each of its respective Affiliates for its reasonable costs and expenses incurred in connection with the provision of such continued participation. Sellers shall use all reasonable commercial efforts to obtain prior to Closing all requisite third party Consents in respect of the foregoing.

          (iii) CONSENTS. To the extent any requisite third party Consent is not obtained prior to Closing as contemplated by clauses (i) and (ii) above, Teltrend shall have the right to delay the Closing until such time as it can procure adequate (in its sole discretion) alternative arrangements to those contemplated by this SECTION 5.7(b).

          5.8 FURTHER ASSURANCES. From and after the Closing, Teltrend, on the one hand, and each of the Sellers, on the other hand, shall use all reasonable commercial efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby, including, without limitation, the execution of further instruments of transfer and assignment.

          5.9 COVENANT NOT TO COMPETE. Each of the Sellers covenants with Teltrend that it will not either on its own account or in conjunction with or on behalf of any other Person or Persons, whether directly or indirectly, for the period of:

          (a) three years from the Closing Date, solicit or endeavour to solicit in respect of any goods designed, manufactured or distributed, or any services offered, by or on behalf of the Business the custom of any Person which was at the Closing Date, or which during the period of 12 months prior to the Closing had been, a customer or client of any member of the 3Net Group or the Business in respect of such goods and/or services;

          (b) 18 months from the Closing Date, solicit or entice away, or endeavour to solicit or entice away, from Teltrend, the Company, any Subsidiary or the Business any Person who was at the Closing Date, or who during the period of six months prior to the Closing Date had been, employed by any member of the 3Net Group or the Business, whether or not such Person would commit a breach of his or her contract of employment by reason of leaving service, save that this clause shall not apply to any individual employed by any member of the 3Net Group or the Business in a purely secretarial or non-managerial administrative role; and

          (c) three years from the Closing Date, carry on or be engaged, concerned or interested in any business which competes with the Business (other than as a holder of securities listed or dealt in on a recognized investment exchange provided that such holding shall not exceed five percent of the class of securities of which the said holding forms part).

          Each of the undertakings contained in this SECTION 5.9 is a separate undertaking by each Seller in relation to itself and its interests and shall be enforceable by Teltrend separately and independently of its right to enforce any one or more of the other covenants contained in this SECTION 5.9 and in the event that any such undertaking shall be found to be void but would be valid if some part were deleted or the period or area of application were reduced, then such undertaking shall apply with such modification as may be necessary to make it valid and effective.

          5.10 NO SHOP CLAUSE. Prior to termination of this Agreement in accordance with ARTICLE VIII, neither Sellers nor any of their Affiliates (including the Company), through any of their employees, officers, agents or representatives or otherwise, shall solicit, contact or have any discussion with any Person with a view to (i) the acquisition of any assets or undertaking of the Business, (ii) the acquisition of any shares in the capital or of capital stock or other equity or ownership interests of the Company or any of the Subsidiaries, (iii) the merger or consolidation of the Company or any of the Subsidiaries or (iv) the acquisition by the Company or any of the Subsidiaries of the equity interests, assets or undertaking of any other Person. Sellers shall give Teltrend immediate telephone notice regarding all details of any attempt by any third party to solicit, make contact regarding or discuss any of the matters set forth in clauses (i) through (iv) above.

          5.11 ASSIGNMENT OF CERTAIN AGREEMENT. At or prior to the Closing, Sellers shall cause Axiom Inc. (as successor to Securicor Telesciences Inc.)
to assign and transfer to 3Net Delaware all right, title and interest in and to the Product Development and Technology Transfer Agreement, dated 8 December 1994, between the Company and Securicor Telesciences Inc., on terms and conditions satisfactory to Teltrend.

          5.12 SECURICOR NAME. To the extent the Securicor Trademark are used by the Business on stationery, signage, invoices, receipts, forms, supplies advertising and promotional materials, product, training and service literature and materials, computer programs or like materials existing as of the Closing Date (the "MARKED MATERIALS") or appear on Inventory (packaged or otherwise) as of the Closing Date, the Company and Subsidiaries may use such Marked Materials after the Closing for a period of 60 days and sell such Inventory (packaged or otherwise) after the Closing for a period of one year without altering or modifying such Marked Materials or Inventory, or removing such Securicor Trademarks. In addition, Teltrend agrees to remove the word "Securicor" from the corporate name of the Company and each Subsidiary within 30 days following the Closing, or as soon thereafter as practicable (but in any event within 90 days, except in the case of 3Net China), and the Company and each Subsidiary shall have the right to use the word "Securicor" in its corporate name pending such removal. The Company and Subsidiaries shall not use the Securicor Trademarks after the Closing in any other manner without the consent of Securicor.

          5.13 PURCHASER NAMES. After the Closing, no Seller will, directly or indirectly, use or do business, or allow any of its Affiliates to use or do business, or assist any third party in using or doing business, under the name and mark "3NET", OR "TELTREND" (or any other name or mark confusingly similar to either of such names and marks).

          5.14  BOOKS AND RECORDS.

          (a) Sellers shall, and shall cause its Affiliates to, deliver to the Company and the Subsidiaries at or prior to the Closing all Book and Records in their possession that relate primarily to the Company, any Subsidiary or the Business except to the extent such items are already in the possession of the Company or a Subsidiary.

          (b) Teltrend will retain all Books and Records in existence on the Closing Date and make the same reasonably available after the Closing Date for inspection and copying by Sellers, at Sellers' expense during the normal business hours of the Company or Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such Books and Records shall be destroyed by any of Teltrend, the Company or the Subsidiaries for a period of seven years after the Closing without first advising Sellers in writing and giving Sellers a reasonable


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

opportunity to obtain possession thereof. Without prejudice to the generality of the foregoing, Teltrend will, and will cause the Company and each of the Subsidiaries to, make available to Sellers and their respective representatives all information for pre-Closing periods deemed necessary or desirable by any Seller in preparing its respective financial statements.

          (c) Sellers will, and will cause each of their Affiliates to, retain all books and records and other documents pertaining to the Company, any Subsidiary or the Business in existence on the Closing Date not delivered to the Company or a Subsidiary pursuant to SECTION 5.14(a) hereof and to make the same reasonably available after the Closing Date for inspection and copying by Teltrend, at Teltrend's expense during the normal business hours of Sellers or such Affiliate, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed by Sellers or any of their Affiliates for a period of seven years after the Closing without first advising Teltrend in writing, and giving Teltrend a reasonable opportunity to obtain possession thereof. Without prejudice to the generality of the foregoing, Sellers will, and will cause each of their Affiliates to, make available to Teltrend and its representatives all information deemed necessary or desirable by Teltrend in preparing its financial statements and the financial statements of any member of the 3Net Group.

          5.15  CERTAIN COVENANTS REGARDING REPRESENTATIONS AND WARRANTIES.

          (a) No information of which Teltrend has knowledge (actual or constructive) shall prejudice any claim made by Teltrend in respect of the representations and warranties given by the Sellers pursuant to this Agreement, any Ancillary Agreement or any other Transaction Document (the "SELLERS' WARRANTIES") or operate to reduce any amount recoverable. No information of which any Seller has knowledge (actual or constructive) shall prejudice any claim made by such Seller in respect of the representations and warranties made by Teltrend pursuant to this Agreement, any Ancillary Agreement or any other Transaction Document (the "PURCHASER'S WARRANTIES") or operate to reduce any amount recoverable.

          (b) Where any statement in the Sellers' Warranties or Purchaser's Warranties (collectively, the "WARRANTIES") is qualified by the expression "to the best knowledge" or "is aware" or any similar expression, the party making the statement shall be deemed to have knowledge of anything of which it would have had knowledge had it made due and careful enquiry immediately before giving the Warranties and of anything of which it ought reasonably to have knowledge including, in the case of the Sellers, due and careful enquiry of the directors, officers, employees and agents of the Company, Subsidiaries and Business.

          (c) A disclosure in the Disclosure Memorandum with respect to a particular lettered or numbered paragraph (or portion thereof) in ARTICLE 3 shall not be deemed to be an adequate disclosure or exception with respect to any representation or warranty of any Seller contained in any other lettered or numbered paragraph (or portion thereof) in ARTICLE 3 unless (i) such other lettered or numbered paragraph (or portion thereof) is specifically referenced in the disclosure, or (ii) based upon the nature of the disclosure and the facts described therein, it would be clear to a reasonably prudent business person that such disclosure is also related to and is an exception or qualification with respect to such other representation or warranty.

          (d) The Sellers shall be deemed to warrant and represent again to Teltrend, its successors and assigns in the terms of the Sellers' Warranties as of the Closing, and Teltrend shall be deemed to warrant and represent again to the Sellers, their successors and assigns in terms of Purchaser's Warranties as of the Closing, in each case with reference to the facts and circumstances then subsisting (save that a reference to any fact, matter, event or circumstance existing, occurring or having occurred at or before the date of this Agreement shall also be construed as a reference to its existing, occurring or having occurred at or before Closing).

          5.16 SET OFF. The Sellers undertake not to exercise any right of counterclaim or set-off or any other claim or right of recovery against Teltrend, the Company or any of the Subsidiaries, or any of their respective officers, employees, auditors or advisers, in relation to any claim which may be made in respect of this Agreement, any Ancillary Agreement or any other Transaction Document.

          5.17 PREPARATION OF FINANCIAL STATEMENTS. The Sellers hereby acknowledge that the Financial Statements were initially prepared by Ernst & Young, acting as advisers to Teltrend. The Sellers acknowledge and agree that they had a full and fair opportunity to review the Financial Statements in consultation with their advisers, Ernst & Young and Teltrend. The Sellers further acknowledge and agree that the Financial Statements were initially prepared by Ernst & Young for the sake of convenience alone and nothing surrounding the circumstances under which the Financial Statements were prepared shall in any way (i) limit or otherwise affect the representations, warranties and other statements made by any Seller herein, in any Ancillary Agreement or in any other Transaction Document regarding the Financial Statements or (ii) limit or otherwise affect any rights which Teltrend may have against any Seller hereunder or under any Ancillary Agreement or other Transaction Document.

          5.18 GUARANTEES. On or as soon as practicable following Closing, Teltrend shall use all reasonable commercial efforts to obtain the release of Securicor from the sureties given by Securicor pursuant to (i) Section 8.1 of the U.K. Lease relating to the Ground, First and Second Floors, and (ii)
Section 9.1 of the U.K. Lease relating to the Third Floor, and pending such release indemnify and hold harmless Securicor as from Closing against any Losses arising in respect of such sureties for any act or omission which occurs or is alleged to have occurred after the Closing Date.


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


          5.19 RESTRICTIVE TRADE PRACTICES ACT 1976. Where this Agreement is or forms part of any agreement which is subject to registration under the RTPA, no restriction accepted or information provision made under that agreement shall come into effect until the day after particulars of the agreement have been furnished to the Director General of Fair Trading under Section 24 RTPA. If any party shall wish to furnish such particulars, the other parties will render such co-operation and undertake such action as may reasonably be required of them for such purpose so that particulars may be furnished as soon as practicable following the signature of this Agreement and each of the parties consents to the disclosure of all information so furnished. In this
SECTION 5.19 the words and terms "agreement" and "subject to registration" shall have the meanings respectively given to them by the RTPA and the reference to "restrictions accepted" or "information provisions made" under the agreement shall be to restrictions accepted or information provisions made by virtue of which the agreement is subject to registration.

          5.20 COMMERCIAL FILINGS. At the request of Teltrend, the Sellers shall use their best efforts to update, or cause to be updated, the filings with local commercial registries and similar officials to bring the Company and the Subsidiaries into compliance in all material respects with applicable Law prior to the Closing.

          5.21 ELIMINATION OF CERTAIN ENCUMBRANCES. At or prior to the Closing, Sellers shall cause those Encumbrances identified on SCHEDULE 5.21 to the Disclosure Memorandum to be released, satisfied and fully discharged (and shall cause evidence thereof to be recorded with the appropriate registry) and such Encumbrances shall not be considered "Permitted Encumbrances" for purposes of any representation, warranty or agreement made pursuant to any Transaction Document as of or after the Closing; provided, however, that the fact that the Encumbrance identified at Item 3 of SCHEDULE 5.21 to the Disclosure Memorandum is not so fully discharged at or prior to Closing shall not constitute a failure to satisfy Teltrend's condition to Closing set forth in SECTION 6.2 hereof so long as it is the result of circumstances reasonably beyond the control of any of the Sellers and Sellers agree at Closing to indemnify Teltrend to its satisfaction against any Loss or other Liability related to such Encumbrance.

          5.22 BAKER TILLY FINANCIAL STATEMENTS. At or prior to Closing, Sellers shall deliver, or cause to be delivered, to Teltrend the Baker Tilly Financial Statements in form and substance satisfactory to Teltrend, together with all work papers or related documentation prepared in connection with the audit of the Baker Tilly Financial Statements. Teltrend shall deliver, or shall cause to be delivered, to Sellers and Baker Tilly drafts of the financial information to be contained in the Baker Tilly Financial Statements for consideration and audit by Baker Tilly no later than five Business Days prior to Closing. The costs and expenses of Teltrend and/or its representatives incurred in connection with the preparation of the financial information for inclusion in the Baker Tilly Financial Statements as contemplated by this
SECTION 5.22, and the costs and expenses of Baker Tilly incurred in connection with the audit of the Baker Tilly Financial Statements, shall be borne and paid 50% by Teltrend and 50% by the Sellers. From and after the Closing, Sellers shall, and shall use their best efforts to cause Baker Tilly to, assist and cooperate with Teltrend in the preparation and review of any financial information to be included in any filing made by Teltrend pursuant to the U.S. securities laws.

          5.23 TAX ELECTIONS FOR PURPOSES OF U.S. CODE SECTION 338. The parties acknowledge that Teltrend may, in its sole discretion, make one or more elections under Section 338 of the U.S. Code with respect to the purchase of the Shares contemplated hereby. Sellers hereby agree to (i) cooperate, and to cause their Affiliates to cooperate, with Teltrend in respect of any such election which Teltrend determines it is necessary or advisable to make and
(ii) not take, and not permit any of their Affiliates to take, any action inconsistent with, or which would jeopardize the benefits to Teltrend contemplated by, any such election.

          5.24 SETTLEMENT OF MATTERS WITH RESPECT TO RINGWAY HOUSE. Prior to Closing, Sellers shall contact the lessor for the property leased by the Company pursuant to the U.K. Leases, and shall use all reasonable commercial efforts to determine in consultation therewith the full amount of any amounts due and owing to such lessor as of a date no earlier than five Business Days prior to Closing and, if so determined, shall pay all such amounts, in full and final settlement of any disputes which may be existing between the Company and such lessor.

          5.25 CERTAIN ACTIONS WITH RESPECT TO NDL. Prior to the Closing, Sellers shall cause all amounts payable to the former shareholders of NDL on October 1, 1997 under that certain Memorandum of Agreement, dated March 1996, among the Company, the minority shareholders named therein, Richard Bruce Ash, Aslan Solutions Limited and NDL, to be paid in full, which shall be funded through a cash contribution by 3Net Holdings to the capital of the Company in an amount equal to such amounts payable.

          5.26 REGULATORY FILINGS. As soon as practicable following the date of this Agreement, the parties shall make or cause to be made such filings as Teltrend determines may be required under the Anticompetition Acts with respect to the consummation of the transactions contemplated hereby, and shall thereafter file or cause to be filed any supplementary information as may be requested pursuant to the Anticompetition Acts by the Governmental Authority charged with administration and/or enforcement thereof. Each of the parties shall use all reasonable commercial efforts to obtain any Consent Teltrend determines is required under the Anticompetiton Acts (provided no party shall be required to dispose of any assets, lines of business or equity interests in order to obtain such Consents) with respect to the consummation of the transactions contemplated hereby.

          5.27 3NET AUSTRALIA LEASE ARRANGEMENTS. Prior to Closing, the Sellers shall use all reasonable efforts to cause to be paid and fully discharged all Liabilities of any member of the 3Net Group under the Leases relating to the following Leased Real Property: (i) Suite 2701, Level 27, Northpoint, 100
Miller Street, North Sydney, New South Wales, Australia; and (ii) Part Level
20, Waterfront Place, I Eagle Street, Brisbane, Queensland, Australia;
provided, however, that the fact that any Liability under either of such Leases is not so fully paid and discharged prior to Closing shall not constitute a failure to satisfy Teltrend's condition to Closing set forth in SECTION 6.2 hereof so long as it is the result of circumstances reasonably beyond the control of any Seller.

          5.28 CERTAIN OUTSTANDING POWERS AND ARRANGEMENTS. Prior to Closing, Sellers shall cause all powers of attorney given by or with respect to any members of the 3Net Group to any Person who is not expected to serve as an employee, director or other agent of a member of the 3Net Group after Closing (as determined in the sole discretion of Teltrend) to be terminated (including all signatory powers with respect to bank accounts held by members of the 3Net Group).

                                  ARTICLE VI

                CONDITIONS TO OBLIGATION OF TELTREND TO CLOSE

          The obligation of Teltrend to effect the Closing and to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by Teltrend:

          6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of each of the Sellers contained in this Agreement, any Ancillary Agreement or any other Transaction Document shall be true and accurate in all material respects as of the Closing as if made as of the Closing (it being expressly understood and agreed that, notwithstanding the fact that only the failure of such representations and warranties to be true and accurate in all material respects as of the Closing shall constitute a failure to satisfy Teltrend's condition to Closing set forth in this SECTION 6.1, such representations and warranties as deemed to be given as of the Closing pursuant to SECTION 5.15 hereof are to be true and accurate in all respects for purposes of each other covenant, agreement or provision contained herein or in any other Transaction Document).

          6.2 PERFORMANCE. Each of the Sellers and the Company shall have duly performed or complied with all of the agreements and covenants to be performed or complied with by it on or prior to the Closing.

          6.3 RESULTS OF OPERATIONS: NO MATERIAL ADVERSE EFFECT. Except as set forth on SCHEDULE 3.12 to the Disclosure Memorandum, since June 30, 1997 there shall not have occurred any Material Adverse Effect.

          6.4 DELIVERY OF DOCUMENTS. Teltrend shall have received all documents and other items to be delivered by any of the Sellers under SECTION 2.3(b) hereof.

          6.5 CONSENTS; NO LEGAL OBSTRUCTION. Each of the Required Approvals shall have been given, made or obtained. No suit, action or proceeding by any Governmental Authority or other Person shall be pending or threatened which could have (i) a Material Adverse Effect, (ii) a material adverse effect on the condition (financial or otherwise), business, properties, value, assets, operations or prospects of Teltrend or any of its Affiliates, or (iii) a material adverse effect on the benefits to Teltrend of the transactions contemplated hereby or by any Ancillary Agreement. No injunction, restraining order or order of any nature shall have been issued or threatened by or be pending before any Governmental Authority challenging the validity or legality of any of the transactions contemplated hereby or restraining or prohibiting or otherwise challenging the consummation of any of such transactions or compelling Teltrend to dispose of or discontinue or materially restrict the operations of a significant portion of the Business or of the business conducted by Teltrend as a result of the consummation of the transactions contemplated hereby. No Governmental Authority shall have proposed or enacted any Law which would prohibit, materially restrict or materially delay completion of the sale and purchase of the Shares or the operation of the Company, any Subsidiary or the Business after Closing. Any Consent determined by Teltrend to be required under any Anticompetition Act shall have been duly obtained.

                                 ARTICLE VII

                 CONDITIONS TO OBLIGATION OF SELLERS TO CLOSE

          The obligation of each of the Sellers hereunder to effect the Closing and consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless otherwise waived in writing by Sellers:

          7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Teltrend contained in this Agreement, any Ancillary Agreement or any other Transaction Document shall be true and accurate in all material respects on and as of the Closing as if made as of the Closing (it being expressly understood and agreed that, notwithstanding the fact that only the failure of such representations and warranties to be true and accurate in all material respects shall constitute a failure to satisfy Sellers' condition to Closing set forth in this Section 7.1, such representations and warranties as deemed to be given as of the Closing pursuant to SECTION 5.15 hereof are to be true and accurate in all respects for purposes of each other covenant, agreement or provision contained herein or in any other Transaction Document).

          7.2 PERFORMANCE. Teltrend shall have duly performed or complied with all of the agreements and covenants to be performed or complied with by it on or prior to the Closing.

          7.3 DELIVERY OF DOCUMENTS. Each of the Sellers shall have received all documents and other items to be delivered by Teltrend under SECTION 2.3(c) hereof.

          7.4 NO LEGAL OBSTRUCTION. No injunction, restraining order or order of any nature shall have been issued or threatened by or be pending before any Governmental Authority challenging the validity or legality of any of the transactions contemplated hereby or by any Ancillary Agreement or restraining, prohibiting or otherwise challenging the consummation of any of such transactions.

                                 ARTICLE VIII

                                 TERMINATION

          8.1 TERMINATION. This Agreement may be terminated and abandoned, without limiting or waiving any other rights and remedies any party may have at law or in equity (subject to SECTION 8.2 below), at any time prior to the
Closing:
          (a)   upon the mutual written agreement of the parties hereto;

          (b) by Teltrend, if the conditions set forth in ARTICLE VI hereof shall not have been fully satisfied or waived by Teltrend or if the Closing shall not have occurred on or before October 30, 1997; or

          (c) by any of the Sellers, if the conditions set forth in ARTICLE VII hereof shall not have been fully satisfied or waived by each of the Sellers or if the Closing shall not have occurred on or before October 30, 1997.

          8.2 EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation, warranty and covenant contained in this Agreement, any Ancillary Agreement or any other Transaction Document shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation, warranty or covenant; provided however, that notwithstanding the foregoing, (i) the agreements contained in SECTIONS 5.5, 5.6, 5.16 and ARTICLE X (and those provisions of ARTICLE I or other definitions necessary for interpretation thereof) shall survive termination of this Agreement, and (ii) subject to SECTION 10.10 hereof, each party shall be and remain liable to the others in the event that the failure so to close hereunder shall occur as a consequence of the failure of such party to perform fully its covenants and agreements hereunder or the material breach by such party of its representations or warranties contained in this Agreement, any Ancillary Agreement or any other Transaction Document (except that no party shall be liable to any other party under this SECTION 8.2 for loss of profits or any other consequential damage of any kind or if Teltrend terminates the Agreement because the Consent described in Item 4 of SCHEDULE
1.6 to the Disclosure Memorandum is not received on or prior to such termination).

                                  ARTICLE IX

                         INDEMNIFICATION AND SURVIVAL

          9.1   INDEMNIFICATION OF TELTREND.

          (a) The Sellers, jointly and severally, shall indemnify, defend and hold harmless Teltrend, the Company, each of the Subsidiaries and their respective officers, directors, employees, agents, representatives and shareholders, and their respective heirs, executors, personal representatives, successors and assigns (the "PURCHASER INDEMNIFIED PARTIES") from and against any Losses imposed on, sustained, incurred or suffered by or asserted against any Purchaser Indemnified Party, directly or indirectly, with respect to, in connection with, arising from or alleged to result from or arise out of or in connection with:

          (i) a breach by any of the Sellers of any representation or warranty made by any of the Sellers in this Agreement, any Ancillary Agreement or any other Transaction Document;

          (ii) a breach by any of the Sellers or the Company of any covenant or agreement made by or applicable to any of the Sellers or the Company and contained in this Agreement, any Ancillary Agreement or any other Transaction Document; and

          (iii) the Retained Liabilities.

          (b) Except as set forth in SECTION 9.1(d) hereof: (i) the aggregate liability of the Sellers in respect of SECTION 9.1(a) above shall not exceed the Purchase Price, and (ii) no liability shall attach to the Sellers in respect of Losses pursuant to SECTION 9.1(a) above unless the aggregate amount of the liability of the Sellers in respect of all such Losses shall exceed $100,000, in which event this limitation shall cease to apply and the whole of such amounts (subject to SECTION 9.1(c) below) shall be payable.

          (c) Except as set forth in SECTION 9.1(d) hereof, no Purchaser Indemnified Party shall make any claim under SECTION 9.1(a) above unless the individual claim exceeds $15,000, save that for the purposes of satisfying this de minimis limit each Purchaser Indemnified Party shall be entitled to aggregate a series of similar individual claims arising out of the same set of facts and circumstances.

          (d) The provisions of Sections 9.1(b) and 9.1(c) hereof shall not apply to any Losses arising from or relating to, or alleged to arise from or relate to, any of the Retained Liabilities, and no such Losses shall be counted against the dollar limitations contained in SECTION 9.1(b) hereof.

          (e) None of the Sellers shall be liable in respect of a claim made pursuant to SECTION 9.1(a) hereof to the extent that it arises or is increased as a result only of (i) any change in generally accepted accounting practice after the Closing Date, or (ii) any change in the date to which the Company or any of the Subsidiaries make up their accounts.

          9.2   INDEMNIFICATION OF SELLER.

          (a) Teltrend shall indemnify, defend and hold harmless each of the Sellers and their respective officers, directors, employees, agents, representatives and shareholders, and their respective heirs, executors, personal representatives, successors and assigns (the "SELLER INDEMNIFIED PARTIES") from and against any and all Losses imposed on, sustained, incurred or suffered by or asserted against any Seller Indemnified Party with respect to, in connection with, arising from or alleged to result from or arise out of or in connection with:

          (i) a breach by Teltrend of any representation or warranty made by Teltrend contained in this Agreement, any Ancillary Agreement or any other Transaction Document; and

          (ii) a breach by Teltrend of any covenant or agreement made by Teltrend contained in this Agreement, any Ancillary Agreement or any other Transaction Document.

          (b) The aggregate liability of Teltrend in respect of SECTION 9.2(a) above shall not exceed $1,000,000. No liability shall attach to Teltrend in respect of Losses pursuant to SECTION 9.2(a) above unless the aggregate amount of the liability of Teltrend in respect of all such Losses shall exceed $100,000, in which event this limitation shall cease to apply and the whole of such amounts (subject to SECTION 9.2(c) below) shall be payable.

          (c) No Seller Indemnified Party shall make any claim under SECTION 9.2(a) above unless the individual claim exceeds $15,000, save that for the purposes of satisfying this de minimis limit each Seller Indemnified Party shall be entitled to aggregate a series of similar individual claims arising out of the same set of facts and circumstances.

          9.3 FOREIGN CURRENCY ADJUSTMENTS. Payments under this ARTICLE IX shall be made in dollars. In the event that any indemnification payment required to be made under this ARTICLE IX shall be denominated in a currency other than dollars, the amount of such payment shall be translated into dollars using the foreign exchange rate for such currency as reported by The Financial Times determined in accordance with the following rules:

          (a) with respect to any Indemnifiable Losses arising from the payment by a financial institution under a guarantee, comfort letter, letter of credit, foreign exchange contract or similar instrument, the foreign exchange rate for such currency shall be determined as of the date on which such financial institution shall have been reimbursed; and

          (b) with respect to any other Indemnifiable Losses, the foreign exchange rate for such currency shall be determined as of the date that notice of the claim with respect to such Indemnifiable Losses shall be given to the Indemnitee.

          9.4   PROCEDURES FOR INDEMNIFICATION.

          (a) NOTICE OF THIRD PARTY CLAIMS. If a claim or demand is made against a Person entitled to indemnification under SECTION 9.1 or 9.2 hereof (an "INDEMNITEE") by any third party (a "THIRD PARTY CLAIM") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party with such indemnification obligation (the "INDEMNIFYING PARTY") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 30 Business Days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the Indemnitee's right to indemnification hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within 30 Business Days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

          (b) LEGAL DEFENSE OF THIRD PARTY CLAIMS. If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate with the Indemnitee in the defence thereof at its own expense and assisted by counsel of its own choosing (such counsel being subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed), subject to the Indemnitee's right to settle, compromise and discharge the Third Party Claim as provided in SECTION 9.4(c) hereof.

          (c) SETTLEMENT OF THIRD PARTY CLAIMS. In no event shall an Indemnitee settle, compromise or discharge a Third Party Claim without providing prior written notice to the Indemnifying Party, which shall have the option within 15 Business Days following receipt of such notice to:

          (i)   approve and agree to pay the settlement;

          (ii) approve and agree to pay the amount of the settlement, reserving the right to contest the Indemnitee's right to indemnity; or

          (iii) disapprove the settlement and assume in writing all past and future responsibility for the Losses related to such Third Party Claim (including all of Indemnitee's prior expenditures in connection therewith).

          (d) OTHER CLAIMS. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 Business Days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15 Business-Day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15 Business-Day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable Law or under this Agreement.

          9.5   INDEMNIFICATION PAYMENTS. Indemnification required by this
ARTICLE IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Loss is incurred. If any Indemnifying Party makes any payment to an Indemnitee pursuant to SECTION 9.1 or 9.2 hereof with respect to an Indemnifiable Loss and such Indemnitee subsequently recovers from a third party any amount (whether by way of payment, discount, credit, set-off or otherwise) in respect of that Indemnifiable Loss, such Indemnitee shall, once it has received such amount, immediately repay or procure the repayment to the Indemnifying Party so much of the amount paid by such Indemnifying Party as does not exceed the sum recovered from the third party less all reasonable costs, charges and expenses paid, incurred or accrued by such Indemnitee or its Affiliates (as the case may be) in recovering that sum from the third party and less any Taxation paid, incurred or accrued by such Indemnitee or its Affiliates on the money recovered from the third party. Nothing in this SECTION 9.5 shall be deemed to require any Indemnitee to make any claim for insurance or other third party recovery in respect of any Loss which is or may be subject to indemnification under this
ARTICLE IX.

          9.6 OBLIGATIONS ABSOLUTE. The foregoing contractual obligations of indemnification set forth in this ARTICLE IX shall:

          (i) also apply to any and all Third Party Claims that allege that any Indemnitee is independently, directly, vicariously or jointly and severally liable to such third party;

          (ii) to the extent permitted by applicable Law, apply even if the Indemnitee is partially negligent or otherwise partially culpable or at fault, whether or not such Liability arises under any doctrine of strict liability; and

          (iii) be in addition to any Liability that an Indemnifying Party may have other than pursuant to this Agreement.

          9.7 REMEDIES CUMULATIVE. The remedies provided in this ARTICLE IX shall be cumulative and shall be in addition and without prejudice to any other rights or the seeking of any and all other remedies by an Indemnitee against any Indemnifying Party.

          9.8 EXCHANGE OF INFORMATION. In connection with the handling of current or future actions or Third Party Claims, the parties may determine that it is in their mutual interest to exchange privileged or confidential information. If so, the parties agree to discuss whether it is in their mutual interest to enter into a joint defense agreement or information exchange agreement to maintain the confidentiality of their communications and to permit them to maintain the confidentiality of proprietary information or information that is otherwise confidential or subject to any applicable privilege, including but not limited to the attorney-client, work product, executive, deliberative process or self-evaluation privileges.

          9.9 CONTRIBUTION. To the extent that any indemnification provided for hereunder is unavailable to an Indemnitee or is insufficient in respect of any the Indemnifiable Losses of such Indemnitee then the Indemnifying Party, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnifiable Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnitee on the other hand from the transaction or other matter which resulted in the Indemnifiable Losses or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnitee on the other hand in connection with the action, inaction, statements or omissions that resulted in such Indemnifiable Losses as well as any other relevant equitable considerations.

          9.10 SURVIVAL. All covenants and agreements of any party hereto set forth herein or in any Ancillary Agreement or other Transaction Document shall survive and continue in full force and effect after the Closing. Further, all representations and warranties contained in this Agreement, any Ancillary Agreement or any other Transaction Document shall survive the Closing and shall remain in effect for a period of two years after the Closing Date
(after which time no claims shall be made pursuant to this ARTICLE IX in respect thereof); provided, however, that (i) any representations or warranties relating to Taxation or matters under any Environmental Law or with respect to any Environmental Claim shall not expire until the running of their respective statutes of limitation, (ii) any representation or warranty which is not true when made and which is made fraudulently or with intent to defraud or mislead shall survive for a period six years after the Closing Date, and (iii) the representations and warranties contained in SECTIONS 3.7, 3.8 and 3.9 hereof shall survive indefinitely. Each of the Sellers agrees that, notwithstanding any right of any of Teltrend to fully investigate the affairs of each of the Company and Subsidiaries and notwithstanding any knowledge of facts determined or determinable by Teltrend pursuant to such investigation or right of investigation, Teltrend has the right to rely fully upon the representations, warranties, indemnities, covenants and agreements of each of the Sellers and the Company (as applicable) contained in this Agreement, any Ancillary Agreement or any other Transaction Document, all of which are material and none of which supersedes any obligation of any of the Sellers or the Company (as applicable) under any of such representations, warranties, indemnities, covenants or agreements. Nothing contained herein shall in any way be deemed to limit or otherwise compromise by reference to the passage of time, a time limitation or a specified date the ability of any Purchaser Indemnified Party to obtain indemnification from any Seller pursuant to this
ARTICLE IX with respect to any Retained Liability or breach of any covenant or agreement of any Seller and/or the Company contained herein or in any other Transaction Document.

          9.11  RELATIONSHIP TO TAX DEED.  The indemnification provided in this
ARTICLE IX shall be in addition to, and shall in no way limit or compromise, any indemnification provided under the terms of the Tax Deed, and vice versa.


                                  ARTICLE X

                                MISCELLANEOUS

          10.1 WRITTEN AGREEMENT TO GOVERN. This Agreement and the Ancillary Agreements set forth the entire understanding and supersede all prior and contemporaneous oral or written agreements among the parties hereto relating to the subject matter contained herein, and merge all prior and contemporaneous dicussions among them.

          10.2 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or any Ancillary Agreement should be held illegal, invalid or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavour in good-faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to the invalid, illegal or unenforceable provisions

          l0.3 NOTICES. Any and all notices and other communications necessary or desirable to be served hereunder shall be in writing and shall be either personally delivered or sent by prepaid same-day or overnight internationally-recognized delivery service, proof of delivery requested, or United States or United Kingdom, as applicable, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                                  (a) If to Sellers:

                                  Security Services plc
                                  Sutton Park House
                                  15 Carshalton Road
                                  Sutton
                                  Surrey SMI 4LD
                                  UK
                                  Attention: Company Secretary

                                  With a copy to:


                                  Securicor Communications Limited
                                  Sutton Park House
                                  l5 Carshalton Road
                                  Sutton
                                  Surrey SMI 4LD
                                  UK
                                  Attention: Finance Director

                                  (b) If to the Company:


                                  Securicor 3 Net Limited
                                  Ringway House
                                  Bell Road Daneshill
                                  Basingstoke Hampshire
                                  RG24 8FB
                                  UK
                                  Attention: Managing Director

                                  (c) If to Teltrend:


                                  Teltrend Inc.
                                  620 Stetson Avenue
                                  St. Charles, Illinois 60174
                                  USA
                                  Attention: Secretary


                                  With a copy to:


                                  Jenner & Block
                                  One IBM Plaza
                                  Chicago, Illinois 60611
                                  USA
                                  Attention: Timothy R. Donovan, Esq.

or to such other address or addresses as any party hereto may designate for itself from time to time in a written notice served upon the party sending the notice in accordance herewith. Any notice sent as hereinabove provided shall be deemed delivered upon receipt or refusal of delivery, except in the case of certified or registered United States or United Kingdom, as applicable, mail which shall be deemed delivered on the third Business Day next following the postmark date which it bears.

          10.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

          10.5 LAW TO GOVERN. The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of England.

          10.6 SUCCESSORS AND ASSIGNS. Neither this Agreement, nor any of the rights, duties or obligations hereunder, may be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of all other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          10.7 GENDER AND HEADINGS. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender. The headings in this Agreement are inserted for convenience or reference only and are not a part of this Agreement.

          10.8 ANNEXES. The Annexes referred to herein and attached hereto are incorporated herein by such references as if fully set forth in the text hereof.

          10.9 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties and conditions of this Agreement, any ancillary Agreement or any other Transaction Document may be waived only by a written instrument executed by the party waiving compliance. The failure or delay of any party at any time to require performance of any provisions hereof shall, in no manner, affect the right at a later date to enforce the same or any other provision. No waiver by any party of any condition, or breach of any provision, term, covenant, representation or warranty, contained in this Agreement, any Ancillary
Agreement or any other Transaction Document, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such conditon or of the breach of any other provision, term, covenant, representation or warranty of this Agreement, any Ancillary Agreement or any other Transaction Document. Any release, waiver or compromise or any other arrangement which Teltrend gives or enters into with any party to this Agreement shall not affect any right or remedy of Teltrend as regards any other party's liabilities under or in relation to this Agreement and such other party shall continue to be bound by this Agreement as if it had been the sole contracting party.

          10.10 EXPENSES. Except as otherwise expressly provided herein, the Sellers shall bear the costs and expenses of Sellers, the Company and the Subsidiaries incidental to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and Teltrend shall bear its own costs and expenses incidental to this Agreement, the Ancillary Agreement and the transactions contemplated hereby and thereby, in each case including all fees of counsel, accountants and consultants. Notwithstanding the foregoing, if this Agreement shall be terminated (i) by Teltrend pursuant to SECTION 8.1(b) hereof (other than because of any failure of a condition set forth in ARTICLE VI hereof which failure is the result of a fact, circumstance, act or omission reasonably beyond the control of any of the Sellers), Sellers shall indemnify Teltrend against its reasonable costs and expenses incidental to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, or (ii) by any Seller pursuant to SECTION 8.1(c) hereof (other than because of any failure of a condition set forth in ARTICLE VII hereof which failure is the result of a fact, circumstance, act or omission reasonably beyond the control of Teltrend), Teltrend shall indemnify Sellers against their reasonable costs and expenses incidental to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

          10.11 RECITALS. The recitals set forth above on the initial page of this Agreement are incorporated herein by this reference, and this Agreement shall be construed in light thereof.

          10.12 NO THIRD PARTY BENEFICIARIES. Except as provided in ARTICLE IX hereof (relating to Indemnitees), this Agreement is made solely for the benefit of Sellers, Teltrend and the members of the 3Net Group and shall not give rise to any rights of any kind to third parties.

          10.13 SELLERS ACTIONS UNDER TRANSACTION DOCUMENTS. For all purposes hereunder and under any Ancillary Agreement or other Transactional Document, Teltrend shall be entitled to rely on any act of or notice by any one of the Sellers as if it were the act of or notice by all of the Sellers.


                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the patties hereto have caused this Agreement to be executed as of the date first written above.

                                           SECURITY SERVICES PLC


                                           By: /s/ NIGEL GRIFFITHS
                                              --------------------------------
                                           Name:   NIGEL GRIFFITHS
                                                ------------------------------
                                           Title: DIRECTOR
                                                 -----------------------------

                                           SECURICOR COMMUNICATIONS
                                           LIMITED


                                           By: /s/ M.C. WILKINSON
                                              --------------------------------
                                           Name:   M.C. WILKINSON
                                                ------------------------------
                                           Title: DIRECTOR
                                                 -----------------------------

                                           3 NET HOLDINGS LIMITED


                                           By: /s/ M.C. WILKINSON
                                              --------------------------------
                                           Name:   M.C. WILKINSON
                                                ------------------------------
                                           Title: DIRECTOR
                                                 -----------------------------

                                           SECURICOR 3 NET LIMITED


                                           By: /s/ H.V. PARKINSON
                                              --------------------------------
                                           Name:   H.V. PARKINSON
                                                ------------------------------
                                           Title: DIRECTOR
                                                 -----------------------------


                                           TELTREND INC.



                                           By: /s/ DOUGLAS P. HERFMEYER
                                              --------------------------------
                                           Name:   DOUGLAS P. HERFMEYER
                                                ------------------------------
                                           Title: V. P. Finance
                                                 -----------------------------

                                  ANNEX 1.1

                         TO SHARE PURCHASE AGREEMENT

                  PARTICULARS OF THE SELLERS AND THE COMPANY

3 NET HOLDINGS LIMITED

COMPANY NO:                               1680698

INCORPORATED IN:                          England and Wales

REGISTERED OFFICE:                        Sutton Park House
                                          15 Carshalton Road
                                          Sutton
                                          Surrey SM1 4LD, UK

DIRECTORS:                                Dudley Fielding
                                          Nigel Griffiths
                                          Roger Wiggs
                                          Michael Wilkinson
SECRETARY:                                Anne Munson


SECURICOR COMMUNICATIONS LIMITED

COMPANY NO:                               1500752

INCORPORATED IN:                          England and Wales

REGISTERED OFFICE:                        Sutton Park House
                                          15 Carshalton Road
                                          Sutton
                                          Surrey SM1 4LD, UK

DIRECTORS:                                Andrew Parker
                                          Christopher Shirtcliffe
                                          Roger Wiggs
                                          Michael Wilkinson

SECRETARY:                                Anne Munson


SECURITY SERVICES PLC

COMPANY NO:                               57379


INCORPORATED IN:                          England and Wales


REGISTERED OFFICE:                        Sutton Park House
                                          15 Carshalton Road
                                          Sutton
                                          Surrey SM1 4LD, UK

DIRECTORS:                                Nigel Griffiths
                                          Patrick Howes
                                          Henry Mckay
                                          Christopher Shirtcliffe
                                          Roger Wiggs

SECRETARY:                                Nigel Griffiths


SECURICOR 3 NET LIMITED

COMPANY NO:                               1907195

INCORPORATED IN:
                                          England and Wales

REGISTERED OFFICE:                        Sutton Park House
                                          15 Carshalton Road
                                          Sutton
                                          Surrey SM1 4LD, UK

DIRECTORS:                                Michael Burgess
                                          Kevin Day
                                          Paul Easto
                                          Dudley Fielding
                                          Angus Gribbon
                                          Nigel Kirkland
                                          Howard Parkinson
                                          Ian Parry
                                          Michael Wilkinson
SECRETARY:
                                          Anne Munson

                                   ANNEX 1.2

                         TO SHARE PURCHASE AGREEMENT

                            PARTICULARS OF TELTREND

Corporate Name:                        Teltrend Inc.
State of Incorporation:
Registered Office:                     Delaware, U.S.A.
                                       Corporation Trust Center
                                       1209 Orange Street
                                       Wilmington, County of Newcastle,
                                       Delaware 19801,
                                       U.S.A.
Directors:                             Howard L. Kirby, Jr.
                                       Carl M. Mueller
                                       Frank T. Cary
                                       William B. Delk
                                       Bernard F. Sergesketter
                                       Harry Crutcher, III
                                       Donald R. Hollis
                                       Susan B. Major

                                  ANNEX 1.3
                                      TO
                           SHARE PURCHASE AGREEMENT

                           Dated   September   1997
                           ------------------------












                              -----------------
                              DEED OF INDEMNITY
                              -----------------

THIS DEED OF INDEMNITY the ("DEED") is made and entered into this ____ day of September, 1997, by and among SECURITY SERVICES PLC, a company incorporated in England and Wales ("SECURICOR"), SECURICOR COMMUNICATIONS LIMITED, a company incorporated in England and Wales ("SECURICOR COMMUNICATIONS"), 3 NET HOLDINGS LIMITED, a company incorporated in England and Wales ("3 NET HOLDINGS" and, together with Securicor and Securicor Communications, the "Sellers,"), TELTREND INC. a Delaware corporation (the "PURCHASER"), and the companies identified on
Schedule I hereto (the "GROUP COMPANIES").

WITNESSES as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1     The following words and phrases shall have the following meanings:

           "Affiliate"               has the meaning ascribed to that term in
                                     the Agreement.

           "Agreement"               means that certain Share Purchase
                                     Agreement, dated August __, 1997, by and
                                     among the Sellers, the Company and the
                                     Purchaser.

           "Applicable Tax Law"      has the meaning ascribed to that phrase in
                                     the Agreement.

           "Business say"            has the meaning ascribed to that phrase in
                                     the Agreement.

           "Claim for Taxation"      means any notice, demand, assessment,
                                     letter or other document issued or action
                                     taken indicating that:

                                     (a) the Purchaser or a Group Company is
                                         or may be sought to be placed under a
                                         liability to make a payment of or in
                                         respect of Taxation; or

                                     (b) a Group Company is or may be sought to
                                         be placed under a liability to repay
                                         (other than to another Group Company)
                                         any amount paid for the surrender of
                                         any group relief (as defined in
                                         Section 402(1) ICTA) or surplus
                                         advance corporation tax; or

                                     (c) any Relief or right to repayment of
                                         Taxation of a Group Company is or may
                                         be (whether in whole or in part) lost,
                                         set-off or deducted from or in
                                         computing Profits or Taxation; or

                                     (d) any of the assets of a Group Company
                                         or the Purchaser (including any shares
                                         in a Group Company) are subject to any
                                         charge or any power of sale, mortgage
                                         or charge resulting from or in
                                         consequence of any liability to
                                         inheritance tax.

                     "Closing"           has the meaning ascribed to that term
                                         in the Agreement.

                     "Closing Date"      has the meaning ascribed to that
                                         phrase in the Agreement.

                     "Company"           means Securicor 3 Net Limited, a
                                         company incorporated in England and
                                         Wales.

                     "Due Date"          has the meaning ascribed to that
                                         phrase in subclause 10.6 of this Deed.

              "Event" includes any event, transaction, act, occurrence, or omission of whatever nature, the acquisition, disposal or realization of any asset, the making of any claim relevant for taxation purposes, and the failure to take any action which would prevent or have prevented in whole or in part an apportionment of income under Chapter III of Part XI and Schedule 19 of ICTA.

              "Final Closing Balance   has the meaning ascribed to that phrase
                 Sheet"                in the Agreement.

              "Governmental            has the meaning ascribed to that term in
                Authority"             the Agreement.

              "Group Companies" or     means the companies listed on Schedule I
                "Group Company"        to this Deed.
                in the singular

              "ICTA"                   means the U.K Income and Corporation
                                       Taxes Act 1988.

              "Input Tax"              has the meaning ascribed to that phrase
                                       by Section 24 of the Value Added Tax Act
                                       1994;

              "Laws" has the meaning ascribed to that term in the Agreement.

           "Liability to Taxation"       means not only a liability to make a
                                         payment of, in respect of or relating
                                         to Taxation but also includes:

                                     (a) the loss, deducting from or in
                                         computing, or setting off against
                                         Profits or Taxation, of any Relief
                                         which would (were it not for the said
                                         loss or setting off) have been
                                         available to a Group Company and which
                                         has been taken into account in
                                         computing (and so reducing) any
                                         provision for deferred Taxation which
                                         appears in the Final Closing Balance
                                         Sheet (or which, but for the presumed
                                         availability of such Relief, would
                                         have appeared in the Final Closing
                                         Balance Sheets);

                                     (b) the deducting from or in computing, or
                                         setting off against, Profits earned,
                                         accrued or received on or before the
                                         Closing Date or Taxation arising in
                                         respect of any Event on or before the
                                         Closing Date, of any Relief which is
                                         not available on or before the Closing
                                         Date but which arises in respect of
                                         any Event occurring or period ending
                                         after the Closing Date in
                                         circumstances where but for such
                                         setting off any Group Company would
                                         have had a liability to Taxation in
                                         respect of which it or the Purchaser
                                         would have been able to make a claim
                                         under this Deed; and

                                     (c) the loss or setting off against any
                                         liability to Taxation (for which no
                                         provision has been made in preparing
                                         the Final Closing Balance Sheet and in
                                         respect of which, but for such setting
                                         off the Purchaser or a Group Company
                                         would have been able to make a claim
                                         under this Deed) of a right to
                                         repayment of Taxation which has been
                                         treated as an asset of any Group
                                         Company in preparing the Final Closing
                                         Balance Sheet;

                                     and in the cases mentioned in paragraphs
                                     (a), (b) and (c) of this definition the
                                     amount of the Liability to Taxation shall be determined in accordance with clause 4 of this Deed.

         "Output Tax"                has the meaning ascribed to that phrase by
                                     Section 24 of the Value Added Tax Act 1994.

         "Post-Closing Period"       means, with respect to any Group Company,
                                     any Tax Period commencing after the
                                     Closing Date and the portion of any
                                     Straddle Period commencing after the
                                     Closing Date.

         "Pre-Closing Period"        means, with respect to any Group Company,
                                     any Tax Period ending on or before the
                                     Closing Date and the portion of any
                                     Straddle Period ending on the Closing
                                     Date.

         "Profits"                   includes income, profits, gains (including
                                     capital gains) or the value of supplies
                                     and any other consideration, value, or
                                     receipts used or charged for taxation
                                     purposes.

           "Relief" means any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any Liability to Taxation.

           "Straddle Period"         shall mean, with respect to any Group
                                     Company, any Tax Period that begins before and ends after the Closing Date.

           "Taxation"                Includes:

                                           (a) within the United Kingdom,
                                           corporation tax, advance corporation
                                           tax, amounts corresponding to
                                           advance corporation tax, capital
                                           gains tax, income tax (including
                                           income tax required to be deducted
                                           or withheld from or accounted for in
                                           respect of any payment), the charge
                                           on payments to employers under
                                           Section 601 (1) ICTA, development
                                           land tax, inheritance tax, national
                                           insurance, capital duty, stamp duty,
                                           stamp duty reserve tax, value added
                                           tax, customs and other import or
                                           export duties and any other taxes,
                                           levies, duties, charges, imposts or
                                           withholdings, corresponding to,
                                           similar to, replaced by or replacing
                                           any of them;

                                       (b) outside the United Kingdom, any
                                       income, corporation, gross receipts,
                                       profits, gains, capital stock, capital
                                       duty, franchise, withholding, social
                                       security (including any social security
                                       charge or premium), unemployment,
                                       disability, property, wealth, welfare,
                                       stamp, excise, occupation, sales, use,
                                       transfer, value added, alternative
                                       minimum, estimated or other similar tax
                                       (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any Governmental Authority and any interest, penalties, additions to tax, or additional amounts in respect of the foregoing, and including any transferee or secondary liability in respect of any tax (whether by Law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group;

                                       where any such taxes, duties, levies,
                                       imposts or withholdings are directly or
                                       primarily chargeable against or to a
                                       Group Company (whether or not any amount in respect of the same is recoverable from any other person) or where any such taxes, duties, levies, imposts or withholdings are directly or primarily chargeable against or to a person other than a Group Company or the Purchaser to the extent that the same are payable or suffered by a Group Company together with in any such case all interest, fines, penalties, charges and losses consequential upon, incidental or relating to the imposing of any of the taxes, levies, duties, charges, imposts or withholdings referred to in paragraphs (a) and (b) of this definition to the extent that the same are payable or suffered by Purchaser or any Group Company.

           "Taxation Assessment"       means any assessment, demand or other
                                       similar form of notice of a Liability to Tax issued by or on behalf of a Tax
                                       Authority by virtue of which a Group
                                       Company is or will with the passing of
                                       time become liable to make a payment of
                                       Taxation.

           "Taxation Benefit"          means the present value of any refund,
                                       credit or reduction in otherwise
                                       required Taxation payments, including
                                       any interest payable thereon, which
                                       present value shall be computed as of
                                       the Closing Date or the first date on
                                       which the right to the refund, credit or other Taxation reduction arises or otherwise becomes available to be utilized, whichever is later, (i) using the Taxation rate applicable to the highest level of income with respect to such Taxation under the Applicable Tax
                                       Law on such date, and (ii) using the
                                       interest rate on such date imposed on
                                       corporate deficiencies paid within
                                       thirty (30) days of a notice of proposed deficiency under the U.S. Code or other
                                       Applicable Tax Law. Any Taxation Benefit shall be computed net of any related
                                       Taxation cost (which shall be computed
                                       in the same manner in which Taxation
                                       Benefits are otherwise computed pursuant to this definition).

           "Tax Authority"             has the meaning ascribed to that phrase
                                       in the Agreement.

           "Tax Period"                means, with respect to any Taxation, the
                                       period for which the Taxation is
                                       reported as provided under Applicable
                                       Tax Laws.

           "Tax Return"                has the meaning ascribed to that phrase
                                       In the Agreement.

1.2 References to Profits earned, accrued or received include Profits deemed to have been or treated as earned accrued or received for taxation purposes.

1.3 References to Profits being earned, accrued or received on or before a particular date or in respect of a particular period shall include Profits deemed for taxation purposes to have been earned, accrued or received on or before that date or in respect of that period.

1.4 References to clauses and the Schedule are to clauses and the Schedule of this Deed. Headings are for convenience only and shall not affect the construction or interpretation of this [Deed.

1.5 References to any payment, dividend or distribution paid or made on or before a particular date shall include:

              (a) any payment, dividend or distribution which on or before that date has fallen due to be made; and

              (b) any Event which has occurred on or before that date and is or has been deemed to be a payment, dividend or distribution

1.6 References to any payment, dividend or distribution shall include anything which has been deemed to be a payment, dividend or distribution for taxation purposes.

1.7 References to inheritance tax shall include references to capital transfer tax and references to the Inheritance Tax Act 1984 shall include references to the Capital Transfer Tax Act 1984.

1.8 In construing this Deed, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words and defined terms shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.9 References to any statute or statutory provision shall be construed first as a reference to such statute or statutory provision as in force at the date of this Deed and as respectively re-enacted or consolidated, and second as a reference to any statute or statutory provision of which such statute or statutory provision is a re-enactment or consolidation.

1.10 References to something being deemed or treated "for taxation purposes" in a certain way shall mean that for the purposes of any applicable Law relating to or having reference to Taxation such things are deemed or treated in the way described.

1.11 References to a "person" shall include references to any individual, corporation, limited liability company, unincorporated association, body of persons, partnership, trust or other entity or organization.

1.12 References to "claim" shall, unless the context otherwise requires, be to a claim brought under the indemnities contained in this Deed.

1.13 The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

1.14   The term "including" means including, without limitation.

2.     GENERAL PRORATION AND RESPONSIBILITY FOR TAXES

2.1    All Taxation items shall be apportioned between the Pre-Closing
       Period and the Post-Closing Period based on a closing of the books and records of each Group Company as of the Closing Date (provided that (i) any Taxation item incurred by reason of the transactions occurring on or before the Closing Date as contemplated by the Agreement shall be treated as occurring in a Pre-Closing Period and (ii) depreciation, amortization and depletion for any Straddle Period shall be apportioned on a daily pro rata basis). Notwithstanding anything to the contrary in the preceding sentence, the parties agree that for U.S. federal income Taxation purposes, Taxation items for any Straddle Period shall be apportioned between the Pre-Closing Period and the Post-Closing Period in accordance with U.S. Treasury Regulation Section 1.1502-76(b), which regulation shall be reasonably interpreted by the parties in a manner intended to achieve the method of apportionment described in the preceding sentence.

3.   INDEMNITY

3.1 Consistent with the prorations set forth in Section 2.1 above, the Sellers hereby jointly and severally agree with and undertake to the Purchaser as a separate covenant and to each Group Company to indemnify, defend and hold harmless each Group Company and the Purchaser, and keep so indemnified each Group Company and the Purchaser, against any Liability to Taxation resulting from or in respect of their respective Profits, operations, assets or activities for any Pre-Closing Period.

3.2 Without limiting the generality of Section 3.1, Sellers hereby jointly and severally agree with and undertake to the Purchaser and as a separate covenant to each Group Company to indemnify and keep indemnified each Group Company and the Purchaser against any Liability to Taxation resulting from or in respect of any of the following occurrences:

          (a) the payment of any dividend or the making of any distribution; or

          (b) the disposal or realization of any asset (including trading stock) in circumstances where the consideration (if any) actually received (or due to be received) for such disposal or realization is less than the consideration deemed to be or have been received for taxation purposes; or

          (c) the supply of any service or business facility of any kind (including a loan of money or the letting, hiring, licensing or creation of any tangible or intangible property or rights) for a consideration which was less than that which is deemed to be received for taxation purposes; or

          (d) any Event which gives rise to a Liability to Taxation on deemed (as opposed to actual) Profits; or

          (e) any Event which results in a Group Company becoming liable to pay or bear a Liability to Taxation directly or primarily chargeable against or attributable to another person (other than another Group Company or the Purchaser) or any Event which results in a Group Company becoming liable to pay or bear a Liability to Taxation under Part VIII of the Taxes Management Act 1970 or any subsequent replacing legislation; or

          (f) a Group Company ceasing, for taxation purposes, to be a member of any group or associated with any other Group Company or any Group Company ceasing to be resident in the United Kingdom; or

          (g)  any Event which results in the payment by any Group
               Company of any (or any increased) penalty, fine, interest or surcharge whatsoever in respect of or relating to Taxation; or

          (h) any supply of goods or services made by a Group Company which is not expressed to be exclusive of any Value Added Tax payable in respect of the supply in circumstances where the supply was stated or agreed, under the terms of the contract or on the invoice receipt or other document relating to the supply, to be exempt or zero-rated for Value Added Tax purposes but which is subsequently determined or found to have been a standard-rated supply; or

          (i) the failure by a Group Company to pay all income tax and National insurance premiums (both employer's and employees') due under the system commonly known in the United Kingdom as the PAYE System and the failure by a Group Company to comply with all its reporting obligations in connection with the benefits provided for employees and directors of a Group Company;

     where the relevant occurrence occurred or is deemed, for taxation purposes, to have occurred on or before the Closing Date.

3.3 Without prejudice to the generality of sub-clauses 3.1 and 3.2, the Sellers jointly and severally agree with and undertake to the Purchaser and as a separate covenant to each

     Group Company to indemnify, defend and hold harmless each Group Company and the Purchaser, and keep indemnified each Group Company and the Purchaser, against any depletion in or reduction in value of its or their assets or increase in its or their liabilities as a result of any inheritance tax which:


          (a) at the Closing Date is a charge on any of the shares or assets of any Group Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Group Company; or

          (b) after the Closing Date becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of any Group Company being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value if a charge on or power to sell, mortgage or charge any such shares or assets existed at the Closing Date or would, if the death had occurred immediately before the Closing Date and the inheritance tax payable as a result of such death had not been paid, have existed at the Closing Date; or

          (c) arises as a result of a transfer of value occurring on or before the Closing Date (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of a Group Company.


     3.4 Without prejudice to the generality of sub-clauses 3.1, 3.2 and 3.3 the Sellers jointly and severally agree with and undertake to the Purchaser and as a separate covenant to each Group Company to indemnify, defend and hold harmless each Group Company and the Purchaser, and keep indemnified each Group Company and the Purchaser, against any depletion in or reduction in value of its assets or increase in its liabilities as a result of any liability of a Group Company (other than to any other Group
     Company) to repay in whole or in part any payment for group relief or payment for the surrender of surplus advance corporation tax received pursuant to any agreement or arrangement entered into on or before the Closing Date.

3.5 Without prejudice to the generality of sub-clauses 3.1, 3.2, 3.3 and 3.4, the Sellers jointly and severally agree with and undertake to the Purchaser and as a separate covenant to each Group Company to indemnify, defend, and hold harmless each Group Company, and keep indemnified each Group Company, against any depletion in or reduction in value of its assets or increase in its liabilities as a result of such Group Company being the representative member of or treated as a member of the same group as another body corporate (other than another Group Company) for the purposes of Section 43 of the Value Added Tax Act 1994 for any prescribed accounting periods in respect of which returns have not been made or Value Added Tax (if payable) has not been accounted for except to the extent that such depletion, reduction or increase is attributable to the amount by which Output Tax exceeds deductible Input Tax in respect of supplies made by and to any of the Group Companies during such prescribed accounting periods.

3.6  Without prejudice to the generality of sub-clauses 3.1, 3.2, 3.3,
     3.4 and 3.5, the Sellers jointly and severally agree with and undertake to the Purchaser and as a separate covenant to each Group Company to indemnify, defend and hold harmless the Purchaser and each Group Company, and keep indemnified the Purchaser and each Group Company, against all costs and expenses reasonably incurred or payable in connection with or in consequence of any Claim for Taxation or any matter for which a claim may be made by the Purchaser or a Group Company.


4.   AMOUNTS PAYABLE TO THE PURCHASER OR THE GROUP COMPANY

4.1 The amount of the Liability to Taxation or, as the case may be, the amount of the depletion in or reduction in value of the assets or increase in liabilities of the Purchaser or a Group Company indemnified against under this Deed (the "Relevant Amount") shall be determined in accordance with sub-clauses 4.2 to 4.6 provided that where any Relevant Amount is paid to any person under this Deed in respect of any Claim for Taxation any other Relevant Amount which may also be due under this Deed to such person in respect of the same Claim for Taxation shall be reduced by the amount of such payment. There shall, in addition to any Relevant Amount calculated in accordance with this clause, be paid to the Purchaser such further amounts as may be due under sub-clause 3.6, clause 6, and clause 8 and sub-clause 10.6.

4.2 Where a Group Company is placed under a liability to make a payment of or in respect of Taxation, the Relevant Amount shall be the amount of such payment.

4.3 Where a Group Company suffers the loss in whole or in part, of any Relief, or a Relief is deducted from or in computing or is set off against Profits or Taxation:

          (a) if the Relief is deducted from or set off against Taxation, the Relevant Amount shall be the amount of the Relief so deducted or set off;

          (b) if the Relief is deducted from or in computing or is set off against Profits, the Relevant Amount shall be the amount of Taxation saved as a consequence of such deduction or set off; and


          (c) if the Group Company loses the Relief, the Relevant Amount shall be the amount of Taxation which would have been saved had such Relief been available on the assumption that Profits or Taxation in respect of the earliest period for which such Relief is available are such that the Relief could have been fully utilized and that such Relief would have been utilized by set off against or by deduction from or in computing any such Profits or Taxation. For this purpose any amount of Taxation actually payable as a result of the loss, denial or deprivation of Relief referred to in this paragraph (c) shall be disregarded.

4.4 Where as a result of or in consequence of a Claim for Taxation a Group Company has a right to the repayment of any Taxation nullified, canceled or reduced or has any such right to set off against any Liability to Taxation arising as a result of or in consequence of any Claim for Taxation for which a claim may be made, the Relevant Amount shall be the amount of the repayment which would otherwise have been obtained or the amount by which such repayment is reduced, as the case may be.

4.5 Where a Group Company is placed under a liability to make a repayment as described in clause 3.4, the Relevant Amount shall be the amount of such repayment.

4.6 In any other case the Relevant Amount shall be the amount of the depletion in or reduction in value of the assets or increase in the liabilities of the Purchaser or the relevant Group Company as reasonably determined by the Purchaser.


5.   POWER TO SELL: INHERITANCE TAX


     In determining for the purposes of sub-clause 3.3 whether a charge on or power to sell, mortgage or charge any of the shares or assets of any Group Company exists at any time the fact that any Taxation is not yet payable or may be paid by instalments shall be disregarded and such Taxation shall be treated as becoming due and a charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises and the provisions of Section 213 of the Inheritance Tax Act 1984 shall not apply thereto.

6.   WITHHOLDINGS AND DEDUCTIONS

6.1 All sums payable by the Sellers under this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by Law. If any such deductions or withholdings are required by Law the Sellers shall be obliged to pay such sum as will after such deduction or withholding has been made leave the amount the recipient would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

6.2 In the event that a Tax Authority seeks to charge to tax any sum paid to the Purchaser or any Group Company hereunder as a result of the indemnities or other obligations contained in this Deed or in the Agreement the Sellers shall be obligated to pay such sum as will after payment of the tax so charged leave a sum equal to the amount that would otherwise be payable under any such indemnity or obligation.

7.   REFUNDS OF TAXATION; AMENDED RETURNS; CARRYOVERS.

7.1 Subject to Section 7.3 hereof, if Purchaser or any Group Company receives a Taxation refund with respect to Taxation arising in a Pre-Closing Period, Purchaser shall pay, within the ninety (90) days following the receipt of such Taxation refund, the amount of such Taxation refund to the Sellers. If Sellers receive a Taxation refund with respect to Taxation arising in any Post-Closing Tax Period, within ninety (90) days following the receipt of such Taxation refund, Sellers will pay the amount of such Taxation refund to Purchaser.

7.2  Amended Tax Returns.

          (a) Subject to Section 7.3 hereof, any amended Tax Return or claim for Taxation refund for any Pre-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by Sellers. Sellers shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), make or cause to be made any such filing, to the extent such filing, if accepted, reasonably might change the Liability to Taxation of Purchaser or any Group Company for any Tax Period.

          (b) An amended Tax Return or claim for Taxation refund for any Straddle Period shall be filed by the Party responsible for filing the original Tax Return hereunder if either Purchaser or Seller so requests, except that such filing shall not be done without the consent (which shall not be unreasonably withheld or delayed) of Purchaser (if the request is made by Sellers) or of Sellers (if the request is made by Purchaser).

          (c) Any amended Tax Return or claim for Taxation refund for any Post-Closing Period other than a Straddle Period shall be filed, or caused to be filed, only by Purchaser, who shall not be obligated to make (or cause to be made) such filing. Purchaser shall not, without the prior written consent of Sellers (which consent shall not be unreasonably withheld or delayed) file, or cause to be filed, any amended Tax Return or claim for Taxation refund for any Post-Closing Period to the extent that such filing, if accepted, reasonably might change the Liability to Taxation of any Seller for any Pre-Closing Period.

7.3 If any Taxation loss or credit with respect to the Group Companies arising a Post-Closing Period may be carried back and included in any Tax Return filed or caused to be filed by any Seller or any Affiliate of any Seller (other than a Group Company) with respect to any of the Group Companies for any Pre-Closing Period, Purchaser may elect (at its expense) to carry back such Taxation items (subject to Sellers' consent, which consent shall not be unreasonably withheld or delayed), in which case Sellers shall pay to Purchaser amount equal to the Tax Benefit resulting from such carryback of Taxation loss or credit, provided that Sellers shall not be required to file any carryback claim unless Purchaser so requests in writing and agrees to pay the reasonable expenses related to the claim for refund.

8.   CONDUCT OF CLAIMS

8.1 Within thirty (30) Business Days of the Purchaser or any of the Group Companies becoming aware of a Claim for Taxation relevant for the purposes of this Deed, the Purchaser or such Group Company (as the case may be), shall give written notice of the Claim for Taxation to the Sellers; provided, however, that failure to give such notification shall not affect the Purchaser's or any Group Company's right to indemnification hereunder except to the extent the Sellers have actually been prejudiced as a result of such failure. If the Sellers shall indemnify and secure the relevant Group Company or Group Companies to their reasonable satisfaction against all losses, costs, damages and expenses (including, without limitation, interest on overdue Taxation), which may be incurred by the relevant Group Company or Group Companies, then the Purchaser and the relevant

     Group Company or Group Companies shall take such action and give such information and assistance in connection with the affairs of the relevant Group Company or Group Companies as the Sellers may reasonably and promptly by written notice request to avoid, resist, appeal or compromise the Claim for Taxation.

8.2 No Group Company shall be obliged to appeal against any Taxation Assessment raised on it if, having given the Sellers written notice of the receipt of that Taxation Assessment in accordance with sub-clause 8.1, it has not within twenty (20) Business Days of the giving of such notice received instructions in writing from the Sellers, in accordance with sub-clause 8.1, to make that appeal.

8.3 The Sellers shall not be entitled to request the Purchaser or a Group Company to take any action under this clause if in respect of any Claim for Taxation notified under sub-clause 8.1 it appears to the Purchaser (and would appear to a reasonably prudent business person) that either the Sellers or the relevant Group Company, whilst it was under the control of the Sellers, has committed acts or omissions which may constitute fraud or misfeasance.

8.4 For the avoidance of doubt, the actions which the Sellers may reasonably request under sub-clauses 8.1 and 8.2 shall include the relevant Group Company or Group Companies applying to postpone (so far as legally possible) the payment of any Taxation but the Sellers shall not be entitled under sub-clauses 8.1 and 8.2 to request that it be allowed to take on or take over the conduct of all or any proceedings arising in connection with the Claim for Taxation in question. The Purchaser and the relevant Group Company or Group Companies shall provide the Sellers with copies of all correspondence entered into and notes of any conversations or meetings with any Tax Authority to the extent that such correspondence or notes relate to the Claim for Taxation in question. The Sellers shall keep all such information confidential.

8.5 The relevant Group Company or the Purchaser (as the case may be) shall be at liberty without reference to the Sellers to admit, compromise, settle, discharge or otherwise deal with any Claim for Taxation after whichever is the earliest of:

     (a)  the service of a notice in writing on the relevant Group
          Company or the Purchaser by any of the Sellers to the effect that it considers the Claim for Taxation should no longer be resisted;

     (b) the expiry of a period of ten (10) Business Days following the service of a notice by the relevant Group Company or the Purchaser (as the case may be) on the Sellers requiring the Sellers to clarify or explain the terms of any request made under sub-clause 8.1; and

     (c) if appropriate, the expiration of any period prescribed by applicable legislation for the making of any appeal against either the Claim for Taxation in question or the decision of any court or tribunal in respect of any such Claim for Taxation, as the case may be.

8.6 The Sellers shall be bound to accept for the purposes of this Deed any admission, compromise, settlement or discharge of any Claim for Taxation (and the outcome of any proceedings relating thereto) made or arrived at in accordance with the provisions of this clause 8.

9.   PREPARATION AND FILING OF TAX RETURNS.


9.1 Sellers' Responsibilities. Sellers shall have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due:

     (a) any Tax Return that is required to include the operations, ownership, assets or activities of the Group Companies for Tax Periods ending on or before the Closing Date; and

     (b) all Tax Returns for any transfer Taxes or other related transfer costs to be paid by Sellers pursuant to the term hereof or the Agreement.

9.2  Purchaser's Rights and Responsibilities.

     (a) Purchaser shall have the right and obligation to timely prepare and file, or cause to be timely prepared and filed, when due, all Tax Returns that are required to include the operations, ownership, assets or activities of the Group Companies for any Tax Periods ending after the Closing Date (including all Straddle Period Tax Returns).

9.3  Preparation of Tax Returns.

     (a) Sellers shall prepare or cause to be prepared and provide to Purchaser such Taxation information as is reasonably requested by Purchaser with respect to the operations, ownership, assets or activities of the Group Companies for Pre-Closing Periods.

     (b) Each of the Sellers shall, on the one hand, and Purchaser shall, on the other, with respect to any Tax Return which such party is responsible hereunder for preparing and filing, or causing to be prepared and filed, make such Tax Return and related work papers available for review by the other parties if the Tax Return (A) is with respect to Taxation for which any of the other parties or one of its Affiliates may be liable hereunder or under Applicable Tax Law, or (B) claims Taxation Benefits which any of the other parties or one of its Affiliates is entitled to receive hereunder. The filing party shall use its reasonable best efforts to make Tax Returns available for review as required under this paragraph sufficiently in advance of the due date for filing such Tax Returns to provide the non-filing party or parties with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing, and such non-filing party shall accept the position of the filing party unless such position is contrary to the provisions of Section 9.4 hereof.

9.4. Consistency of Accounting Method. Any Tax Return which includes or is based on the operations, ownership, assets or activities of any Group Company for any Pre-Closing

     Period, and any Tax Return which includes or is based on the operations, ownership, assets or activities of any Group Company for any Post-Closing Period to the extent the items reported on such Tax Return might reasonably increase any Taxation liability of any Seller for any Pre-Closing Period or any Straddle Period shall be prepared in accordance with past Taxation accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Applicable Tax Law), in accordance with reasonable Taxation accounting practices selected by the filing party with respect to such Tax Return under this Deed with the consent (not to be unreasonably withheld or delayed) of the non-filing party or parties.

10.  PROTECTION OF PURCHASER AND THE GROUP COMPANIES

     Notwithstanding anything to the contrary in clause 8, neither the Purchaser nor any Group Company shall be obliged to take any action, the effect of which is, or is reasonably likely, to increase the amount of Taxation payable by the Group Companies or the Purchaser in respect of accounting periods ending after the Closing Date beyond what that liability would have been but for the taking of that action, and shall not be obliged to take any action the effect of which is reasonably foreseeable to be likely to prejudice the ability of the Group Companies to order their affairs in such a way as to minimize their liability to Taxation in respect of any such later accounting periods.

11.  DUE DATE FOR PAYMENT

11.1 Where a Liability to Taxation to which this Deed applies involves the Purchaser or the relevant Group Company being placed under a liability to make a payment or increased payment of Taxation (including, without limitation, any case where a payment under this Deed itself results in further Taxation becoming due), the Sellers shall pay to the Purchaser (or the relevant Group Company) in cleared funds the amount claimed in respect of that Liability to Taxation under this Deed or any further amount which the

     Sellers are liable to pay by virtue of clause 6 on or before the date which is the later of the date five (5) Business Days after demand is made by the Purchaser and the second Business Day prior to the date on which the Taxation in question is payable to the Tax Authority demanding the same.

11.2 Where a Claim for Taxation to which this Deed applies involves the reduction, nullification or cancellation of a right to a repayment of Taxation, the Sellers shall pay to the Purchaser (or the relevant Group Company) the amount claimed under this Deed in respect of that Claim for Taxation on or before the date which is the later of the date five (5) Business Days after demand is made by the Purchaser and, in the case of a reduced repayment, the date such reduced repayment is received, or in the case of a nullified or canceled repayment the date when such repayment would have been due were it not for its nullification or cancellation (which latter date for the purposes of this Deed shall, where no due date for repayment is specified by any applicable legislation, be deemed to be the date fifteen (15) Business Days after the date on which the relevant claim for repayment has been made or, if no such claim was required, the date fifteen Business Days after the date on which all the relevant facts giving rise to the repayment were provided or available to the Tax Authority concerned).

11.3 Where a Claim for Taxation to which this Deed applies involves the loss, deduction or set off of any Relief, the Sellers shall pay to the Purchaser (or the relevant Group Company) the amount claimed under this Deed in respect of that Claim for Taxation on or before the date whichever is the later of the date five (5) Business Days after demand is made by the Purchaser or the Group Company concerned, as the case may be, and:

          (a) in a case where such Relief is deducted from or in computing or is set off against Profits or Taxation, the date when the Taxation saved as a result would otherwise have been payable to the Taxation Authority demanding the same; and

          (b) in a case where a Group Company loses (in whole or in part) such Relief, the date when the Taxation (for which the Group Company would be liable as a result of such loss) would be payable to the Tax Authority demanding the same on the assumption that such Taxation would be payable in respect of the earliest period for which the relevant Relief would have been available. For this purpose, any actual Claim for Taxation which results from the loss of the Relief shall be disregarded.

11.4 Where an amount is claimed under this Deed by virtue of the provisions of sub-clause 3.4, the Sellers shall pay to the Purchaser the amount claimed under the said sub-clause on or before the date whichever is the later of five (5) Business Days after demand is made by the Purchaser and the fifth Business Day prior to the date on which an amount is repaid to the person demanding the same in the circumstances described in sub-clause 3.4.

11.5 Where an amount is claimed under sub-clause 3.6 the Sellers shall pay to the Purchaser or the relevant Group Company the amount claimed on or before the date which is five (5) Business Days after demand is made for the same.

11.6 Any sums not paid by the Sellers on the date specified in sub-clauses 11.1 to 11.5 for payment of the same (the "Due Date") shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) from the Due Date at the rate per annum of the base rate of National Westminster Bank plc applicable from time to time (or in, the absence of such rate at such similar rate as the Purchaser shall select) plus four percent to and including the day of actual payment of such sums, such interest to be compounded quarterly. Such interest shall be paid on the demand of the Purchaser or the relevant Group Company concerned.

12.  NOTICES, SERVICE OF PROCEEDINGS AND GOVERNING LAW

12.1 Any notice to be given under this Deed shall be given in accordance with the notice provisions of Section 10.3 of the Agreement.

12.2 This Deed shall be governed by English law and the parties submit to the exclusive jurisdiction of the English Courts.

13.  SPECIAL PROVISIONS REGARDING GROUP RELIEF

     If requested to do so by Securicor, the Company, subject to the restrictions imposed by Sections 402 to 413 inclusive ICTA, agrees to consent to the surrender of losses, in respect of the financial year to 30th September 1997, to Securicor or any Affiliate of Securicor and in consideration for giving such consent the Company shall be paid an amount equal to 33% of the amount of losses surrendered, such payment to be made on 1st July 1998. In the event that the amount of losses which Securicor is requesting the Company to surrender is not determined by 1st July 1998 then payment when made (such payment to be made in any event by 30 September 1999 or the date the losses are determined, whichever is the earlier), will be subject to an interest charge from 1 July 1998 to the actual date of payment at the annual rate of LIBOR (as defined in the Agreement) plus 100 basis points compounded annually.

     IN WITNESS WHEREOF, the parties hereto caused this Deed to be executed as of the date first written above.


SECURITY SERVICES PLC


By:_____________________
Title:__________________


SECURICOR COMMUNICATIONS LIMITED


By:_____________________
Title:__________________


3 NET HOLDINGS LIMITED


By:_____________________
Title:__________________


SECURICOR 3 NET LIMITED


By:_____________________
Title:__________________

WISDM LIMITED


By:___________________
Title:________________


SECURICOR 3NET INC.


By:___________________
Title:________________


SECURICOR 3NET (BEIJING) NETWORKING CO. LIMITED


By:___________________
Title:________________


TELTREND INC.


By:___________________
Title:________________


SECURICOR 3NET (NDL) LIMITED


By:___________________
Title:________________


SECURICOR 3NET (PTY) LIMITED


By:___________________
Title:________________

                                  SCHEDULE I

                               GROUP COMPANIES


     Securicor 3 Net Limited, a company incorporated in England and Wales.

     Wisdm Limited, a company incorporated in England and Wales.

     Securicor 3 Net Inc., a Delaware company.

     Securicor 3Net (NDL) Limited, a company organized under the laws of New Zealand.

     Securicor 3Net Pty Limited, a company organized under the laws of the state of Queensland, Australia.

     Securicor 3Net (Beijing) Networking Co. Limited, a company organized under the laws of China.

                             ANNEX 2.3 (b) (xiii)

                                      TO

                           SHARE PURCHASE AGREEMENT

                     INTELLECTUAL PROPERTY TO BE ASSIGNED

All right, title and interest in and to the following trademarks (including any associated logos and goodwill) held by Securicor Telesciences, Inc. or Axiom Inc., including the related applications for registration pending before the United States Patent and Trademark Office:


         MARK:

         Connect iQ

         Secure iQ

         Network iQ

         Remote iQ